                                                                   Exhibit 10.5

           Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.



                            SOFTWARE LICENSE, DEVELOPMENT

                                         AND

                                  SERVICES AGREEMENT

                                       BETWEEN

                           TUMBLEWEED SOFTWARE CORPORATION

                                         AND

                     UNITED PARCEL SERVICE GENERAL SERVICES, CO.


                             EFFECTIVE DECEMBER 19, 1997

                                  TABLE OF CONTENTS
                                      PAGE

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     a.   "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     b.   "Application Program Interfaces" . . . . . . . . . . . . . . . . . .1
     c.   "Authorized Shipping Outlet" . . . . . . . . . . . . . . . . . . . .1
     d.   "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     e.   "Client Software". . . . . . . . . . . . . . . . . . . . . . . . . .2
     f.   "Confidential Information" . . . . . . . . . . . . . . . . . . . . .2
     g.   "Critical Defect". . . . . . . . . . . . . . . . . . . . . . . . . .2
     h.   "Custom Client Software" . . . . . . . . . . . . . . . . . . . . . .2
     i.   "Custom Server Software" . . . . . . . . . . . . . . . . . . . . . .2
     j.   "Custom Software". . . . . . . . . . . . . . . . . . . . . . . . . .2
     k.   "Dedicated Support Personnel" or "DSP" . . . . . . . . . . . . . . .2
     l.   "Derivative Work". . . . . . . . . . . . . . . . . . . . . . . . . .3
     m.   "Detailed Design Specifications" . . . . . . . . . . . . . . . . . .3
     n.   "Documentation". . . . . . . . . . . . . . . . . . . . . . . . . . .3
     o.   "Enhancement". . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     p.   "Functional Specifications". . . . . . . . . . . . . . . . . . . . .4
     q.   "Major Defect" . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     r.   "Messaging Service". . . . . . . . . . . . . . . . . . . . . . . . .4
     s.   "Minor Defect" . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     t.   "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     u.   "Phase I Software" . . . . . . . . . . . . . . . . . . . . . . . . .4
     v.   "Phase II Software". . . . . . . . . . . . . . . . . . . . . . . . .4
     w.   "Project". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     x.   "Server Software". . . . . . . . . . . . . . . . . . . . . . . . . .5
     y.   "Services" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     z.   "Software" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     aa.  "Source Code". . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     bb.  "Specifications" . . . . . . . . . . . . . . . . . . . . . . . . . .5
     cc.  "Standard Software". . . . . . . . . . . . . . . . . . . . . . . . .5
     dd.  "Supported Datacenter" . . . . . . . . . . . . . . . . . . . . . . .6
     ee.  "Trade Secret" . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     ff.  "Transaction". . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     gg.  "Tumbleweed Marks" . . . . . . . . . . . . . . . . . . . . . . . . .6
     hh.  "UPS Information". . . . . . . . . . . . . . . . . . . . . . . . . .6
     ii.  "UPS Inventions" . . . . . . . . . . . . . . . . . . . . . . . . . .6
     jj.  "Use". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6


                                       i


2.   Software Development. . . . . . . . . . . . . . . . . . . . . . . . . . .7
     a.   Initial Phases . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     b.   Subsequent Phases. . . . . . . . . . . . . . . . . . . . . . . . . .7
     c.   Functional Specifications for Subsequent Phases. . . . . . . . . . .7
     d.   Detailed Design Specifications . . . . . . . . . . . . . . . . . . .8
     e.   Acceptance of Specifications . . . . . . . . . . . . . . . . . . . .8
     f.   Programming and Tumbleweed Testing . . . . . . . . . . . . . . . . .8
     g.   On-Site Installation Support . . . . . . . . . . . . . . . . . . . .8
     h.   Designation of Project Coordinators. . . . . . . . . . . . . . . . .9
     i.   Progress Reports . . . . . . . . . . . . . . . . . . . . . . . . . .9
     j.   Extensions of Time . . . . . . . . . . . . . . . . . . . . . . . . 10
     k.   Termination of Development Services. . . . . . . . . . . . . . . . 12

3.   Modifications to Specifications . . . . . . . . . . . . . . . . . . . . 12
     a.   Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     b.   Accepted Changes . . . . . . . . . . . . . . . . . . . . . . . . . 12

4.   Implementation and Acceptance . . . . . . . . . . . . . . . . . . . . . 12
     a.   Implementation Schedule. . . . . . . . . . . . . . . . . . . . . . 12
     b.   Acceptance Testing . . . . . . . . . . . . . . . . . . . . . . . . 13
     c.   Interim Testing. . . . . . . . . . . . . . . . . . . . . . . . . . 15

5.   Licenses and Proprietary Rights . . . . . . . . . . . . . . . . . . . . 15
     a.   Server Software. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     b.   Client Software. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     c.   Ownership of Custom Software . . . . . . . . . . . . . . . . . . . 16
          i.     UPS Inventions. . . . . . . . . . . . . . . . . . . . . . . 16
          ii.    UPS Information . . . . . . . . . . . . . . . . . . . . . . 17
     d.   Ownership of Customer Data . . . . . . . . . . . . . . . . . . . . 17
     e.   Tumbleweed Trademarks and Trade Names. . . . . . . . . . . . . . . 18
     f.   Developer Kits (and Localization Kits) . . . . . . . . . . . . . . 18
     g.   Interface Information. . . . . . . . . . . . . . . . . . . . . . . 20
     h.   Documentation Licences . . . . . . . . . . . . . . . . . . . . . . 21
     i.   UPS Intellectual Property. . . . . . . . . . . . . . . . . . . . . 21
     j.   No Other Licenses. . . . . . . . . . . . . . . . . . . . . . . . . 21

6.   Fees and Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     a.   License Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     b.   Royalties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     c.   [      *      ]. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     d.   Royalty Payments . . . . . . . . . . . . . . . . . . . . . . . . . 22
     e.   Royalties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     f.   Demonstration and Internal Use . . . . . . . . . . . . . . . . . . 23

---------------

         [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


                                        ii


     g.   Initial Phase Development Fee. . . . . . . . . . . . . . . . . . . 24
     h.   Development Fees for Subsequent Phases . . . . . . . . . . . . . . 24
     i.   Software Maintenance and Support Services. . . . . . . . . . . . . 24
     j.   Dedicated Support Personnel. . . . . . . . . . . . . . . . . . . . 25
     k.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     l.   Commission for Referrals . . . . . . . . . . . . . . . . . . . . . 25
     m.   Sales and Use Taxes. . . . . . . . . . . . . . . . . . . . . . . . 26
     n.   Payment Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     o.   Payment Discrepancies. . . . . . . . . . . . . . . . . . . . . . . 26
     p.   Time and Materials Fees. . . . . . . . . . . . . . . . . . . . . . 27

7.   Marketing, Distribution and Offering of Messaging Service . . . . . . . 27
     a.   Marketing Plan . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     b.   Distribution of Client Software. . . . . . . . . . . . . . . . . . 28
     c.   Trademark Usage. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     d.   End User Support . . . . . . . . . . . . . . . . . . . . . . . . . 28
     e.   Marketing Flexibility. . . . . . . . . . . . . . . . . . . . . . . 28
     f.   Additional Marketing and Sales Support . . . . . . . . . . . . . . 29

8.   Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     a.   Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     b.   Compatibility. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     c.   Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     d.   [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . 30
     e.   Reliability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     f.   [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . 31
     g.   Locks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     h.   Viruses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     i.   Millennium . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     j.   Warranty Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . 32

9.   Software Support Services . . . . . . . . . . . . . . . . . . . . . . . 32
     a.   Notification of Defects. . . . . . . . . . . . . . . . . . . . . . 32
     b.   Enhancements . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     c.   Second Level Support . . . . . . . . . . . . . . . . . . . . . . . 33
     d.   Supported Datacenter Support . . . . . . . . . . . . . . . . . . . 34
     e.   Remedial Efforts by Tumbleweed . . . . . . . . . . . . . . . . . . 34
     f.   Termination of Maintenance . . . . . . . . . . . . . . . . . . . . 37
     g.   Maintenance Exclusions . . . . . . . . . . . . . . . . . . . . . . 37

10.  Confidential Information. . . . . . . . . . . . . . . . . . . . . . . . 38
     a.   Non-Disclosure of Trade Secrets and Confidential Information . . . 38
     b.   Return of Materials. . . . . . . . . . . . . . . . . . . . . . . . 38


                                         iii


     c.   Third Party Materials. . . . . . . . . . . . . . . . . . . . . . . 39
     d.   Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     e.   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

11.  Source Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     a.   Right to Use Source Code . . . . . . . . . . . . . . . . . . . . . 39
     b.   Source Code Escrow . . . . . . . . . . . . . . . . . . . . . . . . 39
     c.   Verification of Escrow Deposit(s). . . . . . . . . . . . . . . . . 40
     d.   Ownership of Modifications Made by UPS . . . . . . . . . . . . . . 40
     e.   Source Code License. . . . . . . . . . . . . . . . . . . . . . . . 40
     f.   Discontinuance of Marketing. . . . . . . . . . . . . . . . . . . . 41

12.  Training Services . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

13.  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     a.   Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . 41
     b.   Changes in Law and Regulations . . . . . . . . . . . . . . . . . . 42

14.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     a.   Proprietary Rights Indemnification . . . . . . . . . . . . . . . . 42
     b.   Tumbleweed's General Indemnity . . . . . . . . . . . . . . . . . . 43
     c.   UPS's General Indemnity. . . . . . . . . . . . . . . . . . . . . . 43
     d.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

15.  Co-Promotion and Co-Advertising . . . . . . . . . . . . . . . . . . . . 44

16.  Term and Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 44
     a.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     b.   Termination by Tumbleweed; Escalation. . . . . . . . . . . . . . . 44
     c.   Consequences of Termination. . . . . . . . . . . . . . . . . . . . 45

17.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     a.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     b.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 46
     c.   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     d.   Relationship of the Parties. . . . . . . . . . . . . . . . . . . . 46
     e.   Amendments and Modifications . . . . . . . . . . . . . . . . . . . 47
     f.   Personal Pronouns; Headings. . . . . . . . . . . . . . . . . . . . 47
     g.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     h.   No Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     i.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     j.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     k.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . 49


                                         iv


     l.   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     m.   Personnel Rules and Regulations. . . . . . . . . . . . . . . . . . 49
     n.   Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     o.   Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . 49
     p.   No Consequential Damages . . . . . . . . . . . . . . . . . . . . . 50

                 SOFTWARE LICENSE DEVELOPMENT AND SERVICES AGREEMENT


     THIS SOFTWARE LICENSE DEVELOPMENT AND SERVICES AGREEMENT (this "Agreement") is made and entered into effective as of the 19th day of December, 1997, by and between TUMBLEWEED SOFTWARE CORPORATION ("Tumbleweed"), a California corporation with offices at 2010 Broadway Street, Redwood City, California 94063, and UNITED PARCEL SERVICE GENERAL SERVICES CO. ("UPS"), a Delaware corporation with offices at 55 Glenlake Parkway, Atlanta, Georgia 30328, and which is authorized to conduct business in the State of New York.

     1. DEFINITIONS. For purposes of this Agreement, the following terms have the meetings set forth below:

          a. "AFFILIATE" means, with respect to UPS, any entity which controls, is controlled by or is under common control with UPS, or any partnership, joint venture, consortium or other such entity in which UPS or its Affiliates have any material form of ownership. For purposes of this definition of Affiliate, "material form of ownership" shall be deemed to include partnerships, joint ventures, consortiums or other entities in which UPS or its Affiliates have at least a thirty percent (30%) ownership interest. The
definition of Affiliate shall specifically exclude [     *     ] and any
successor entity thereof.

          b. "APPLICATION PROGRAM INTERFACES" OR "APIS" mean those portions of the Software required to enable external applications to interface into and with the Software.

          c. "AUTHORIZED SHIPPING OUTLET" means any third party authorized shipping outlet or UPS, or any third party which resells the UPS portfolio of services, which third party is designated by UPS to provide the Messaging Service. UPS shall provide written notice to Tumbleweed of the identity of each such Authorized Shipping Outlet from time to time.

          d. "BUSINESS DAY" means (i) with respect to any time period within which UPS must respond or otherwise perform some action, Monday through Friday, excluding any holidays recognized by UPS as company-wide holidays; and (ii) with respect to any time period within which Tumbleweed must respond or otherwise perform some action, Monday through Friday, excluding any holidays recognized by Tumbleweed as company-wide holidays. All time period references in this Agreement to "days" other than Business Days shall be deemed to refer to calendar days.


---------------

         [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential             1                      December 18, 1997

          e. "CLIENT SOFTWARE" means the client-based portions of the pre-existing computer software programs described in Exhibit A hereto, together with the Documentation therefor and all Enhancements thereto. The Client Software furnished hereunder shall be in machine readable object code form.

          f. "CONFIDENTIAL INFORMATION" shall mean any data or information that is of value to and is not generally known to competitors of the party which owns and/or discloses such data or information, and that (i) in the case of data or information which has been reduced to tangible form, is marked clearly and conspicuously with a legend identifying such data or information as confidential or proprietary, or (ii) in the case of data or information communicated orally, is denominated as confidential or proprietary at the time of disclosure and confirmed in a writing by the disclosing party, summarizing such data or information within a reasonable period of time thereafter. Confidential Information also includes any information described in this subsection (f) which either party obtains from another party under an obligation of confidentiality.

          g. "CRITICAL DEFECT" means the failure of the Software to conform to the Detailed Design Specifications such that any critical function of the Messaging Service is inoperable and no immediate circumvention is possible.

          h. "CUSTOM CLIENT SOFTWARE" means the client-based portions of the computer software programs, and any and all portions thereof, developed by Tumbleweed pursuant to this Agreement. The Custom Client Software includes, without limitation, the client-based portions of the Phase I Software and the client-based portions of the Phase II Software, and the Documentation therefor and all Enhancements thereto. Unless otherwise specified in the applicable Specifications, all Custom Client Software furnished hereunder shall be in machine readable object code form.

          i. "CUSTOM SERVER SOFTWARE" means the server-based portions of the computer software programs, and any and all portions thereof, developed by Tumbleweed pursuant to this Agreement. The Custom Server Software includes, without limitation, the server-based portions of the Phase I Software and the server-based portions of the Phase II Software, and the Documentation therefor and all Enhancements thereto. Unless otherwise specified in the applicable Specifications, all Custom Server Software furnished hereunder shall be in machine readable object code form.

          j. "CUSTOM SOFTWARE" means the Custom Server Software and the Custom Client Software, collectively.

          k. "DEDICATED SUPPORT PERSONNEL" OR "DSP" means the person(s) who shall be (i) assigned to one (1) or more UPS data centers, (ii) dedicated to assisting UPS with the ongoing support and maintenance of the Software, including without limitation, assisting UPS in performance of its first level support obligations, and (iii) physically present at the relevant UPS


UPS/Tumbleweed Confidential             2                      December 18, 1997
data center(s) during UPS Business Hours and available by pager twenty-four (24) hours per day, seven (7) days per week.

          l. "DERIVATIVE WORK" means a work which is based upon one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such pre-existing work(s) may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such pre-existing work(s), would constitute a copyright infringement.

          m. "DETAILED DESIGN SPECIFICATIONS" means the detailed description of the Software to be developed and/or provided by Tumbleweed during any Phase (as defined in Section 2 below) of the Project, together with the detailed description of all Enhancements to such Software (provided that in no event shall Tumbleweed be obligated to prepare Detailed Design Specifications for Enhancements that are not developed specifically for UPS). The Detailed Design Specifications shall include, at a minimum, system flow charts, program descriptions, file layouts, database structures, report layouts and screen layouts, interface requirements and layouts, conversion requirements and layouts, equipment requirements and acceptance test plans for the Software. For Enhancements that are not developed specifically for UPS, the specifications created by Tumbleweed for such Enhancements shall be treated as Detailed Design Specifications for such Enhancements. Following preparation and acceptance of the Detailed Design Specifications by UPS with respect to any Phase(s) subsequent to Phase II of the Project, as provided for in Section 2(d), such Detailed Design Specifications, with respect to such Phase(s), shall supercede and replace the Functional Specifications for such Phase(s). In the event that Detailed Design Specifications are not prepared with respect to any subsequent Phase(s) of the Project, the term "Detailed Design Specifications," as used herein with respect to such Phase(s), shall be deemed to mean the Functional Specifications for such Phase(s). The term "Detailed Design Specifications," as used herein with respect to Phases I and II of the Project, shall be deemed to refer solely to the Specifications for such Phases set forth in Exhibits A and B hereto. In the event that any Detailed Design Specifications hereunder include any disclaimer or other limitation of warranty or liability which conflicts with any of the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control and such disclaimers and limitations shall not apply.

          n. "DOCUMENTATION" means all detailed user and operational manuals, instructions and other documentation for the Software, and all training manuals and routines designed to train users in the operation of the Software (including without limitation, the Custom Client Software and the Custom Server Software). All Documentation supplied on disks must be in machine readable form.

          o. "ENHANCEMENT" means any modifications, enhancements, revisions (including, without limitation, revisions to support new releases of any operating system), corrections, updates, upgrades, new versions, additions, extensions, interfaces, new platforms, and improvements of any type made by or on behalf of Tumbleweed to the Software (where


UPS/Tumbleweed Confidential             3                      December 18, 1997

Tumbleweed has the right to distribute such Enhancements) and which are made available by Tumbleweed to UPS or which are made generally commercially available by Tumbleweed to its customers. For the purposes of this Agreement, software shall be "generally commercially available" when Tumbleweed lists such software on a standard price sheet or makes such software available for fee-free download by customers or makes such software available to five (5) or more Persons for use on a revenue generating basis.

          p. "FUNCTIONAL SPECIFICATIONS" means the description of the Software to be developed and/or provided by Tumbleweed during any Phase (as defined in Section 2 below) of the Project. In the event that any Functional Specifications hereunder include any disclaimer or other limitation of warranty or liability which conflicts with any of the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control and such disclaimers and limitations shall not apply.

          q. "MAJOR DEFECT" means the failure of the Software to conform to the Detailed Design Specifications such that either (i) and critical function of the Software is inoperable, but immediate circumvention is possible, or (ii) any major (non-critical) function of the Software is inoperable and no immediate circumvention is possible.

          r. "MESSAGING SERVICE" means the electronic delivery/messaging service to be offered by UPS and/or any of its Affiliates and Authorized Shipping Outlets, for the electronic delivery (and related transaction attestation services) of digital representations, including without limitation, textual messages, photographic images, audio, video, graphics, computer software and/or other information or content.

          s. "MINOR DEFECT" means any failure of the Software to conform to the Detailed Design Specifications in a manner not covered by Critical Defects and/or Major Defects.

          t. "PERSON" means any individual, or any corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, incorporated organization or other legal entity.

          u. "PHASE I SOFTWARE" means the computer software programs, and any and all portions thereof, developed by Tumbleweed pursuant to this Agreement, as described in the Phase I portion of the Specifications. Except to the extent specified in the applicable Specifications, the Phase I Software furnished hereunder shall be in machine readable object code form.

          v. "PHASE II SOFTWARE" means the computer software programs, and any and all portions thereof, developed by Tumbleweed pursuant to this Agreement, as described in the Phase II portion of the Specifications. Except to the extent specified in the applicable Specifications, the Phase II Software furnished hereunder shall be in machine readable object code form.


UPS/Tumbleweed Confidential             4                      December 18, 1997

          w. "PROJECT" means the design, development, installation and testing of the Software.

          x. "SERVER SOFTWARE" means the server-based portions of the pre-existing computer software programs described in Exhibit A hereto, together with the documentation therefor and all Enhancements thereto. The Server Software furnished hereunder shall be in machine readable object code form.

          y. "SERVICES" means all work to be provided by Tumbleweed under the terms of this Agreement.

          z. "SOFTWARE" means the Standard Software and the Custom Software, collectively.

          aa. "SOURCE CODE" means a copy of the source code corresponding to the Software, including all updates to the source code of the Software delivered to the Escrow Agent from time to time pursuant to Section 11 of this Agreement, plus any pertinent associated commentary or explanation that may be necessary to render the source code understandable and usable by highly-trained computer programmers. The Source Code shall be in a format and on a storage medium suitable for loading onto customary development platforms, and shall not be encrypted. Insofar as the Software includes any computer software programs or other material which are proprietary to Persons other than Tumbleweed, and for which Tumbleweed has no right to deposit such source code, the Source Code shall not include the source code for any such third party computer software programs, but shall include object code modules therefor where Tumbleweed has the right to deposit such materials. Insofar as the "development environment" employed by Tumbleweed for the development, maintenance and implementation of the Source Code includes any device, programming, or documentation not commercially available to UPS on reasonable terms through readily known sources other than Tumbleweed, the Source Code shall include al such devices, programming, or documentation. The foregoing reference to such "development environment" is intended to apply to any programs, including compilers, "workbenches," tools, and higher-level (or "Proprietary") languages, used by Tumbleweed for the development, maintenance and implementation of the Source Code. The Source Code for the Standard Software shall be deemed to be Tumbleweed's Trade Secret.

          bb. "SPECIFICATIONS" mean the Functional Specifications and/or the Detailed Design Specifications, individually and collectively.

          cc. "STANDARD SOFTWARE" means the Server Software and the Client Software, collectively.


UPS/Tumbleweed Confidential             5                      December 18, 1997
          dd. "SUPPORTED DATACENTER" means the UPS data processing facility(ies) that will use the Software to operate the Messaging Service, for which UPS has elected to secure the Services of the Dedicated Support Personnel.

          ee. "TRADE SECRET" shall mean any Confidential Information of the party which owns and/or discloses such information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other person who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets specifically include any Confidential Information described in this subsection (ee) which either party obtains from another party under an obligation of confidentiality.

          ff.  "TRANSACTION" means any [                *                  ]

          gg. "TUMBLEWEED MARKS" mean the "Tumbleweed" and "Tumbleweed Posta" trademarks, the 'Tumbleweed" logo, and any other trademark, trade name or service mark of Tumbleweed relating to products and/or services involving Internet or intranet delivery systems.

          hh. "UPS INFORMATION" means those portions of technical information, computer or other specifications, documentation, works of authorship and other creative works, written, oral or otherwise expressed, originated by Tumbleweed or any of its employees, consultants, representatives or agents (collectively, "Associates") in the course of performing work under this Agreement in connection with any component or portion of the Custom Software for which the applicable Specifications indicate that UPS will won such component or portion.

          ii. "UPS INVENTIONS" mean those specific inventions, discoveries and improvements which are conceived, first reduced to practice, made or developed in the course of work performed under this Agreement by Tumbleweed or by one or more of its Associates in connection with any component or portion of the Custom Software for which the applicable Specifications indicate that UPS will own such component or portion.

          jj. "USE" means access, configure, reproduce, execute, display, perform, employ, load, process, run and/or utilize the Software and, upon release of the Source Code for


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential             6                      December 18, 1997
the Software to UPS pursuant to Section 11 hereof and/or the Escrow Agreement attached hereto as Exhibit F, solely with respect to such Source Code, shall also include the right to Use such Source Code (solely as permitted by the Source Code License set forth in Section 11(e)). In the event that the applicable Specifications indicate that the Source Code for any portions of the Custom Software developed thereunder will be provided to UPS, the term "Use" shall also include the right to Use, modify, maintain, update and/or create Derivative Works of the Source Code for such Custom Software, so long as such Use does not disclose any Tumbleweed Trade Secrets.

     2. SOFTWARE DEVELOPMENT. The Software will be developed and/or provided by Tumbleweed in two or more phases (the "Phases"), in accordance with the following terms and procedures:

          a. INITIAL PHASES. During Phase I of the Project, Tumbleweed will provide to UPS the development and implementation Services, and the associated Software deliverables, identified or described in the Specifications set forth in Exhibit A hereto, covering the Standard Software and the Phase I Software. During Phase II of the Project, Tumbleweed will provide to UPS the development and implementation Services, and the associated Software deliverables, identified or described in the Specifications set forth in Exhibit B hereto, covering the Phase II Software.

          b. SUBSEQUENT PHASES. Tumbleweed agrees to provide to UPS, as requested by UPS from time to time, software development and other Services in connection with subsequent Phases of this Agreement. Except as may be specifically agreed in writing by the parties, the terms and conditions of this Agreement shall apply to each such subsequent Phase which is proposed by UPS and accepted by Tumbleweed for the furnishing of such Services. Each such Phase will generally be defined by a set of mutually agreed Functional Specifications, which will contain a description of the tasks to be performed by Tumbleweed, the Software, Documentation and other deliverables to be provided by Tumbleweed, a schedule of performance and either a schedule of payments (for fixed price work) or a statement of Tumbleweed's then-current rates (for work performed on a time and materials basis). The Functional Specifications may include such additional terms and conditions as the parties may agree to include.

          c. FUNCTIONAL SPECIFICATIONS FOR SUBSEQUENT PHASES. Within ten (10) Business Days after the delivery of any Functional Specifications to Tumbleweed (unless a longer period is reasonably required), Tumbleweed shall either (i) accept the Functional Specifications in writing, or (ii) notify UPS if Tumbleweed objects to any part of the Functional Specifications, specifying with particularity and in good faith the changes which Tumbleweed desires in order to accept the Functional Specifications. The parties agree that Tumbleweed's concerns regarding ownership issues relating to any Custom Software to be developed pursuant to the proposed Functional Specifications shall constitute "good faith" concerns of the purposes of this Agreement. Within ten (10) Business Days of delivery of any objections to the Specifications, UPS and Tumbleweed shall confer in order to resolve Tumbleweed's objections, and UPS


UPS/Tumbleweed Confidential             7                      December 18, 1997
shall resubmit the Functional Specifications to Tumbleweed. Within ten (10) Business Days of the delivery of the revised Functional Specifications, Tumbleweed shall either (i) accept the revised Functional Specifications in writing, (ii) notify UPS if it continues to object to any part of the Functional Specifications, or (iii) decline to perform such Services relating to the proposed Functional Specifications. If the parties are unable to agree in writing to a set of Functional Specifications within thirty (30) days of the delivery of the revised Functional Specifications, then any proposed development Services relating to that particular Phase shall be deemed terminated.

          d. DETAILED DESIGN SPECIFICATIONS. With respect to each Phase beyond Phase II of the Project, Tumbleweed shall, with UPS's cooperation and at no additional charge to UPS, gather the necessary detailed requirements and develop and deliver to UPS a set of Detailed Design Specifications based upon the Functional Specifications which have been mutually agreed by the parties with respect to such Phase. The Detailed Design Specifications shall be delivered to UPS on or before the specified time set forth in the applicable Functional Specifications. Within ten (10) Business Days of the delivery of the Detailed Design Specifications to UPS, UPS shall notify Tumbleweed in writing of its acceptance or rejection of the Detailed Design Specifications. If the Detailed Design Specifications are rejected, UPS will specify the reasons for such rejection and Tumbleweed shall have ten (10) Business Days to revise and re-deliver amended Detailed Design Specifications to UPS for acceptance. Once accepted by UPS, the Detailed Design Specifications shall supersede the Functional Specifications for that portion of the Project to which the Detailed Design Specifications relate. If UPS rejects the amended Detailed Design Specifications, UPS's sole and exclusive remedy shall be to terminate the particular phase to which UPS's rejection relates.

          e. ACCEPTANCE OF SPECIFICATIONS. Upon acceptance of the Specifications for any Phase of the Project such Specifications shall be deemed to be a part of this Agreement, and Tumbleweed shall perform the Services described in such Specifications within the time frames, in the manner, and for the fees specified therein.

          f. PROGRAMMING AND TUMBLEWEED TESTING. After approval of the Detailed Design Specifications by UPS pursuant to Section 2(d) hereof, Tumbleweed shall commence program coding and testing to provide the necessary programming of the Software. Upon completion of the program coding and testing, Tumbleweed shall notify UPS in writing that such program coding and testing is completed and that, upon delivery of the Software to UPS (and installation thereof by Tumbleweed in the event such installation is at a Supported Datacenter) UPS may commence its acceptance testing.

          g. ON-SITE INSTALLATION SUPPORT. Upon delivery of the Phase II Software, and again upon completion of the upgrade of the Custom Software to reflect version 2.0 of the Standard Software, Tumbleweed shall identify and assign at least one (1) Tumbleweed professional services employee to be on site at UPS's facilities and devote all of his or her business time for a period of up to three (3) Business Days, the duration of which will be determined by


UPS/Tumbleweed Confidential             8                      December 18, 1997

UPS in its sole discretion, to support the installation of the Software. In the event that UPS requires additional support beyond such three (3) Business Day period, and such support is not required as a result of any problems with the Software encountered during such installation, UPS shall pay Tumbleweed for such additional on-site installation support Services on a time and materials basis.

          h. DESIGNATION OF PROJECT COORDINATORS. Tumbleweed shall designate Robert A. Krauss as its Project coordinator (the "Tumbleweed Project Coordinator"), who shall be assigned by Tumbleweed to supervise the Project, shall devote the necessary time to such endeavor, and shall serve as UPS's point of contact for the resolution of problems. The services of the Tumbleweed Project Coordinator shall be included in the fees provided for herein. UPS shall also designate an employee who shall be assigned by UPS to coordinate UPS's involvement in the Project (the "UPS Project Coordinator"), who shall serve as Tumbleweed's point of contact for the resolution of problems. The initial UPS Project Coordinator is Jack Carrig. Either party may change its Project Coordinator from time to time upon prior written notice to the other party; provided, however, that Tumbleweed shall not change the Tumbleweed Project Coordinator with respect to any Phase of the Project without the prior written consent of UPS, which consent shall not be unreasonably withheld, unless such individual shall have left the employment of Tumbleweed.

          i. PROGRESS REPORTS. The UPS Project Coordinator and Tumbleweed Project Coordinator, as well as appropriate additional personnel involved in the particular task underway, shall arrange a conference call (or schedule a meeting at a mutually agreed site) to discuss the progress made by Tumbleweed and UPS. Such call or meeting shall take place (i) each week during the period prior to the Commercial Availability Date, (ii) each month for the first year of the Agreement, and (iii) each quarter for the remainder of the Agreement. Each such conference call (or meeting) shall include a discussion by the parties of any actual or potential events which may give rise to delays in any schedules. In order to facilitate proper project management, UPS shall notify Tumbleweed promptly of any actual or potential events which may give rise to delays of any UPS deliverables or performance of UPS's obligations (or any obligations of UPS's Affiliates or Associates) under this Agreement, and Tumbleweed shall, for each such conference call (or meeting), provide UPS with a progress report specifying in detail:

     (A) Any critical issue encountered by Tumbleweed during the preceding period, including without limitation, the failure of either party to perform, any delay of either party in performing or the inadequate performance of either party, which may prevent or tend to prevent Tumbleweed from completing any task by the completion date;

     (B) An estimated length of any delay which may result from any critical issues; and

     (C) The cause of any critical issue and the specific steps taken or proposed to be taken by Tumbleweed or UPS, as appropriate, to remedy such critical issue.


UPS/Tumbleweed Confidential             9                      December 18, 1997

          Each progress report provided by Tumbleweed pursuant to this Section 2(i) shall include recent critical issues discussed and dealt with, together with those not yet raised by Tumbleweed, during the preceding period. In any event, critical issues shall be discussed and dealt with as soon as possible after identification by Tumbleweed or UPS. In the event Tumbleweed fails to specify in writing any critical issue with respect to a given period in such manner and at such time as required pursuant to this Section 2(i), it shall be presumed that no critical issue arose during such period.

          j. EXTENSIONS OF TIME. If Tumbleweed is delayed at any time during Phase I or Phase II of the Project by the failure of UPS or its Affiliates or Associates to perform the obligations set forth in Exhibit D hereto, then upon notice from Tumbleweed to UPS, the affected Implementation Schedule date(s) will be reasonably extended to accommodate such delays, not to exceed a day-for-day extension for each such delay. If Tumbleweed is delayed at any time during Phase I or Phase II of the Project by supervening conditions beyond Tumbleweed's reasonable control, and arising without its fault or negligence after the execution hereof, including acts of God, civil commotion, strikes, labor disputes, or governmental demands or requirements, then upon notice from Tumbleweed to UPS, the affected Implementation Schedule date(s) will be reasonably extended to accommodate such delays, not to exceed a day-for-day extension for each such delay and all such extensions pursuant to this sentence not to exceed, in the aggregate, ten (10) days. If Tumbleweed will be delayed by more than ten (10) days, in the aggregate, during Phase I or Phase II of the Project by supervening conditions beyond Tumbleweed's reasonable control, including acts of God, civil commotion, strikes, labor disputes, or governmental demands or requirements, then Tumbleweed may request that the affected Implementation Schedule date(s) be further extended. UPS shall review such request with Tumbleweed at the appropriate conference call (or meeting) provided for in Section 2(i) above, and shall grant an extension of time commensurate with the circumstances, subject to the following conditions:

     (A) The cause of the delay (i) is beyond Tumbleweed's control and arises without its fault or negligence, and (ii) arises after the execution hereof;

     (B) Tumbleweed demonstrates that the affected Implementation Schedule date(s) will be actually and necessarily delayed; and

     (C) Tumbleweed provides a written request to UPS in conjunction with the next progress report provided for in Section 2(i) above after the time Tumbleweed knows of any cause or circumstances which might, under reasonable foreseeable circumstances, result in a delay. If Tumbleweed shall fail to give the foregoing notice, the right to request an extension for such cause shall be waived.

          If either party is delayed at any time in the performance of its obligations hereunder subsequent to Phase II of the Project by the failure of the other party to perform its obligations under this Agreement, or by supervening conditions beyond such party's reasonable


UPS/Tumbleweed Confidential            10                      December 18, 1997
control, including acts of God, civil commotion, strikes, labor disputes, or governmental demands or requirements, then the parties shall review the cause of such delay at the appropriate conference call (or meeting) provided for in
Section 2(i) above, and an extension of time commensurate with the circumstances shall be provided, subject to the following conditions:

     (X) The cause of the delay is beyond the control of the party requesting the extension of time and arises without its fault or negligence; and

     (Y) The party requesting the extension demonstrates that the affected obligation(s) will be actually and necessarily delayed.

          Any delay by Tumbleweed in the performance of its obligations hereunder as a result of (i) any failure by UPS, its Affiliates or Associates to perform their express obligations under this Agreement; or (ii) by any supervening condition beyond Tumbleweed's reasonable control, and which failure or condition satisfies the applicable requirement(s) set forth above in this subsection (j) shall be deemed an "Excusable Delay," with respect to Tumbleweed's performance. Unless otherwise agreed by the parties, in the event of an Excusable Delay, Tumbleweed shall proceed continuously and diligently with the performance of the unaffected portions of its obligations under this Agreement.

          Notwithstanding the foregoing, UPS shall have the right to terminate this Agreement, or any Phase hereunder or Maintenance Services (hereinafter defined), as applicable, without liability to Tumbleweed (except as expressly set forth in this paragraph), in the event that any Excusable Delay materially adversely affects UPS's ability to offer the Messaging Service, whereupon (i) if such Excusable Delay occurs prior to acceptance of Phase II of the Project, (x) if such Excusable Delay is due to UPS's or its Affiliates' or Associates' failure to perform the obligations set forth in Exhibit D hereto, Tumbleweed shall be entitled to payment of the Initial Phase Development Fee described in
Section 6(g) in full, but shall refund to UPS any License Fees previously paid pursuant to Section 6(a), in which case all licenses granted hereunder shall terminate, Section 15 terminates, and neither party shall have any further obligations to the other, and (y) if such Excusable Delay is not due to any such failure by UPS. Tumbleweed shall refund to UPS all amounts paid hereunder, in which case all licenses granted hereunder shall terminate, Section 15 terminates, and neither party shall have any further obligations to the other;
(ii) in the event that such Excusable Delay occurs in connection with any subsequent Phase of the Project, and if such Excusable Delay is not due to any failure by UPS or its Affiliates or Associates to perform the obligations set forth in the relevant Specifications, Tumbleweed shall refund to UPS all amounts paid with respect to such Phase; and (iii) in the event that such Excusable Delay involves the provision of Maintenance Services by Tumbleweed, Tumbleweed shall refund to UPS a pro rata amount (calculated on a daily basis) of any annual Maintenance Service fees previously paid by UPS for the period in which such termination is effective. Such foregoing termination (and associated refund, if applicable) shall constitute UPS's sole and exclusive remedy for any Excusable Delay which materially adversely affects UPS's ability to offer the Messaging Service.


UPS/Tumbleweed Confidential            11                      December 18, 1997

          k. TERMINATION OF DEVELOPMENT SERVICES. UPS may terminate the software development Services of Tumbleweed for any reason whatsoever during any
Phase beyond Phase II of this Agreement by not less than [    *     ] written
notice to Tumbleweed specifying the date upon which termination becomes effective. In the event of any termination during any such Phase, Tumbleweed shall be entitled to payment, on a time and materials basis, for Services rendered by Tumbleweed prior to the effective date of termination; provided, however, that payments for such Phase shall not exceed the maximum amount specified in the applicable Specifications, and such payments shall constitute full settlement of any and all claims of Tumbleweed of every description arising out of or relating to the termination of such Phase, including without limitation, claims for lost profits.

     3.   MODIFICATIONS TO SPECIFICATIONS.

          a. PROCEDURES. No changes in or deviations from the Specifications shall be permitted unless the UPS Project Coordinator shall submit a written request to Tumbleweed setting forth with reasonable specificity any requested changes to such Specifications. Alternatively, a proposal for such a change or deviation submitted in writing by Tumbleweed and accepted in writing by UPS shall suffice for this purpose. As soon as reasonably practicable, but in no event later than ten (10) days following Tumbleweed's receipt of such request (unless a longer period is reasonably required), Tumbleweed shall provide UPS with written notice stating any anticipated change in price, schedule, or any other terms of the Specifications resulting from the requested changes. All changes and adjustments required by Tumbleweed in its notice shall be made by Tumbleweed in good faith.

          b. ACCEPTED CHANGES. Unless UPS accepts in writing any changes in price, schedule, or other terms set forth by Tumbleweed in its notice, the changes to the Specifications shall not be made. If such changes are accepted in writing by UPS, the changes to the Specifications shall be made, and UPS's written request for such changes and Tumbleweed's written acceptance thereof shall be deemed to constitute an amendment to the Specifications and shall be deemed to be a part of this Agreement.

     4.   IMPLEMENTATION AND ACCEPTANCE.

          a. IMPLEMENTATION SCHEDULE. The Implementation Schedule attached hereto as Exhibit D sets forth the timing requirements for the various stages of the completion of Phase I and Phase II of the Project. In the event any milestone set forth in the Implementation Schedule is not met due to any delay caused by Tumbleweed, in addition to damages for the delay (if applicable), as
provided for in Section 4(b) below, Tumbleweed shall [     *     ].


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.



UPS/Tumbleweed Confidential            12                      December 18, 1997

Additionally, Tumbleweed shall use commercially reasonable efforts to ensure that such delay does not result in slippage of later milestones.

          b. ACCEPTANCE TESTING. Tumbleweed shall notify UPS in writing when Tumbleweed has completed the final version of the Software associated with any Phase of the Project such that it is ready for acceptance testing by UPS. UPS shall then promptly conduct the acceptance tests provided for in the Detailed Design Specifications (the "Acceptance Tests") to determine whether or not the Software, Documentation and other deliverables to be provided pursuant to such Phase materially conform to the Detailed Design Specifications (the "Acceptance Standard"). The Acceptance Tests shall be conducted over a period not to exceed thirty-five (35) days (the "Acceptance Test Period"), and may consist both of testing by UPS in a test environment and beta testing by allowing a limited number of customers to process Transactions using the Software in a product environment. In the event that the applicable Software, Documentation and other deliverables materially conform to the Acceptance Standard, UPS shall notify Tumbleweed in writing that same have passed the Acceptance Tests. In the event that UPS does not provide notice of rejection of any Phase of the Project by the end of the Acceptance Test Period for such Phase, such Phase shall be deemed accepted.

          In the event that the Acceptance Tests reveal that the applicable Software, Documentation and other deliverables, or any portion thereof, to be provided pursuant to any Phase do not materially conform to the Acceptance Standard, then UPS shall so notify Tumbleweed in writing specifying the nature
of such failure, and Tumbleweed shall have [    *     ] to correct such failure
after which UPS shall have [     *     ] to repeat the Acceptance Tests
according to the above process; provided, however that UPS will use reasonable efforts to notify Tumbleweed as promptly as possible during the initial Acceptance Test Period when and as such failures are identified. If the Software, Documentation and other deliverables again fail to pass the Acceptance Tests, UPS's sole and exclusive remedy shall be to elect one of the following options in its sole discretion: (i) the parties may mutually agree that
Tumbleweed shall have an additional [    *     ] to correct the failure, in
which case the above process (including, without limitation, these remedies) shall be repeated; (ii) UPS may accept the applicable Software, Documentation and other deliverables despite the nonconformities; (iii) for Acceptance Tests associated with either Phase I or Phase II of this Agreement, UPS may terminate the Agreement, whereupon UPS, at its sole option, may elect one (1) of the
following remedies:  (X) Tumbleweed will [    *      ] which amount is agreed by
the parties to be the deemed


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            13                      December 18, 1997
amount of damages suffered by UPS as a result of such failure and not a penalty, in which event all licenses granted hereunder shall terminate, Section 15 shall terminate, and the provisions of Section 16(c) shall apply, or (Y) Section 15 shall continue to apply, in which event all licenses granted hereunder shall terminate and the provisions of Section 16(c) shall apply, but Tumbleweed shall
not be obligated to pay to UPS the aforementioned [       *        ] or (iv) for
Acceptance Tests associated with Phases beyond Phase II of this Agreement, UPS may terminate such Phase(s), whereupon Tumbleweed will promptly refund to UPS all amounts paid to Tumbleweed in connection with such Phase(s).

          Notwithstanding anything to the contrary herein, acceptance of Phase II shall be deemed to have occurred when UPS begins using the Software associated with Phase II of the Project to support revenue generating customers of the Messaging Service. Such date shall be defined as the "Commercial Availability Date."

          In the event that Tumbleweed fails to deliver the Software, Documentation and other deliverables associated with Phase I or Phase II of this Agreement by the final delivery date set forth in the Implementation Schedule set forth in Exhibit D hereto, or in the event UPS elects option (i) above with respect to Acceptance Tests associated with either Phase I or Phase II of this Agreement, then as UPS's sole and exclusive remedy for any delay in passing the Acceptance Tests associated with Phase I and Phase II of this Agreement on or before the scheduled acceptance milestone date therefor (as specified in the Implementation Schedule), UPS may elect one of the following options in its sole discretion: (x) UPS may terminate this Agreement, whereupon UPS, at its sole option, may elect one (1) of the
following remedies:  (A) Tumbleweed [   *    ], which amount is agreed by the
parties to be the deemed amount of damages suffered by UPS as a result of such failure and not a penalty, in which event all licenses granted hereunder shall terminate, Section 15 shall terminate, and the provisions of Section 16(c) shall apply, or (B) Section 15 shall continue to apply, in which event all licenses granted hereunder shall terminate and the provisions of Section 16(c) shall apply, but Tumbleweed shall not be obligated to pay to UPS the
aforementioned [       *       ]; or (y) the parties may mutually agree that
Tumbleweed shall continue performing, in which event UPS will be entitled to deduct from the amounts otherwise payable hereunder, as damages for any delay
of up to thirty (30) days ("Delay Damages"), [     *     ] for each calendar
day that the Software, Documentation and other deliverables associated with Phase I or Phase II of this Agreement fail to pass the Acceptance Tests beyond the scheduled milestone date therefor (as specified in the Implementation Schedule). The foregoing Delay Damages are agreed by the parties to be the deemed amount of damages suffered by UPS as a result of any such delay of up to thirty (30) days and not a penalty. Any failure of the Software, Documentation and other deliverables


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            14                      December 18, 1997
associated with Phase I or Phase II of this Agreement to pass the Acceptance Tests within thirty (30) days of the scheduled acceptance milestone date therefor (as specified in the Implementation Schedule, as such dates may be extended pursuant to Section 2(j)) shall constitute non-delivery by Tumbleweed.

          c. INTERIM TESTING. For efficiency and project management purposes, informal testing, in addition to the acceptance testing provided for herein, may be conducted at various times as the work progresses, at Tumbleweed's discretion, but neither such informal testing nor any provisional acceptance of the results thereof by UPS shall constitute acceptance of any aspect of the Software by UPS or relieve Tumbleweed of the responsibility to complete successful acceptance tests on the Software, as a whole, as a precondition to its entitlement to certain payments under this Agreement.

     5.   LICENSES AND PROPRIETARY RIGHTS.

          a. SERVER SOFTWARE. Tumbleweed hereby grants to UPS a non-exclusive, worldwide, royalty-bearing, perpetual (subject to termination pursuant to the provisions hereof) license (the "License"): (i) to Use
[   *    ] copies of the Server Software and Custom Server Software to provide the Messaging Service, and shall include the right to operate the
Server Software and Custom Server Software on [   *    ] processors and
[   *    ] data center locations [   *    ]; and (ii) to reproduce the Server
Software and Custom Server Software, and to distribute and sublicense same, with equivalent rights to those enumerated in (i) to (x) any one or more of UPS's Affiliates and/or Authorized Shipping Outlets, and (y) to any third party which shall have been approved in writing by Tumbleweed in advance, which approval shall not be unreasonably withheld, conditioned or delayed, where such third party is one to which UPS outsources all or any portion of the responsibility for operating the Messaging Service (collectively, "Server Sublicensees"). All sublicenses granted by UPS under this Section 5(a) shall include the minimum terms and conditions which are set out in Exhibit I hereto. Upon request by UPS, Tumbleweed shall offer to provide maintenance and support services to the Server Sublicensees on commercially reasonable terms and conditions (including price). UPS shall not, nor shall it authorize any third party to, decompile, reverse engineer or disassemble the Server Software and/or Custom Server Software. UPS shall not remove, modify or obscure any proprietary rights notices in the Server Software and/or Custom Server Software, or any logos or trademarks displayed in such Software, as long as no such notices are visually perceptible to end user customers of UPS and its Server Sublicensees under this Section 5(a), except to the extent expressly provided for in Section 7(c) hereof.

          b. CLIENT SOFTWARE. In addition to the rights and licenses provided for in Section 5(a) above, the License shall also include a License to Use and to distribute and sublicense, either on a standalone basis or bundled with UPS's products or services, and to provide services based upon, the Client Software and Custom Client Software to any end users. Such License includes the right to grant perpetual licenses to Use, sublicense and distribute copies of the Client Software and Custom Client Software for an end user's use and permits UPS


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            15                      December 18, 1997
to privately label the Client Software and Custom Client Software under UPS's name and trademarks. Distribution of the Client Software and Custom Client Software may be made by any means selected by UPS, including without limitation, by making the Client Software and Custom Client Software available for download from one or more FTP sites on the Internet, and by utilizing Affiliates, Authorized Shipping Outlets, distributors, dealers, VARs, resellers, subsidiaries or other third parties. To facilitate such distribution, the License shall include the right for UPS to grant sublicenses to such Affiliates, Authorized Shipping Outlets, distributors, dealers, VARs, resellers, subsidiaries and third parties to Use the Client Software and Custom Client Software for demonstration purposes. UPS shall license the Client Software and Custom Client Software to end users in any manner which is commercially acceptable for products distributed over or for use in connection with the Internet, including without limitation, by written license agreements, which may be either signed by UPS and the end user or included in the package containing the product, or by the inclusion of license terms within copies of the Client Software and/or Custom Client Software whereby the end user signifies his or her acceptance by "clicking" on an "accept" button or performing some other action; PROVIDED, HOWEVER, that each end user must sign a license agreement, open a package containing the Client Software and/or Custom Client Software, "click" on an "accept" button or perform some other action, at a minimum, designed to signify its acceptance of the license terms and conditions with respect to such Software which are set out in Exhibit E hereto. The parties acknowledge that in the event future versions of the Client Software or Custom Client Software incorporate additional software (which may be royalty-bearing or subject to other limitations on use or distribution), or otherwise requires modification or supplementation of the terms set forth in Exhibit E in order to reflect the nature of such versions, the parties will mutually agree on any required amendments to Exhibit E. Tumbleweed acknowledges that UPS is not guarantying the enforceability of such terms and conditions against end users nor that the methods of purported acceptance described above shall ultimately be found to constitute acceptance of such terms and conditions. UPS shall not, nor shall it authorize any third party to, decompile, reverse engineer or disassemble the Client Software and/or Custom Client Software.

          c. OWNERSHIP OF CUSTOM SOFTWARE. Unless otherwise stated in the applicable Specifications, as between UPS and Tumbleweed, Tumbleweed shall own all right, title and interest in and to all developments made during the course of performing any work under this Agreement and UPS shall enjoy those licenses provided for in this Agreement with respect to such developments. If the parties mutually agree that UPS shall own one or more components of the Custom Software produced during the course of Tumbleweed's performance of a Phase, then, with respect to such components (and not with respect to any other component), the following terms apply:

          i. UPS INVENTIONS. Tumbleweed assigns and agrees to assign to UPS all of Tumbleweed's and its Associates' entire right, title and interest in and to the UPS Inventions, and any patents that may be granted thereon in any country of the world. Tumbleweed shall promptly share with UPS all information relating to such UPS inventions. Tumbleweed also agrees to


UPS/Tumbleweed Confidential            16                      December 18, 1997
               acquire from its Associates who perform work hereunder, such assignments, rights and covenants as to assure that UPS shall receive the rights provided for in this Section 5(c)(i). Tumbleweed agrees that upon UPS's request it will promptly have its Associates sign all papers and perform all acts which may be reasonably requested by UPS to enable UPS at its expense to file and prosecute applications for patents on such UPS Inventions, and to maintain patents granted thereon, provided that UPS shall compensate Tumbleweed for the costs incurred by Tumbleweed that are associated with such activities.

          ii. UPS INFORMATION. Tumbleweed agrees to disclose and promptly furnish to UPS any and all UPS Information originated by Tumbleweed or any of its Associated hereunder. UPS shall own all right, title and interest in and to the UPS Information created by Tumbleweed hereunder, including all copyrights and proprietary rights therein. Tumbleweed expressly acknowledges that the parties have agreed that all aspects of the UPS Information and all work in process in connection therewith are to be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), and that UPS is to be the "author" within the meaning of such Act. All such copyrightable UPS Information, as well as all copies of such UPS Information in whatever medium fixed or embodied, shall be owned exclusively by UPS as its creation, and Tumbleweed hereby expressly disclaims any interest in any of them.

          In the event (and to the extent) that the UPS Information created by Tumbleweed hereunder or any part or element thereof is found as a matter of law not to be a "work made for hire" within the meaning of the Act, Tumbleweed hereby conveys and assigns to UPS the sole and exclusive right, title and interest in the ownership to all such UPS Information, and all copies of any of them, without further consideration, and agrees to assist UPS to register, and from time to time enforce (at UPS's expense), all copyrights relating to the UPS Information created hereunder in any and all countries. Tumbleweed shall place a copyright notice in favor of UPS on the UPS Information at UPS's request.

          d. OWNERSHIP OF CUSTOMER DATA. Tumbleweed agrees that all records, files, reports and other data relating to UPS's customers which are received, used or stored in connection with the Messaging Service or otherwise are the exclusive property of UPS and its customers and that Tumbleweed hereby waives any interest, title, lien or right to any such data or records. Customer records and other data shall not be (i) used by Tumbleweed other than in connection with supporting UPS's offering of the Messaging Service, (ii) disclosed, sold, assigned, leased, or otherwise provided to third parties by Tumbleweed, or (iii) commercially exploited by or on behalf of Tumbleweed, its employees, subcontractors or agents.


UPS/Tumbleweed Confidential            17                      December 18, 1997

          e. TUMBLEWEED TRADEMARKS AND TRADE NAMES. Tumbleweed hereby grants to UPS and its Affiliates and Authorized Shipping Outlets worldwide,
non-exclusive, non-transferable, non-sublicenseable, [   *    ] licenses to
use and reproduce the Tumbleweed Marks in their advertising and promotion of the Messaging Service and/or the Software, including without limitation, the right to brand the Messaging Service by referencing the Tumbleweed Mark "Tumbleweed Software." Tumbleweed acknowledges that (A) the licenses granted pursuant to this Section 5(e) in no way, form or manner create or infer any obligation on the part of UPS to use any of the Tumbleweed Marks, and (B) UPS shall have sole discretion and control as to the size, location and position of its usage of the Tumbleweed Marks, understanding that the Tumbleweed Marks will be prominently and reasonably displayed. UPS acknowledges Tumbleweed's ownership and exclusive rights in the Tumbleweed Marks, and UPS's use of the Tumbleweed's ownership and exclusive rights in the Tumbleweed Marks, and UPS's use of the Tumbleweed Marks shall inure to the benefit of Tumbleweed. UPS shall not adopt or attempt to register any of the Tumbleweed Marks, as a whole, or adopt, use or attempt to register any mark which is confusingly similar to any of the Tumbleweed Marks, as a whole. For the period during which UPS is using any of the Tumbleweed Marks, Tumbleweed shall have the right to monitor and observe UPS's operation of the Messaging Service for the purpose of protecting and maintaining the standards of quality established by Tumbleweed for products sold and services rendered under the Tumbleweeds Marks as of the date UPS exercised its rights.
If UPS does not operate the Messaging Service in a manner consistent with Tumbleweed's standards of quality, UPS shall be in breach of the terms of this
Section 5(e). Tumbleweed may immediately terminate this trademark license if UPS breaches any of the terms of this Section 5(e) and does not either (i) cure such breach within thirty (30) days after receiving notice thereof, or (ii) discontinue any conduct in breach of the terms of this Section 5(e). UPS shall include the symbols TM and -Registered Trademark- as appropriate at the first instance of each use of each Tumbleweed Mark. UPS shall provide, at its own expense, samples of Tumbleweed Mark usage for Tumbleweed to inspect from time to time upon written request from Tumbleweed.

          f. DEVELOPER KITS (AND LOCALIZATION KITS). Tumbleweed shall deliver to UPS, at no charge therefor, such number of developer kit(s) and/or localization kit(s) as shall be reasonably requested by UPS, which developer/localization kit(s) shall be comprised of the Software described in Exhibit C hereto and successor versions thereof, and any other developer/localization kit software made generally commercially available by Tumbleweed and successor versions thereof (collectively, the "Developer Kit Software"), solely to permit UPS's development of localized versions of the Software and/or applications to be deployed as part of or in support of the Messaging Service. The License set forth in Sections 5(a) and (b) above includes the right to modify, maintain, support, update and create Derivative Works of the Software, to the extent enabled by the Developer Kit Software. Tumbleweed grants to UPS a non-exclusive, perpetual, irrevocable right and license (the "Developer Kit License") to Use the Developer Kit Software for purposes of the development of localized versions of the Software and/or applications to be deployed as part of or in support of the Messaging Service, and for testing the operation of such localized versions and applications to be deployed in connection with the Messaging Service, and to sublicense such right, subject to mutually agreed upon


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            18                      December 18, 1997
minimum terms and conditions, solely to permit third party developers working directly on UPS's behalf to create localized versions of the Software and/or applications for the Messaging Service. The Developer Kit License granted hereunder specifically permits UPS and those third party developers working directly on UPS's behalf, in addition to their other rights hereunder, to develop localized versions of the Software and/or applications for the Messaging Service which may utilize or require the use of the Developer Kit Software, or a portion thereof, to operate ("Applications"), and to use or license or otherwise permit third parties to use such Applications without royalty or payment to Tumbleweed, except as expressly provided hereunder, even though such Applications may contain portions or Derivative Works of the Developer Kit Software. Except as set forth in this subsection (f), UPS shall have no right to further sublicense, transfer, lease, sell, or in any way dispose of the Developer Kit Software for any purpose other than as provided for in this subsection (f), and furthermore agrees to direct any third parties who request such Developer Kit Software to create software in support of the Standard Software to Tumbleweed in order to procure licenses therefor directly from Tumbleweed. UPS shall not, nor shall it authorize any third party to, decompile, reverse engineer or disassemble the Developer Kit Software.

          Notwithstanding anything to the contrary set forth in this Agreement, neither UPS's development or localized versions of the Software nor its creation of Applications relating to the Software, in either case prepared utilizing the Developer Kit Software and/or APIs furnished by Tumbleweed, will, in any way, form or manner, reduce or otherwise modify Tumbleweed's Maintenance Services or other obligations hereunder with regard to the base Software, provided, however, that Tumbleweed's obligations shall not extend to support of (i) the Applications, (ii) localizations that have not been successfully certified by Tumbleweed as set forth below, or (iii) modifications made to the base Software to the extent not enabled by the Developer Kit Software. For quality control purposes, however, UPS may submit each localized version to Tumbleweed, solely for the purpose of Tumbleweed's testing and certification thereof, prior to implementing same in support of the Messaging Service. Tumbleweed shall perform such testing on a mutually agreeable schedule after the delivery of each localized version of the Software, for which testing UPS shall reimburse Tumbleweed for any costs and/or expenses (including personnel costs) reasonably incurred by Tumbleweed in connection therewith, and either certify that such localized version is in compliance with Tumbleweed's quality control requirements (and that UPS may implement the localized version without affecting any of Tumbleweed's Maintenance Services or other obligations hereunder), or that such localized version is not in compliance with Tumbleweed's quality control requirements, in which event Tumbleweed shall so notify UPS in writing specifying the nature of such non-compliance and including sufficient details to permit UPS to understand such non-compliance.

          Furthermore, UPS may submit Applications to Tumbleweed for the limited purpose of permitting Tumbleweed to test whether such Applications are compatible with the APIs, and Tumbleweed shall perform such testing on a mutually agreeable schedule, for which testing UPS shall reimburse Tumbleweed for any costs and/or expenses (including personnel costs) reasonably incurred by Tumbleweed in connection therewith.


UPS/Tumbleweed Confidential            19                      December 18, 1997

          Tumbleweed agrees to use its commercial discretion to make the Developer Kit Software generally commercially available pursuant to a developer support program designed to encourage third party developers to develop high quality applications in support of, and localized versions of, the Standard Software, and which will be conducted consistent with similar programs
maintained by comparable applications software vendors (e.g., [     *     ]).

          g.   INTERFACE INFORMATION.  Tumbleweed will disclose to UPS,
[     *     ] any and all APIs, communication protocols, interface
specifications or other such documentation (collectively, "APIs") necessary to enable UPS to write Applications which interface/communicate with the Software used by UPS to operate the Messaging Service. Tumbleweed grants to UPS a non-exclusive, perpetual, irrevocable right and license (the "API License") to internally Use the APIs solely to develop Applications which interface/communicate with the Software used by UPS to operate the Messaging Service, and for testing the operation of such Applications and to sublicense such right, subject to the minimum terms and conditions of this Agreement solely to permit third party developers working directly on UPS's behalf to create Applications which interface/communicate with the Software used by UPS to operate the Messaging Service. The API License granted hereunder specifically permits UPS and the third party developers working directly on UPS's behalf, in addition to their other rights hereunder, to develop Applications which may utilize or require the use of any of the APIs to interface/communicate with the Software, and to use or license or otherwise permit third parties to use such Applications without royalty or payment to Tumbleweed, even though such Applications will take advantage of such APIs to interface/communicate with the Software. Except as set forth in this subsection (g), UPS shall have no right to further sublicense, transfer, lease, sell, or in any way dispose of the APIs for any purpose other than as provided for in this subsection (g), and furthermore agrees to direct any third parties who request such APIs to create software in support of the Standard Software to Tumbleweed in order to procure licenses therefor directly from Tumblewed. UPS shall not (except as expressly provided above), nor shall it authorize any third party to, disclose, decompile, reverse engineer or disassemble the APIs nor remove, modify or obscure any proprietary rights notices in the APIs (so long as no such notices are visually perceptible to end user customers (as opposed to third party developers) of UPS).

          Tumbleweed shall have an ongoing duty, during the term of this Agreement, to update its provision of APIs, as required pursuant to this Section 5(g), to cover Enhancements to the Software which are made by Tumbleweed from time to time. In addition, Tumbleweed's commitment to establish a developer support program, as provided for in Section 5(f) above, shall also extend to the APIs contemplated in this Section 5(g).



---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            20                      December 18, 1997

          h. DOCUMENTATION LICENCES. Subject to the provisions of Section 10 hereof, Tumbleweed further grants to UPS and its Affiliates and Authorized Shipping Outlets, during the term of this Agreement, the following non-exclusive, worldwide rights and licenses: (i) to access, reproduce, display and otherwise use the Documentation and other written materials furnished to UPS hereunder; (ii) to modify, update and/or create Derivative Works of such Documentation and other written materials; and (iii) to sublicense, lease, sublease and distribute such Documentation and other written materials and to permit their respective customers to enjoy the same rights and licenses with respect thereto as are set forth in (i) above.

          i. UPS INTELLECTUAL PROPERTY. UPS hereby grants to Tumbleweed a limited, non-exclusive, non-transferable, fully-paid license to use those portions of the trademarks, service marks, other indicia of origin, copyrighted material and art work owned or licensed by UPS and any additional technical information (the "UPS Intellectual Property") which are deliverable by UPS to Tumbleweed solely to the extent necessary for Tumbleweed to develop the Customer Software hereunder. Tumbleweed shall not use the UPS Intellectual Property for any other purpose.

          j. NO OTHER LICENSES. Except as otherwise provided in this Agreement and/or in the exhibits hereto, both parties and their respective suppliers shall retain all rights, title and interest in and to all copyrights, trademarks, trade secrets, patents and all other industrial and intellectual property embodied in or appurtenant to the Software and/or any other materials or information provided by any such parties hereunder. There are no implied licenses under this Agreement, and any rights no expressly granted hereunder are reserved by the parties or their respective suppliers.

     6.   FEES AND PAYMENT.

          a. LICENSE FEE. As consideration for the License to the Software granted herein, and for the rights granted in Section 15, UPS shall pay to
Tumbleweed a license fee of [     *     ] (the "License Fee") in the following
installments:


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            21                      December 18, 1997

          i.   [     *     ] upon the execution and delivery of the memorandum
               of understanding between the parties, dated [          ]*,
               receipt of which payment is hereby acknowledged by Tumbleweed;

          ii.  [     *     ] upon the execution and delivery of this Agreement;

          iii. [     *     ] upon UPS's acceptance of the Software associated
               with Phase I of this Agreement pursuant to Section 4(b) hereof;
               and

          iv.  [     *     ] upon UPS's acceptance of the Software associated
               with Phase II of this Agreement pursuant to Section 4(b) hereof.

All such payments due hereunder shall be invoiced by Tumbleweed to UPS, and shall be payable within fifteen (15) days after its receipt.

          b. ROYALTIES. As additional consideration for the License to the Software granted herein, UPS shall pay Tumbleweed as a royalty (the "Royalty")
the following percentage of the [     *     ](hereinafter defined) actually
received by UPS and/or its Affiliates for [     *     ] by the Messaging Service
utilizing the Software, based upon the [     *      ] processed during the term
of this Agreement:

                    [                *                      ]


As used in this Section 6(b), [           *              ]

          c.   [           *              ]

          d. ROYALTY PAYMENTS. All Royalties shall be computed and paid to Tumbleweed monthly on the fifteenth (15th) day following the end of each calendar month for Net Fees received by UPS during such calendar month for
license fees for the Software [      *       ].  UPS shall have the right
to set off, deduct, retain, or withhold from any

---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            22                      December 18, 1997
accrued Royalties or other amounts otherwise payable hereunder, any monies due by Tumbleweed hereunder and/or credits available to UPS hereunder until such monies have been paid and/or credits applied.

          e. ROYALTIES. At least monthly, a report shall be provided to Tumbleweed showing the basis of the computation of Tumbleweed's Royalties. In
making such report, UPS shall be entitled to report only [      *       ], the
Net Fees received for licenses granted with respect to the Custom Software, the number of end users registered to use the Messaging Service as of the end of the
applicable month, [       *        ], all of which information shall bee deemed
to be the Confidential Information of UPS and its Server Sublicensees. Tumbleweed shall be entitled, not more than once annually, to retain one of the "Big 6" public accounting firms (or any other independent certified public accountant, if such other independent certified public accountant is reasonably acceptable to UPS) to review the books and records of UPS and any applicable Affiliates relating to the Messaging Service solely for the purpose of verifying the accuracy of the Royalties calculated, paid or due to Tumbleweed under this Agreement. Said certified public accountant shall inform Tumbleweed only whether all Royalties have been paid and the amount of any underpayment or overpayment. Such review shall be conducted during normal business hours upon reasonable notice of at least one (1) month. Upon presentation of reasonable proof of underpayment or overpayment, such underpayment or overpayment shall be reflected in the next monthly Royalty payment. The cost of such audit shall normally be at Tumbleweed's expense; provided, however, that UPS will bear the cost of the audit if the audit reveals any underpayment or overpayment which, in the aggregate, is greater than five percent (5%) of the amount of which was actually due for the period being audited. If the audit reveals an underpayment in excess of five percent (5%) of the amount which was actually due for the period being audited, Tumbleweed shall also have the right to conduct another audit within the same twelve (12) month period.

          f. DEMONSTRATION AND INTERNAL USE. Notwithstanding the Royalties provided for in subsection (b) above, and notwithstanding the minimum message
fee provided for in subsection (c) above, UPS shall [      *       ]
obligation (i) for any [     *     ] performed by UPS's and its Affiliates'
employees sending internally generated documents via the Messaging Service, (ii)
for any [    *      ] performed by UPS's and its Affiliates' employees,
distributors, dealers, VARs and resellers, and by Authorized Shipping Outlets, sending documents via the Messaging Service for demonstration purposes only, or
(iii) for any [    *      ] performed by prospective customers sending documents
via the Messaging Service pursuant to limited, pre-defined evaluation plans established by UPS from time to time, where such limited evaluation plans are designed to increase the number of revenue generating customers of the Messaging
Service [      *       ]


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            23                      December 18, 1997

          g. INITIAL PHASE DEVELOPMENT FEE. As consideration for the Phase I and Phase II development Services rendered by Tumbleweed pursuant to Section 2 of this Agreement, UPS shall pay to Tumbleweed a fixed price development fee of
[    *      ] (the "Initial Phase Development Fee").  The Initial Phase
Development Fee shall be payable in installments in accordance with the milestone payment schedule set forth in the Implementation Schedule, and each installment shall be payable upon completion of each milestone by Tumbleweed and, if applicable, acceptance by UPS in accordance with Section 4. All such payments due hereunder shall be invoiced by Tumbleweed to UPS.

          h. DEVELOPMENT FEES FOR SUBSEQUENT PHASES. Upon mutual agreement as to terms and conditions (including price) for the development of Software beyond that required for Phase II of the Project, unless the parties otherwise agree to the contrary, Tumbleweed will invoice UPS, monthly in arrears, for Services provided to UPS by Tumbleweed in connection with Phases for which the agreed upon Specifications therefor specify that Services performed in connection therewith are to be performed on a time and materials basis, in accordance with the daily rate and work schedule set forth in the Specifications. In the event that the parties agree to Services on a fixed price basis, Tumbleweed will invoice UPS in accordance with the schedule of payments set forth in such Specifications. For Services agreed by the parties to be provided on a time and materials basis, Tumbleweed shall submit with each invoice, copies of time reports which relate to the Services being invoiced, together with supporting documentation for all associated reimbursable expenses, which shall be limited to reasonable out-of-pocket expenses necessarily and actually incurred by Tumbleweed in the performance of such Services. Notwithstanding anything to the contrary contained herein, UPS shall not be liable for any charges and/or expenses in connection with any Phase for work done on a time and materials basis in excess of the maximum dollar amount specified in the associated Specifications, unless previously authorized by UPS.

          i. SOFTWARE MAINTENANCE AND SUPPORT SERVICES. As consideration for the Software maintenance and support Services (excluding the services of the Dedicated Support Personnel) rendered by Tumbleweed pursuant to Section 9
hereof ("Maintenance Services") for the period ending as of [     *      ],
UPS shall pay to Tumbleweed a fee of [    *      ], [     *      ] of which
shall be due and payable upon expiration of the Warranty Period for the

---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            24                      December 18, 1997

Phase II Software, as provided for in Section 8(a) below, and [    *      ] of
which shall be paid in quarterly installments of [    *      ] each, with the
first such installment becoming due and payable on [    *      ].  As
consideration for the Maintenance Services rendered by Tumbleweed for subsequent years, if so elected by UPS, UPS shall pay to Tumbleweed an annual fee of
[    *      ] per year, payable in quarterly installments of [    *      ]
each; provided, however, that in the event such Maintenance Services obligations increase (whether by inclusion of additional data centers to be supported, additional software, or the like, as long as the increased burden on Tumbleweed's resources or risk can be substantiated) or the burden of providing such Maintenance Services decreases (whether by reduced demand for telephone support or otherwise), the parties shall meet to mutually agree upon a reasonably adjustment to such fee. All payments due hereunder shall be invoiced by Tumbleweed.

          j. DEDICATED SUPPORT PERSONNEL. As consideration for the Services of the Dedicated Support Personnel, as such Services are more specifically
described in Section 9(d), UPS shall bear [    *     ] of Tumbleweed's actual
costs and expenses (including salary, employment taxes, unemployment insurance, and all fees and costs normally associated with the employment of personnel or hiring of independent contractors) attributable to the employment of such Dedicated Support Personnel. Tumbleweed shall invoice UPS on a monthly basis for the amounts required under this Section 6(j).

          k. EXPENSES. Where this Agreement provides that UPS shall reimburse Tumbleweed for various expenses incurred in connection with certain activities hereunder, such expenses shall be limited to reasonable out-of-pocket expenses necessarily and actually incurred by Tumbleweed in the performance of such activities, provided that: (i) UPS has given its prior consent for any such expenses, which consent shall not be unreasonably withheld; (ii) such expenses are consistent with UPS's then-current travel and expense guidelines; and (iii) if requested by UPS, Tumbleweed submits supporting documentation to UPS for such expenses. It is understood that any air transportation reimbursable hereunder shall be coach-economy and that entertainment by or on behalf of Tumbleweed shall be at no cost to UPS.

          l. COMMISSION FOR REFERRALS. In the event that UPS refers one of its end user customers who has been using the Messaging Service for a period of less than twenty-four (24) months and who has had a significant presence of individual users of the Messaging Service at that customer (a "Referral Customer") to Tumbleweed, and such Referral Customer licenses software or procures services from Tumbleweed, Tumbleweed hereby agrees to pay to UPS, for


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            25                      December 18, 1997
such referral, a commission of [       *        ] for each individual account
that switches their account from the Messaging Service and [    *      ] for the
new accounts, of the fees actually received by Tumbleweed from such Referral Customer during the first year that such Referral Customer licenses software or procures services from Tumbleweed. All commissions shall be computed and paid to UPS monthly on the fifteenth (15th) day following the end of each calendar month for fees received by Tumbleweed from Referral Customers during such calendar month. At least monthly, a report shall be provided to UPS showing the basis of the computation of UPS's commissions. UPS shall be entitled, not more than once annually, to retain one of the "Big 6" public accounting firms (or any other independent certified public accountant, if such other independent certified public accountant is reasonably acceptable to Tumbleweed) to review the books and records of Tumbleweed relating to such transactions solely for the purpose of verifying the accuracy of the commissions paid or due to UPS under this Agreement. Said certified public accountant shall inform UPS only whether all commissions have been paid and the amount of any underpayment or overpayment. Such review shall be conducted during normal business hours upon reasonable notice of at least one (1) month. Upon presentation of reasonable proof of underpayment or overpayment, such underpayment or overpayment shall be paid to UPS or refunded by UPS, respectively. The cost of such audit shall normally be at UPS's expense; provided, however, that Tumbleweed will bear the cost of the audit if the audit reveals any underpayment or overpayment which, in the aggregate, is greater than five percent (5%) of the amount which was actually due for the period being audited. If the audit reveals an underpayment in excess of five percent (5%) of the amount which was actually due for the period being audited, UPS shall also have the right to conduct another audit within the same twelve (12) month period.

          m. SALES AND USE TAXES. All fees stated herein and Royalty payments made hereunder exclude, and UPS shall pay, any sales, use, or similar tax, federal state or local, that may be assessable in connection with this Agreement, exclusive of taxes based on or measured by Tumbleweed's net income.

          n. PAYMENT TERMS. All fees stated in, and shall be made in, U.S. Dollars. Unless otherwise specified, all payments hereunder (including, without limitation, Royalty payments) shall be due and payable within fifteen (15) days of the date of UPS's receipt of Tumbleweed's invoice; provided, however, that Royalty payments shall be made in accordance with Section 9(d).

          o. PAYMENT DISCREPANCIES. UPS shall not be obligated to make payments required hereunder to the extent and for the duration that such payments are in dispute in good


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            26                      December 18, 1997
faith; provided, however, that in the event of any such discrepancy or dispute, UPS shall be required to make payments required hereunder on any undisputed portion of any properly rendered invoice for which payment is due. In the event that any payment discrepancy or dispute may be resolved by audit, then Tumbleweed shall have the right to institute an audit pursuant to subsection (e) above to verify the accuracy of the amounts paid or due to Tumbleweed under this Agreement. If the audit confirms an underpayment by UPS, UPS shall pay to Tumbleweed the amount of such underpayment within thirty (30) days of the date of UPS's receipt of auditor's written findings. If UPS fails to make such payment within such thirty (30) day period, Tumbleweed may terminate this Agreement without liability for such termination. In the event such discrepancy or dispute is not susceptible to resolution by accounting audit, the parties shall engage in the escalation procedures set forth in Section 16(b).

          p. TIME AND MATERIALS FEES. For Services provided by Tumbleweed on a time and materials basis, the fees for such Services will be at commercially reasonable rates.

     7.   MARKETING, DISTRIBUTION AND OFFERING OF MESSAGING SERVICE.

          a. MARKETING PLAN. UPS will, in its sole discretion, develop a marketing plan for the Messaging Service, including development of brand name identities, and identifying likely markets, distribution channels, and pricing structures for the Messaging Services; provided, however, that UPS will consult with Tumbleweed with respect to the promotion and advertising of the Messaging Service and that UPS will not market the Messaging Service as "free." Subject to the foregoing, UPS shall have the sole determination of the marketing strategies to be followed, including the extent to which UPS will use the Tumbleweed Marks in connection with such marketing; provided, however, that,
[       *        ] the Tumbleweed Mark "Tumbleweed Software" [       *        ]
of advertising, collateral and promotional materials published by UPS and/or its Affiliates and Authorized Shipping Outlets in relationship to UPS's "Document
Exchange" service offering, [       *        ] shall be within UPS's sole
discretion. Notwithstanding the foregoing commitment, UPS shall have the right to immediately discontinue its use of any or all of the Tumbleweed Marks,
[      *         ] of advertising, collateral and promotional materials, in the event that any of the Persons or entities identified in Section 15 of this Agreement begin marketing products and/or services involving Internet or Intranet delivery systems utilizing any of the Tumbleweed Marks, or in the event that any act, omission or misrepresentation on the part of Tumbleweed or any of its officers, directors, agents or employees directly and negatively impacts upon the goodwill associated with any of UPS's trade names, trademarks and/or service marks, as determined by UPS in its sole but reasonable discretion. Tumbleweed agrees to include a direct link to the


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            27                      December 18, 1997

Messaging Service on Tumbleweed's "Posta" homepage on the World Wide Web. In addition, Tumbleweed agrees to participate in major sales calls by UPS, as reasonably requested by UPS. The foregoing shall not in any way limit UPS's obligations, pursuant to Section 7(c) below, to display the "Tumbleweed Posta" mark in the Software.

          b.   DISTRIBUTION OF CLIENT SOFTWARE.    The License granted pursuant
to Section 5(b) of the Agreement permits UPS to reproduce the client-based portion of the Software, which reproduction may be in any form and on any media deemed suitable by UPS for distribution. UPS shall not be obligated to offer the Messaging Service in all formats, or for all computer systems, but shall select those which, in its judgment, are deemed most suitable for the Messaging Service. All costs of packaging and reproduction of the client-based Software shall be borne by UPS, and subject to compliance with all license restrictions in this Agreement, UPS shall have complete discretion in selecting the parties by whom and the circumstances under which and the means by which the client-based Software is reproduced for distribution, including without limitation, by making the client-based Software available for download from one or more FTP sites on the Internet.

          c.   TRADEMARK USAGE.    Unless and until any of the Persons
identified in Section 15 of this Agreement begin marketing products and/or services involving Internet or Intranet delivery systems utilizing any of the Tumbleweed Marks, and unless and until any act, omission or misrepresentation on the part of Tumbleweed or any of its officers, directors, agents or employees directly and negatively impacts upon the goodwill associated with any of UPS's trade names, trademarks and/or service marks, as determined by UPS in its sole but reasonable discretion, UPS agrees Tumbleweed display the Tumbleweed Mark "Tumbleweed Posta" in the Software, and in the HTML pages created thereby, provided that the manner in which such Tumbleweed Mark appears (e.g., size, location, etc.) shall be within UPS's sole but reasonable discretion, subject to Tumbleweed's reasonable approval.

          d.   END USER SUPPORT.    UPS shall assume sole responsibility for all
first level customer support of all sublicensees and end user customers of the Messaging Service, at its own expense; provided, however, that Tumbleweed agrees to promptly provide UPS with second level support to assist UPS with customer support problems which cannot be dealt with at the first level due to their complexity or their unusual nature, or due to errors or other malfunctions in the Software which can only be corrected by Tumbleweed. Tumbleweed will redirect to UPS any customer support questions it receives from end user customers of the Messaging Service.

          e.   MARKETING FLEXIBILITY.    UPS shall have full freedom and
flexibility in its marketing effort for the Messaging Service, including, without limitation, the freedom to decide its methods of marketing and pricing, and to decide whether to market or discontinue marketing the Messaging Service or any particular subset of the Messaging Service. Subject to complying with the express requirements of this Agreement, Tumbleweed shall have full freedom and flexibility in its support of UPS's marketing effort for the Messaging Service, including, without


UPS/Tumbleweed Confidential            28                      December 18, 1997
limitation, the freedom to decide its methods of marketing support, and to decide whether to support or discontinue supporting UPS's marketing of the Messaging Service or any particular subset of the Messaging Service. Neither party makes any guarantee or commitment as to the success of its marketing effort, and each party agrees that the other party has no obligation to it whatsoever other than as specifically provided in this Agreement.

          f.   ADDITIONAL MARKETING AND SALES SUPPORT.    For the period ending
(1) year after the Commercial Availability Date, in addition to its other marketing and sales support obligations hereunder, Tumbleweed shall provide the Services set forth in Exhibit G hereto.

     8.   WARRANTIES.    Tumbleweed hereby warrants and represents to UPS as
follows:

          a.   SOFTWARE.    All Software and Documentation delivered pursuant to
this Agreement will materially conform to the Detailed Design Specifications therefor. In the event of any breach of the foregoing warranty, Tumbleweed shall use commercially reasonable efforts to promptly correct or replace the Software so that it materially conforms with the Detailed Design Specifications. As the Internet transmission medium and servers connected thereto are not entirely free form unauthorized access, Tumbleweed does not warrant that operation of the Software will be uninterrupted, secure, or error-free, or that all errors will be corrected, and further does not warrant that the information stored or transmitted by the Software will be free from unauthorized modification. The warranty set forth in this Section 8(a) shall remain in
effect for the period ending [       *        ] following acceptance of Phase II
of the Project pursuant to Section 4(b) hereof (the "Warranty Period"), and for the period during which Tumbleweed is providing continuing support for the Software pursuant to Section 9 below (the "Support Period"). The foregoing warranty does not cover non-conformities due to: (a) any modification of the Software performed by any Person other than Tumbleweed or any of its Associates (except for localizations certified by Tumbleweed as set forth in Section 5(f) and except for modifications to the base Software enabled by the Developer Kit Software ); (b) operation of the Software under environmental conditions outside of normal operating ranges for computer hardware for UPS's data center; (c) any use of the Software on a system that does not meet Tumbleweed's minimum standards for such Software, to the extent such minimum standards are included in the Specifications; and (d) hardware or non-Tumbleweed software (where such non-conformity is due solely to the operation of such hardware or non-Tumbleweed software).

          b.   COMPATIBILITY.    All Enhancements to the Software furnished
hereunder will be implemented in such a manner as to maintain backward compatibility with the immedi-


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            29                      December 18, 1997
ately preceding two (2) versions, and all versions of the Software furnished hereunder and/or released within the previous year, and with any and all associated interfaces within the Software to other vendors'; software and hardware, as provided for in Section 5(g) hereof, in Exhibit C hereto, or in the Detailed Design Specifications, so that such previous versions or interfaces shall continue to be operable with the Software as Enhanced, in materially the same manner and with materially equivalent performance as prior to the Enhancement; provided, however, that Tumbleweed shall have satisfied such obligation with respect to the preservation of an interface if it furnishes to UPS, as an alternative to backward compatibility, the software retrofit(s) necessary to preserve the functionality of applications written to such previous interface. As used in this subsection (b), a "version" is any version of the Standard Software designated, in Tumbleweed's sole but reasonable discretion, by a change in the version number to the left of the first decimal point. On a case by case basis, UPS agrees to consider, in good faith, reducing Tumbleweed's two (2) version backward compatibility commitment to one (1) version for a particular version release; provided, however, that no such reduction shall be taken or held to extend to any subsequent version of the Software released by Tumbleweed hereunder.

          c.   SERVICES.    The work to be performed hereunder shall be of
professional quality and will conform to generally accepted standards for software in the software development and software support fields.

          d.   Intentionally omitted.

          e.   RELIABILITY.    During the Warranty Period and subsequent Support
Period, when UPS elects to secure the Services of the DSP at the Supported Datacenter(s), in addition to the individual performance standards for the Software set forth in the Detailed Design Specifications, Tumbleweed hereby represents and warrants to UPS that the Software operating at such Supported Datacenter(s) shall on an ongoing basis, operate without unresolved Critical or Major Defects ("Uptime"), measured on a monthly basis, for an average of
[      *         ].  For the purposes of determining Uptime, the following
formula shall be used:

     Uptime =            Unit Hours of Operation minus Downtime
     (to be expressed    --------------------------------------
     as a percentage)                Unit Hours of Operation

For the purposes of this Section 8(e), "Unit Hours of Operation" shall mean twenty-four (24) hours per day, seven (7) days per week and "Downtime" shall mean that period of time when the Messaging Service at the Supported Datacenter(s) is inoperable (unavailable) for reasons


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            30                      December 18, 1997
attributable to the Software. Downtime for each incident shall commence from the time UPS has made a BONA FIDE attempt to notify Tumbleweed (or the DSP) that the Messaging Service at the Supported Datacenter(s) is inoperable for reasons attributable to the Software, and shall continue until the Messaging Service at the Supported Datacenter(s) is restored to fully operable condition, but Downtime shall specifically exclude any time (x) required to perform scheduled maintenance upgrades (which shall be scheduled by UPS during non-peak hours for the Messaging Service), or (y) spent as a result of any delay by UPS in providing Tumbleweed or its DSP with access to the hardware and software at the Supported Datacenter(s). UPS will consider, in good faith, any recommendations made by Tumbleweed's DSP(s) with respect to the operation of the Supported Datacenter(s), where such recommendations shall be limited to the requirements of operating a data center for the Software in a professional manner consistent with generally accepted standards for data center operation (including, but not limited to, the operation of redundant "hot" servers for system integrity, multiple data line access, regular backups, and the like). At a minimum, UPS shall implement (i) the operation of redundant "hot" servers, (ii) automatic regular backups, and (iii) automatic switching to redundant servers in the event of a networking or hardware failure (the "Minimum Conditions").

          f.   Intentionally omitted.

          g. LOCKS. Except to the extent disclosed in the applicable Specifications, Tumbleweed has not inserted, and will not insert, in the Software any lock, clock, timer, counter, copy protection feature, CPU serial number reference, "Trojan horse," or other device which is intended to (i) disable or erase all or any part of the Software; (ii) prevent UPS or its Affiliates from fully utilizing all or any part of the Software, or prevent UPS's customers for fully utilizing all or any part of the Client Software and/or Custom Client Software; or (iii) require action or intervention by Tumbleweed or any other Person to allow UPS or its Affiliates, or their respective customers, to utilize all or any part of the Software on the type of computer equipment indicated in Exhibits A and B hereto.

          h.   VIRUSES.    Tumbleweed has used and will use all commercially
reasonable efforts to ensure that each copy of the Software delivered pursuant to this Agreement is free of any computer "viruses."

          i.   MILLENNIUM.    Tumbleweed warrants to UPS (and not to any other
parties) that Tumbleweed will use commercially reasonable efforts to ensure that the Software will create, store, process, compare, calculate, sequence and output data relating to (and including) dates on or after January 1, 2000, without producing inaccurate results. The foregoing warranty only applies to errors that are specifically attributable to date-specific data; if such errors would be encountered with non-date-specific data, such errors are covered solely by the other warranty and maintenance provisions of this Agreement. While the exclusions applicable to such other warranty and maintenance provisions also apply to this warranty, UPS acknowledges that inaccurate results also could be caused by software and hardware being used with the Software (including without limitation the BIOS or the operating system), and such inaccurate


UPS/Tumbleweed Confidential            31                      December 18, 1997
results are not covered by the foregoing warranty. Any enhancement required to enable that the Software to comply with this warranty will be considered part of and covered under the maintenance provisions of this Agreement at no additional charge to UPS.

          j.   WARRANTY DISCLAIMER.    EXCEPT AS SET FORTH IN THIS AGREEMENT,
TUMBLEWEED AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

     9. SOFTWARE SUPPORT SERVICES. Tumbleweed shall provide Maintenance Services pursuant to this Section 9 for the period ending as of December 31, 1999, and on a year to year basis thereafter (collectively, the "Support Period"), unless and until terminated by UPS upon at least ninety (90) days' written notice to Tumbleweed prior to the commencement date of the next annul Support Period. Tumbleweed agrees to make the Maintenance Services available to UPS for the term of this Agreement.

          a.   NOTIFICATION OF DEFECTS.    Tumbleweed will promptly (i) notify
UPS of any defects or malfunctions in the Software or Documentation of which it learns from any source and which it reasonably expects to lead to a Critical Defect or Major Defect, (ii) use commercially reasonable efforts to correct any such defects or malfunctions, and (iii) upon the earliest availability of such corrections, provide UPS with corrected copies of same.

          b.   ENHANCEMENTS.    Tumbleweed will promptly provide to UPS, on or
before the date on which any such Enhancement is made generally available to any of Tumbleweed's other customers, copies of the Software and Documentation revised to reflect any Enhancements to the Standard Software which are to be made generally available to Tumbleweed's other customers, including, without limitation, modifications to the Software which can increase the speed, efficiency or ease of operation of the Software or add additional functionality or capabilities to or otherwise improve the functions of the Software, and modifications to the Software which support new protocols, new operating systems and/or new releases of the operating systems and other third party software with which the Software is designed to operate or interface. In the event that Tumbleweed develops an Enhancement for which it will owe a royalty based on the distribution of such Enhancement (a "Royalty Enhancement"), Tumbleweed agrees to
offer the Royalty Enhancement to UPS on terms [          *          ], and UPS
agrees to pay such royalty, [         *           ] based solely upon UPS's use
of the Royalty Enhancement, in the event UPS elects to license such Royalty Enhancement. Solely


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            32                      December 18, 1997
with respect to the migration from version 1.0 of the Standard Software to
version 2.0 of the Standard Software, Tumbleweed shall perform [    *     ]
modifications necessary to the Custom Software furnished hereunder,
[    *     ] charge to UPS, to ensure that such Custom Software shall continue to be operable with the Software as Enhanced, in materially the same manner and with materially equivalent performance as Custom Software associated with version 1.0 of the Standard Software. Further, Tumbleweed hereby represents and warrants to UPS that version 2.0 of the Standard
Software, and the modified version of the Custom Software provided pursuant to the previous sentence, shall have equivalent or greater functionality and performance as version 1.0 of the Standard Software, and Custom Software associated therewith, when operated on (A) SUN Ultra servers, with (B) the SUN Solaris 2.6 operating system or above, with (C) Oracle 7.3 database (with patch) or above, with (D) Netscape Enterprise Service 3.0C or above (backward compatible to 2.01), and must support (E) NFS, and must support (F) separate HTTP components (multiple web servers talking to the same file, system and database), and must provide (G) same custom API services as Tumbleweed built for UPS in version 1.0 (the functions do not have to be the same, but functionality must be), and (H) Tumbleweed must provide expert assistance for developing a distributed implementation using multiple HTTP components, and
(I) Tumbleweed must provide expert assistance for developing a redundant data center recovery solution (the solution must be approved by the UPS architecture group). With respect to subsequent Enhancements to the Standard Software, subject to Section 8(b) above, UPS acknowledges that any work that the parties mutually agree that Tumbleweed shall perform to conform the Custom Software to any such subsequent Enhancement shall be performed as part of a new Phase pursuant to Section 2 hereof. With respect to all Enhancements, Tumbleweed shall provide procedures, such as database conversion procedures where applicable, and any computer program(s) required to assure a smooth and timely migration to the new environment (i.e., typically capable of being performed overnight).

          c.   SECOND LEVEL SUPPORT.    UPS shall be solely responsible for
providing all first level support for its end user customers and for all aspects of the Messaging Service which do not involve the Software. Except as set forth in Section 9(d) below UPS shall further be responsible for first level support of the Server Software and Custom Server Software. Tumbleweed will provide to UPS, twenty-four (24) hours per day, seven (7) days per week, all telephone or written consultation reasonably requested by UPS in connection with its use and operation of the Software or any problems therewith which cannot be resolved a the first level. UPS may designate up to two (2) employees per data center operating the Server Software/Custom Server Software as its support interface(s) ("Support Interfaces") with Tumbleweed, which employee(s) shall initiate and administer all requests for telephone consultation hereunder. Each UPS support interface must complete the training specified in Section 12 hereof, and UPS's end user support personnel shall have completed either the end user support training specified in Section 12 hereof, or subsequent "train the trainer" sessions conducted by UPS regarding end user support. In the event that requests become excessive or overly burdensome as a result of lack of skill or training by the Support Interface(s), or high rate of turnover of such Support Interface(s), UPS and Tumbleweed personnel shall meet to provide solutions to such problem.


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            33                      December 18, 1997

          d.   SUPPORTED DATACENTER SUPPORT.    In order to assist UPS in
performance of its first level support obligations for the Server Software and Custom Server Software, Tumbleweed shall make available to UPS for a period of
[    *      ] from the Commercial Availability Date, one Dedicated Support
Personnel at each Supported Datacenter(s) as UPS may so elect.  Following such
[    *      ] period, Tumbleweed shall continue to make the DSP(s) available to
UPS on a month to month basis unless and until UPS shall have provided at least ninety (90) days' prior written notice to Tumbleweed of the termination of such DSP Services with respect to one (1) or more Supported Datacenters. In the event that UPS elects to discontinue DSP Services with respect to a particular Supported Datacenter, the parties shall meet to mutually agree upon a reasonable adjustment to the Reliability Warranty set forth in Section 8(e) hereof, and the obligations and remedies set forth in Section 9(e)(ii) and (iii) shall no longer apply, but be replaced by the obligations set forth in Section 9(e)(iv) and (v) with respect to any such data center. The DSP(s) shall have as his, her or their first priority the ongoing support and maintenance of the Software at the Supported Datacenter, and shall be physically present at the Supported Datacenter(s) during UPS Business Hours, and on call (i.e., available by pager) outside of UPS's Business Hours. "Business Hours" are 8:00 a.m. to 6:00 p.m., local time, on Business Days. UPS shall provide to the DSP(s) physical access to the server(s) running the Messaging Service at the Supported Datacenter(s), as well as remote access to any other servers running the Messaging Service, in all cases subject to compliance with UPS's reasonable security measures for such access, remote or otherwise. To the extent that UPS declines or fails to implement the Minimum Conditions (as defined above), Tumbleweed shall not be liable for any response time commitments and associated remedies set forth in Sections 9(e)(ii) and (iii). During the first five (5) days following installation of the Software at each Supported Datacenter, the DSP shall be physically present during UPS Business Hours to assist with the implementation of the Messaging Service at such Supported Datacenter.

          e.   REMEDIAL EFFORTS BY TUMBLEWEED.    Tumbleweed will respond to and
resolve problems with the Software in accordance with the following procedures:

     i. UPS shall first attempt to identify and rectify the problem in accordance with its first-level support obligations, which may include consulting with the DSP. If such activities are unsuccessful, the DSP (or one of UPS's Support Interfaces, if UPS is not then covered by Tumbleweed's DSP Services pursuant to Section 9(d) above) shall contact Tumbleweed to report such problem. If the problem may be solved via a telephone consultation, Tumbleweed (or its DSP) shall proceed to attempt to effect such resolution. If remote access is required to permit Tumble-


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            34                      December 18, 1997
          weed to attempt to diagnose the problem, then subject to Tumbleweed's compliance with UPS's security procedures then in effect, UPS shall provide remote access to UPS's servers running the Messaging Service solely for the purpose of enabling Tumbleweed to attempt to diagnose and remedy reported problems remotely. Based on such remote diagnosis, the parties shall confer to determine whether the Software or some other component is responsible for any problems with respect to the Messaging Service.

          In the event that the problem does not arise at a Supported Datacenter, and Tumbleweed informs UPS that the Software is not responsible for the problem, and UPS nevertheless reasonably believes that the Software is responsible for such problem and that such problem is a Critical or Major Defect, and after all possible diagnosis by Tumbleweed and discussion by the parties UPS insists that on-site support is the only reasonable solution, Tumbleweed support personnel shall promptly travel to the other UPS datacenter to attempt to effectuate such repairs. In the event that after such travel it becomes clear that the Software was not responsible for such problems and Tumbleweed had informed UPS of such diagnosis prior to such travel, as provided for above, UPS shall reimburse Tumbleweed for all actual expenses incurred in the course of such service call as well as time and materials charges related to the same. In the event that such on-site service had been necessitated by a Critical or Major defect caused by the Software, Tumbleweed shall bear all expenses associated with such on-site call, but no time and materials charges shall be payable in connection therewith.

          Nothing provided for in this subsection (e)(i) shall have any effect on the remedies available to UPS pursuant to subsections (e)(ii) and
          (e)(iii) below, provided, however that Tumbleweed's obligations and UPS's remedies set forth in subsections (e)(ii) and (e)(iii) below shall apply only to Supported Datacenters;

     ii. For a Supported Datacenter, with respect to Critical Defects, as reasonably determined by UPS, Tumbleweed will respond to UPS's request for service by telephone response by a qualified and knowledgeable representative within one (1) hour from the time Tumbleweed receives UPS's call and will complete such repairs expeditiously. Tumbleweed personnel shall render continuous effort with respect to such problems. If Tumbleweed does not respond and remedy such problem in the Software within four (4) hours of receipt of the call , UPS shall be entitled to a credit against future amounts due hereunder of
          [    *    ] the average hourly revenues generated by the Messaging
          Service (measured over the prior three-month period) for every hour or part thereof after four (4) hours that Tumbleweed fails to remedy such problem. Monies becoming due UPS shall be applied as a credit against any amounts subsequently due from UPS to Tumbleweed. Notwithstanding the foregoing, in the event that Tumbleweed fails to remedy any such problem within fifteen (15) days of receipt of the call, or in the


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            35                      December 18, 1997
          event that any such problem occurs four (4) or more times within any six (6) month period, such failure shall be deemed to be a material breach by Tumbleweed of this Agreement, in which event the foregoing credits shall no longer accrue and UPS shall be entitled to pursue such damages and remedies as UPS might have pursuant to this Agreement, at law or in equity, subject to the limitations (including the limitations on liability) set forth herein;

     iii. For a Supported Datacenter, with respect to Major Defects, as reasonably determined by UPS, Tumbleweed will respond to UPS's request for service by telephone response by a qualified and knowledgeable representative within two (2) hours from the time Tumbleweed receives UPS's call and will complete such repairs expeditiously. Tumbleweed personnel shall render continuous effort with respect to such problems. If Tumbleweed does not respond and remedy such problem in the Software within twenty-four (24) hours of receipt of the call, UPS shall be entitled to a credit against future amounts due hereunder of
          [    *    ] the average hourly revenues generated by the Messaging
          Service (measured over the prior three-month period) for every hour or part thereof after twenty-four (24) hours that Tumbleweed fails to remedy such problem. Monies becoming due UPS shall be applied as a credit against any amounts subsequently due from UPS to Tumbleweed. Notwithstanding the foregoing, in the event that Tumbleweed fails to remedy any such problem within thirty (30) days of receipt of the call, or in the event that any such problem occurs six (6) or more times within any six (6) month period, such failure shall be deemed to be a material breach by Tumbleweed of this Agreement, in which event the foregoing credits shall no longer accrue and UPS shall be entitled to pursue such damages and remedies as UPS might have pursuant to this Agreement, at law or in equity, subject to the limitations (including the limitations on liability) set forth herein;

     iv. For locations other than Supported Datacenters, with respect to Critical Defects, as reasonably determined by UPS, Tumbleweed will respond to UPS's request for service by telephone response by a qualified and knowledgeable representative within one (1) hour from the time Tumbleweed receives UPS's call and will complete such repairs within eight (8) hours. Tumbleweed personnel shall render continuous effort with respect to such problems;

     v. For locations other than Supported Datacenters, with respect to Major Defects, as reasonable determined by UPS, Tumbleweed will respond to UPS's request for service by telephone response by a qualified and knowledgeable representative within two (2) hours from the time Tumbleweed receives UPS's call and will complete such repairs within forty-eight (48) hours. Tumbleweed personnel shall render continuous effort with respect to such problems;


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            36                      December 18, 1997

     vi. With respect to any other problem involving the Software (i.e., Minor Defects), Tumbleweed will respond during Business Hours (hereinafter defined) to UPS's request for service by telephone response by a qualified and knowledgeable representative within four (4) hours from the time Tumbleweed receives UPS's call and will use commercially reasonable efforts to correct such Minor Defect(s) in the next Enhancement of the applicable Software; and

          f.   TERMINATION OF MAINTENANCE.    UPS shall have the right to
terminate the maintenance provisions of this Agreement, without affecting its Licenses to the Software granted under Section 5 hereof, at any time in the event of a breach by Tumbleweed of any of its maintenance obligations hereunder if Tumbleweed shall fail to cure such breach within thirty (30) calendar days of receipt of written notice thereof. Except as expressly provided for in Section 9(e) above, any termination of the maintenance provisions of this Agreement by UPS shall be in addition to any and all other legal or equitable remedies which may be available to UPS. In the event that UPS has terminated the maintenance provisions of this Agreement, and subsequently desires maintenance services, Tumbleweed shall have the right to require that UPS first pay all maintenance fees which would have been otherwise due during the interim and upgrade the Software to the currently supported versions of the Software.

          g. MAINTENANCE EXCLUSIONS. Tumbleweed will only provide Maintenance Services for (x) the then-current version of the Software, (y) the immediately preceding two (2) versions of the Software, and (z) all preceding versions of the Software (in addition to the immediately preceding version) for a period of
[    *      ] following the release of such preceding version(s).  As used in this subsection (h), a "version" is any version of the Standard Software designated, in Tumbleweed's sole but reasonable discretion, by a change in the version number to the left of the first decimal point. Furthermore, Maintenance Services do not include any service required as a result of: (a) any modification of the Software performed by any Person other than Tumbleweed or any of its Associates (except for localizations certified by Tumbleweed as set forth in Section 5(f) and except for modifications to the base Software enabled by the Developer Kit Software); (b) operation of the Software under environmental conditions outside of normal operating ranges for computer hardware for UPS's data centers; (c) any use of the Software on a system that does not meet Tumbleweed's minimum standards for such Software, to the extent such minimum standards are included in the Specifications; or (d) the operation of hardware or non-Tumbleweed software (where such non-conformity is due solely to the operation of such hardware or non-Tumbleweed software). In the event that Tumbleweed provides services that are shown to be due to a factor not covered by the Maintenance Services enumerated in this Agreement, UPS shall pay Tumbleweed's then-current time


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            37                      December 18, 1997
and materials charges needed to perform such services; provided, however, that Tumbleweed shall have informed UPS in advance that such services are not covered by the maintenance provisions hereof, and UPS shall then have expressly requested that Tumbleweed proceed to perform such services.

     10.  CONFIDENTIAL INFORMATION.

          a. NON-DISCLOSURE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION. During the term of this Agreement, and indefinitely thereafter, Tumbleweed will not use, copy, or disclose, or permit any unauthorized person access to, any of UPS's Trade Secrets, except as expressly directed by UPS or as permitted herein in connection with Tumbleweed's work hereunder. During the term of this Agreement, and indefinitely thereafter, UPS will not disclose, or permit any unauthorized person access to, any of Tumbleweed's Trade Secrets, except as expressly authorized by Tumbleweed or as permitted herein. During the term of this Agreement and for a period of two (2) years after termination thereof, Tumbleweed will not use, copy, or disclose, or permit any unauthorized person access to, any of UPS's Confidential Information, except as expressly directed by UPS or as permitted herein in connection with Tumbleweed's work hereunder. During the term of this Agreement and for a period of two (2) years after termination thereof, UPS will not disclose, or permit any unauthorized person access to, any of Tumbleweed's Confidential Information, except as expressly authorized by Tumbleweed or as permitted herein. The use and disclosure restrictions in this Section 10(a) shall not apply to Trade Secrets and/or Confidential Information which (i) are known by the recipient prior to receipt from the disclosing party, (ii) are or become, through no act or fault of the recipient, publicly known or generally utilized by others, (iii) are received by recipient from a third party without a restriction on disclosure or use, (iv) are independently developed by recipient without reference to the Trade Secrets and/or confidential Information, or (v) are required to be disclosed by a court or government agency, provided that the recipient shall have given prior written notice of such required disclosure to the disclosing party promptly upon the recipient becoming aware of such requirement, and taken reasonable steps to allow the disclosing party to seek to protect the confidentiality of the information required to be disclosed.

          b. RETURN OF MATERIALS. Each party acknowledges that all Trade Secrets and Confidential Information of the other party are the property of the other party or its affiliates and their respective licensors. All notes, data, reference materials, sketches, disks, memoranda, tapes, manuals, files, documentation and records in any way incorporating or reflecting any of the Trade Secrets or Confidential Information of UPS and/or its Affiliates shall belong exclusively to UPS and such Affiliates, and Tumbleweed agrees to turn over all copies of such materials in Tumbleweed's possession or control to UPS, or certify the destruction thereof, upon request and, in any event, after the termination or expiration of this Agreement. All notes, data, reference materials, sketches, disks, memoranda, tapes, manuals, files, documentation and records in any way incorporating or reflecting any of the Trade Secrets or Confidential Information of Tumbleweed or its Associates shall belong exclusively to Tumbleweed or its Associates


UPS/Tumbleweed Confidential            38                      December 18, 1997
and upon the termination or expiration of this Agreement, UPS agrees to turn over all copies of such materials in UPS's possession or control to Tumbleweed, or certify the destruction thereof.

          c. THIRD PARTY MATERIALS. Neither party wishes to incorporate any unlicenced or unauthorized materials into its products. Therefore, each party agrees that it will not knowingly disclose to the other, or cause the other to use any information or material which is confidential to any third party unless the disclosing party has a written agreement with such third party permitting disclosure of such information or material to the receiving party or the receiving party otherwise has the right to receive and use such information or material. Neither party will incorporate into its work any materials which are subject to the copyrights of any third party except with the prior written consent of said third party.

          d. PUBLICITY. Tumbleweed shall not use the name of or refer to UPS or any of its Affiliates directly or indirectly in any advertisement, press release or professional or trade publication without receiving prior written approval from UPS. Notwithstanding the foregoing, and subject to Tumbleweed's compliance with the applicable restrictions and other obligations hereunder (e.g., restrictions on the disclosure of UPS's Confidential Information), UPS will agree to be a reference account for Tumbleweed and will allow Tumbleweed to promote its relationship with UPS in press releases, web pages and other collateral marketing and sales materials; provided, however, that Tumbleweed must obtain UPS's prior written consent with respect to any and all such descriptions of the relationship between UPS and Tumbleweed, which consent will not be unreasonably withheld.

          e. REMEDIES. Both parties acknowledge and agree that there may be no adequate remedy at law available to the other party in the event of the breach of any provision of this Section 10 and that such other party, in addition to any other rights which may be available to it, shall have the right to obtain specific performance or injunctive relief, as applicable, in the event of any breach or threatened breach of these provisions.

     11.  SOURCE CODE.

          a. RIGHT TO USE SOURCE CODE. UPS shall be entitled to a copy of the Source Code for the Software, and may use same for its own benefit as set forth in Section 11(c) hereto if (i) Tumbleweed suffers an "Insolvency Event," as such term is defined in the Escrow Agreement attached hereto as Exhibit F, and in connection therewith, Tumbleweed or its trustee or receiver rejects this Agreement; or (ii) Tumbleweed is in material breach of the maintenance provisions set forth in Section 9 hereof, or of any software maintenance agreement then in effect between the parties relating to the Standard Software and that has replaced the provisions of Section 9 hereof.

          b. SOURCE CODE ESCROW. Within fifteen (15) days after UPS's acceptance of the Software associated with Phase II of this Agreement, and thereafter no later than the time of Tumbleweed's delivery to UPS of the Software associated with Phases subsequent to Phase II of


UPS/Tumbleweed Confidential            39                      December 18, 1997
this Agreement, Tumbleweed shall place the Source Code for such Software in escrow pursuant to an escrow agreement in the form of the escrow agreement attached hereto as Exhibit F (the "Escrow Agreement"), which Escrow Agreement shall be entered into prior to the date of such delivery. Except as set forth herein, Tumbleweed shall be responsible for all charges incurred in establishing and maintaining such escrow account. UPS shall be entitled to receive a copy of such Source Code under the circumstances set forth in Section 11(a) above and pursuant to the procedures set forth in the Escrow Agreement. If Tumbleweed corrects any defects in, or provides any revision to, the Software under
Section 9 hereof, or under any software maintenance agreement between the parties, Tumbleweed shall simultaneously furnish the escrow agent with a corrected or revised copy of the Source Code for the Software.

          c. VERIFICATION OF ESCROW DEPOSIT(S). UPS may periodically, but not more frequently than once per year, trigger fresh escrow deposits. UPS shall reimburse Tumbleweed and the escrow agent under the Escrow Agreement for the reasonable expenses incurred in the preparation of such fresh escrow deposits. In addition to triggering fresh deposits, UPS shall have the right, either itself or through a third party designated by UPS, to validate the materials on deposit upon thirty (30) calendar days prior written notice to and in the presence of Tumbleweed, but no more frequently than two (2) times per year. Any third party designated by UPS to validate the materials on deposit shall be required to execute a nondisclosure agreement with Tumbleweed, in a form reasonably satisfactory to Tumbleweed, which nondisclosure agreement shall require that such third party's report to UPS contain only a non-confidential description of results of such validation. Verification shall take place at Tumbleweed's convenience during normal business hours on mutually-designated hardware. Such verification shall be at UPS's expense unless the materials on deposit have not been deposited at the frequency required in Section 11(b) above, in which event Tumbleweed shall bear all costs associated therewith.

          d. OWNERSHIP OF MODIFICATIONS MADE BY UPS. Any and all Derivative Works to the Source code released from escrow which are made by or on behalf of UPS shall be the sole property of UPS. UPS acknowledges that its ownership of such Derivative Works in no way, form or manner creates or transfers any right or title in the Source code to the underlying Standard Software, and that its ownership rights are limited solely to the Derivative Works.

          e. SOURCE CODE LICENSE. Upon the occurrence of the release events set forth in Section 11(a), Tumbleweed hereby automatically grants to UPS, a non-exclusive, irrevocable license to Use, reproduce, modify, maintain, support, update, make, have made, and create Derivative Works of the Source code, and to create object code copies of such software thereby created solely to support and enhance the Messaging Service. UPS shall have the right to employ third party contractors to exercise the foregoing license, so long as such third parties are bound by terms no less protective of the Source Code than the terms of this Agreement, including an obligation to protect the confidential and proprietary nature of the Source Code and to use the Source Code only on UPS's behalf and only to the extent necessary to support the foregoing license. Except as incident to the foregoing grant, UPS may not use, reproduce, distribute, create Derivative Works of, publicly perform, publicly display, digitally perform,


UPS/Tumbleweed Confidential            40                      December 18, 1997
make, have made, sell, offer to sell or import the Source Code. UPS shall continue to pay Royalties, and UPS's failure to make such payments when due shall terminate this source code license.

          f. DISCONTINUANCE OF MARKETING. If Tumbleweed ceases to market the Standard Software and such marketing is not continued by another Person, or is continued by another Person which UPS for reasonable cause deems unsatisfactory, at UPS's request, UPS and Tumbleweed will enter into good faith negotiations to license the Source code to UPS on commercially reasonable terms.

     12. TRAINING SERVICES. In addition to the training outlined in Exhibit G hereto, the License Fees and development fees specified in Section 6 hereof include all costs (other than Tumbleweed's reasonable and actual travel and living expenses) for the following training programs: (i) attendance of up to ten (10) of UPS's technical support personnel at Tumbleweed's two-day system administrator training course, for which course UPS shall have the right to select the topics to be covered based upon training materials supplied to UPS by Tumbleweed in advance of such training; and (ii) training of up to fifteen (15) of UPS's end user support personnel on the Use and operation of the Software. Pursuant to a mutually agreed upon schedule, Tumbleweed shall provide sufficient experienced and qualified personnel to conduct such training at the location(s) designated by UPS. The parties may mutually agree that Tumbleweed shall perform additional training for UPS. Such training may be purchased by UPS, in it sole discretion, at Tumbleweed's standard list price and shall be conducted at a mutually agreed upon time. In addition, if the paries agree that such training shall be performed at any site other than Tumbleweed's Redwood City facility, UPS shall pay all reasonable and actual travel and living expenses incurred by Tumbleweed in performing the training.

     13.  COMPLIANCE WITH LAWS.

          a. LICENSES AND PERMITS. Tumbleweed (i) is responsible for obtaining all licenses, authorizations and permits required by applicable legislative enactments and regulatory authorizations, whether United States federal, state, local or otherwise, which are required in connection with the export of the Software from the United States to foreign countries which may reasonably be considered to be "major" markets, and/or in connection with the exercise by UPS and its sublicensees (to the extent of their sublicenses), within the United States, of their respective rights derived from this Agreement; and (ii) has financial responsibility for, and shall pay, all fees and taxes associated with such licenses, authorizations and permits. UPS is responsible for obtaining, and shall pay all fees and taxes associated with, all licenses, authorizations and permits required by applicable legislative enactments and regulatory authorizations, whether United States federal, state, local or otherwise, which are required in connection with the export of the Software from the United States to any and all other foreign countries. With respect to foreign jurisdictions within which UPS will provide the Messaging Service, UPS shall also be responsible for obtaining all licenses, authorizations and permits required by applicable legislative enactments and regulatory authorizations, except with respect to those provided for


UPS/Tumbleweed Confidential            41                      December 18, 1997
above in this Section 13(a). Notwithstanding the foregoing, upon UPS's reasonable request and subject to UPS's agreement to reimburse any associated costs and reasonable expenses, Tumbleweed will promptly execute all documents and do all acts which may be necessary, desirable or convenient to enable UPS at its expense to obtain such licenses, authorizations and permits. In the event that Tumbleweed has expertise in procuring any such licenses, authorizations or permits, Tumbleweed shall cooperate with UPS to share such information regarding the same.

          b. CHANGES IN LAW AND REGULATIONS. Tumbleweed shall use reasonable efforts to identify the impact of changes in applicable legislative enactments and regulations on the functions performed by the Software, whether such enactments or regulations are foreign or Untied States federal, state, local or otherwise. Tumbleweed shall notify UPS of such changes and shall work with UPS to identify the impact of such changes on UPS's offering of the Messaging Service. Tumbleweed shall promptly make any resulting modifications to the Software as reasonable necessary as a result of such changes, and shall be responsible for, and shall pay for, the cost of any such changes directly related to Tumbleweed's business.

     14.  INDEMNIFICATION.

          a. PROPRIETARY RIGHTS INDEMNIFICATION. Tumbleweed shall indemnify, defend and hold UPS and its Affiliates and Server Sublicensees and their respective officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorneys' fees, and costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from UPS or any of its Affiliates or Server Sublicensees, or their respective officers, directors, agents or employees, arising out of a claim that the Software or Documentation, or any portion thereof, infringes or misappropriates any United States or foreign patent, copyright, trade secret or other proprietary right. In the event that the Software or Documentation, or any portion thereof, is held in a suit or proceeding, or Tumbleweed, in its sole discretion, believes that the software or Documentation may be held, to infringe any rights of any other Person, and the Use of the Software or Documentation or portion thereof is enjoined, or Tumbleweed, believes that the Software or Documentation may be enjoined, Tumbleweed shall, at its sole option and expense, either (i) procure for UPS the right to continue using the Software and Documentation, or (ii) modify the Software and/or Documentation or replace the same with non-infringing software or materials of equivalent functionality and performance. Tumbleweed will not be liable for claims based upon: (w) compliance with UPS specifications, where such specifications would necessarily give rise to infringement (i.e. where alternate implementations of substantially the same functionality would not avoid such infringement); (x) the use or combination of the Software with software, hardware, or other materials not provided or approved by Tumbleweed; (y) any use of a version of the Software which has been altered or modified other than by Tumbleweed or an authorized representative of Tumbleweed, if infringement would not have occurred but for the alteration or modification; or (z) any UPS Intellectual Property incorporated into the Custom Software.


UPS/Tumbleweed Confidential            42                      December 18, 1997

          b. TUMBLEWEED'S GENERAL INDEMNITY. Tumbleweed shall indemnify, defend and hold UPS and its Affiliates, and their respective officers, directors, agents and employees, harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorneys' fees, and costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from UPS or any of its Affiliates, or any of their respective officers, directors, agents or employees, arising out of or resulting from (i) claims of bodily injury, including death, or loss or damage to property or physical destruction of property arising out of or in connection with any act, error or omission of Tumbleweed or any of its officers, directors, agents, employees or subcontractors, during the term of this Agreement; (ii) the fault or negligence of Tumbleweed in the course of its performance under this Agreement, including, without limitation, performance, nonperformance, or defect in performance or defect in design, or any failure of any license management software (to the extent placed in the software by Tumbleweed) to operate properly, or any statement, misstatement, representation or misrepresentation made by Tumbleweed; or (iii) a reclassification or attempt to reclassify any of Tumbleweed's employees as an employee of UPS, including, without limitation, any tax liability (including interest and penalties) resulting from UPS's failure to pay, deduct or withhold income taxes, Federal Insurance Contribution Act taxes, or Federal Unemployment Tax Act taxes with respect to any of Tumbleweed's employees.

          c. UPS'S GENERAL INDEMNITY. Except with respect to matters covered by Sections 14(a) and (b) above, UPS shall indemnify, defend and hold Tumbleweed and its officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorneys' fees, and costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from Tumbleweed or any of its officers, directors, agents or employees, arising out of or resulting from claims by third parties, including end user customers of UPS, based upon (i) any representations made by UPS to such third parties which are not supported by the Documentation and/or any other information or materials supplied by Tumbleweed, or (ii) any acts committed by UPS's end user customers during the course of their use of the Messaging Service. IN NO EVENT WILL UPS'S AGGREGATE, CUMULATIVE LIABILITY UNDER THIS
SECTION 14 EXCEED [    *      ]

          d. LITIGATION. The parties' respective indemnification obligations hereunder shall require that promptly after a party seeking to be indemnified receives a threat of any action, or a notice of the commencement or filing of any action which may be subject to the provisions of this Section 14, the party seeking indemnification shall notify the other party in writing and tender the matter to said party for resolution or litigation. The indemnifying party shall keep the


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            43                      December 18, 1997
other party reasonably apprized of the continuing status of the claims covered by this Section 14, including any lawsuits resulting therefrom, and shall permit the other party, upon such party's written request, to participate (at such party's own expense) in the defense or settlement of any such claim. Neither party shall be required to indemnify for, be bound by, or otherwise incur any liability with respect to, any settlement terms to which it has not agreed; and in such a case, the party has not agreed to the settlement terms shall assume the cost of defending against any such claim and shall select the attorney(s) to defend against such claim subject to the other party's approval, which shall not be unreasonably withheld.

     15. CO-PROMOTION AND CO-ADVERTISING. Any and all marketing by Tumbleweed shall exclude co-promoting or co-advertising with, or otherwise licensing the use of any of the Tumbleweed Marks, to:

     (A)  [           *              ]

     (B)  any of the following entities for the period ending [      *        ],
          or (xi) any parent or subsidiary of any entity on the above list which is involved in the transportation industry or any successor of any entity on the above list.

To the extent that any of the foregoing entities utilize any such Tumbleweed Marks in violation of the foregoing restriction, Tumbleweed will take any and all reasonable steps necessary to enjoin such entity(ies) from using said
Tumbleweed Marks.  The [      *         ] date provided for above in this
Section 15 shall be extended on a day for day basis for any slippage in any of the dates set forth in the Implementation Schedule which is caused by Tumbleweed.

     16.  TERM AND TERMINATION.

          a. TERM. The term of this Agreement shall be eight (8) years, subject to any earlier termination hereof pursuant to the express terms and conditions of this Agreement.

          b. TERMINATION BY TUMBLEWEED; ESCALATION. Tumbleweed may terminate this Agreement for UPS's breach of its payment obligations under Sections 6(a),
(b), (c), (d), (g), and may terminate Section 9 of this Agreement for UPS's breach of its payment obligations under Section 6(i) and (j), provided that prior to any such termination (i) the parties shall first engage in good faith in the dispute escalation procedures set forth below, and (ii) if the dispute can be resolved via an accounting audit process, such audit process (as set forth in Sections 6(e) and (o)) shall have been completed. In the event that a dispute arises regarding any payment or withholding of any funds, either party may give the other notice of the existence of a dispute. If the dispute is not resolved in the normal course of business, then each party shall refer the dispute to the following individuals, which individuals shall attempt to settle amicably by good faith discussions such dispute:

     For UPS:  Mark A. Rhoney


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            44                      December 18, 1997

     For Tumbleweed:  Jeffrey C. Smith

If the designated individuals are unable to resolve the dispute by such discussions within thirty (30) days (the "Escalation Period"), and the parties have not agreed that the dispute can be resolved via an accounting audit process (or if the parties have agreed that the dispute can be resolved via an accounting audit process, such process has been completed, including the thirty
(30) day payment period provided for in Section 6(o)), and if UPS has not paid the disputed amounts within an additional thirty (30) days following the Escalation Period, then Tumbleweed may terminate this Agreement without liability for such termination. No payment by UPS of any disputed amount under this Agreement, whether pursuant to Section 6(o), this Section 16(b) or otherwise, shall constitute a waiver by UPS of its right to pursue any and all claims relating thereto following such payment, provided, however, that UPS shall have provided Tumbleweed written notice of its continued dispute.

          c. CONSEQUENCES OF TERMINATION. In the event of the termination or expiration of this Agreement, in addition to the parties' other obligations hereunder, (i) all licenses granted by either party to the other hereunder shall terminate, (ii) UPS shall promptly remove all copies of the Tumbleweed-proprietary Software from all servers in UPS's control, (iii) both parties shall promptly remove all references to the other party and its products and/or services from its advertising and other promotional materials, and from its website and any other Internet sites, and (iv) except as otherwise provided to the contrary, all obligations of one party to the other party shall cease. Sections 1, 2(j) (only to the extent any amounts remain due and payable), 2(k), 4(b) (only to the extent any amounts remain due and payable and/or restrictive covenants remain unfulfilled), 5(d), 6 (only to the extent any fees remain due and payable), 10, 13 (only to the extent of any financial obligations thereunder), 14, 15 (except as otherwise expressly provided herein), 16, 17 (except for subsections (a) and (h)) shall survive the termination or expiration of this Agreement.

     17.  MISCELLANEOUS.

          a. INSURANCE. Tumbleweed shall, at its own cost and expense, obtain and maintain in full force and effect, with sound and reputable insurers, during the term of this Agreement, the following insurance coverages: (i) Workers' Compensation insurance as required by the law of the state of hire. Tumbleweed shall cause the carrier to provide a waiver of subrogation in favor of UPS for this coverage; (ii) Employer's liability
insurance with a minimum limit of [    *    ] of liability, and not less than
[    *    ] aggregate limit of liability per policy year for disease, including death at any time resulting therefrom, not caused by accident;
(iii) Comprehensive General Liability insurance, including blanket contractual liability, broad form property damage, and products and completed operations coverage, on an occurrence form insuring against all hazards with a minimum limit of liability for bodily injury, including death resulting
therefrom, and property damage in the amount of [    *    ]  per occurrence.
The coverage should also include coverage for personal and advertising injury liability, United Parcel Service of America, Inc. and each of its subsidiaries shall be named as "additional insureds"


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            45                      December 18, 1997
under this policy with respect to the Services provided for under this Agreement; (iv) Automobile liability insurance against liability arising from the maintenance or use of all owned, non-owned and hired automobiles and trucks with a minimum limit of liability for bodily injury and/or property damage of
[    *    ] Combined Single limit.  United Parcel Service of America, Inc. and each of its subsidiaries shall be named as "additional insureds" under this policy with respect to the Services provided for under this Agreement; and (v)
insurance in the minimum amount of [    *    ] for coverage of software errors
and omissions, including services rendered and intellectual property infringement claims, with respect to the computer software developed hereunder. Tumbleweed's insurance shall be deemed primary and without right of contribution by UPS. Tumbleweed shall provide UPS with certificates of insurance evidencing the coverages required hereunder within fifteen (15) days after execution of this Agreement. Each policy required hereunder shall provide that UPS shall receive thirty (30) days' advance written notice in the event of a cancellation or material change in such policy. In the event that any of the Services under this Agreement are to be rendered by persons other than Tumbleweed's employees, Tumbleweed shall arrange to furnish UPS with evidence of insurance for such persons subject to the same terms and conditions as set forth above and applicable to UPS prior to commencement of service by such person(s).

          b. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto and the Specifications which are agreed to by the parties as provided in this Agreement, contains the entire understanding and agreement of the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements between them with respect thereto. Except as set forth herein, there are no representations, agreements, arrangements or understandings, written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement shall control over any conflicting provisions of any UPS purchase order, Tumbleweed invoice or other business form, and such conflicting provisions are expressly rejected. In the event of any conflict between this Agreement and an Exhibit, the terms of this Agreement shall control.

          c. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as such laws are applied to agreements entered into and to be performed entirely within the State of New York between residents of the State of New York. The parties agree that the exclusive jurisdiction and venue for any action relating to this Agreement shall be a federal or state court in the State of New York, and the parties hereby consent to such jurisdiction and venue.

          d. RELATIONSHIP OF THE PARTIES. Tumbleweed acknowledges, agrees, represents and warrants that it is and has been engaged as an independent contractor, and not as an employee, of UPS, and nothing in this Agreement shall be construed as creating an employer-employee relationship or any partnership or joint venture between UPS and Tumbleweed. Tumbleweed shall be responsible for payment of all federal, state and local business-related and employment-related taxes, withholding and insurance arising out of Tumbleweed's and its subcontractors' activities, including by way of illustration, but not limited to, federal and state


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            46                      December 18, 1997
income taxes, social security taxes, unemployment insurance taxes, where applicable, and business license fees, where required. Neither party shall incur any liability on behalf of the other party nor in any way represent or bind such other party in any manner or thing whatsoever, and nothing herein shall be deemed to make either party the agent or legal representative of the other.

          e. AMENDMENTS AND MODIFICATIONS. No amendment to or modification of this Agreement shall be binding upon either party unless such amendment or modification is reduced to writing, dated and executed by the parties to this Agreement.

          f. PERSONAL PRONOUNS; HEADINGS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and vice versa. Titles of all sections and paragraphs in this Agreement are for convenience only and shall neither limit nor amplify the substantive provisions of this Agreement.

          g. SEVERABILITY. In the event that any one or more of the provisions of this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or illegal, such invalidity, unenforceability or illegality shall not affect any other provisions of this Agreement and this Agreement shall be construed as if the challenged provision had never been contained herein. The parties further agree that in the event such provision is an essential part of this Agreement, they will immediately begin negotiations for a suitable replacement provision.

          h. NO ASSIGNMENT. Neither party may assign its rights or delegate its duties under this Agreement without the other party's prior written consent. Any attempted assignment in violation of the foregoing shall be void and of no effect. Notwithstanding the foregoing, without the consent of the other party,
(i) either party may assign its rights and delegate its duties, in whole but not in part, to any successor in interest by asset sale, merger, reorganization, recapitalization or similar transaction, except that UPS's prior written consent shall be required with respect to any delegation or assignment by Tumbleweed to any of the entities listed in Section 15 above, during the period specified therein, and (ii) UPS may assign its rights and delegate its duties to any of its Affiliates. Following any such assignment or delegation by Tumbleweed pursuant to the previous sentence, upon written notice to Tumbleweed (or its successor in interest), UPS shall have the right to (i) cancel any outstanding development Services with respect to any Phase(s) subsequent to Phase II of the Project, (ii) terminate the procurement of Maintenance Services from Tumbleweed pursuant to Section 9 hereof, such termination to be effective one (1) year after the giving of such notice, (iii) convert the licenses granted by Tumbleweed hereunder to irrevocable licenses for the remainder of the eight (8) year



UPS/Tumbleweed Confidential            47                      December 18, 1997
term of this Agreement, and (iv) reduce the Royalties payable pursuant to
Section 6(b) hereof, for the remainder of the term of this Agreement, to
[       *        ] actually received by UPS and/or its Affiliates for license
fees for the Software [       *        ].  The parties' rights and obligations
will bind and inure to the benefit of their respective successors and permitted assigns.

          i. NO WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect that party's right to enforce such provisions, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision.

          j. NOTICES. Except as otherwise provided herein, and except for notices of failures, errors or other problems with the Software, which may be delivered by phone and confirmed in writing, all notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be given by personal service, UPS Next Day Air, telecopy, or by United States certified mail, return receipt requested, postage prepaid to the addresses set forth below, or such other address as changed through written notice to the other party.

          If to UPS:

               United Parcel Service
               55 Glenlake Parkway
               Atlanta, Georgia 30328
               Attn:  Joseph R. Moderow
               Telecopy:  (404) 828-6619

               With a copy to Joe Pyne (same address); Telecopy:  (404) 828-6619

          If to Tumbleweed:

               Tumbleweed Software Corp.
               2010 Broadway Street
               Redwood City, California 94063
               Attn:  President
               Telecopy:  (650) 369-7197


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            48                      December 18, 1997

          Notice given by personal service shall be deemed effective on the date it is delivered, notice sent by UPS Next Day Air shall be deemed effective one Business Day after dispatch, notice given by telecopy shall be deemed effective on the date of transmission, and notice mailed shall be deemed effective on the third Business Day following its placement in the mail.

          k. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which shall constitute one and the same Agreement.

          l. CONSTRUCTION. This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the party drafting this Agreement in construing or interpreting the provisions hereof.

          m. PERSONNEL RULES AND REGULATIONS. While on the other party's premises, the personnel of each party will comply with all security practices and procedures generally prescribed by such other party. In addition, unless otherwise instructed by UPS, Tumbleweed personnel shall observe the working hours, working rules, holiday schedules and policies of UPS while working on UPS's premises.

          n. EXHIBITS. The following Exhibits are attached hereto and incorporated herein by reference:

          Exhibit "A"  -  Standard Software and Phase I Software and Services**
          Exhibit "B"  -  Phase II Software and Services**
          Exhibit "C"  -  Interface Information and Developer Kits**
          Exhibit "D"  -  Implementation Schedule**
          Exhibit "E"  -  End User License Terms**
          Exhibit "F"  -  Source Code Escrow Agreement
          Exhibit "G"  -  Marketing Support Services**
          Exhibit "H"  -  [Reserved]
          Exhibit "I"  -  Server Software Sublicense Terms

          o. LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO TUMBLEWEED'S OBLIGATIONS UNDER SECTIONS 5, 14(a) (ONLY WITH RESPECT TO THE FIRST SENTENCE THEREOF), 15 AND 17(p) HEREOF, AND EXCEPT WITH RESPECT TO UPS'S OBLIGATIONS UNDER SECTIONS 5, 14(c) AND 17(p) HEREOF AND ITS OUTSTANDING PAYMENT OBLIGATIONS UNDER SECTION 6 HEREOF, AND EXCEPT IN THE EVENT A PARTY BREACHES ITS CONFIDENTIALITY OBLIGATIONS TO THE OTHER PARTY HEREUNDER, IN NO EVENT SHALL EITHER PARTY'S AGGREGATE CUMULATIVE LIABILITY UNDER THIS AGREEMENT EXCEED (I)
DURING THE [      *       ]


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

        ** Confidential treatment has been requested with respect to certain portions of these exhibits. The confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            49                      December 18, 1997

OF THIS AGREEMENT, [       *        ]; OR (II) DURING [      *       ]
OF THIS AGREEMENT, [       *        ] PLUS THE AMOUNTS ACTUALLY RECEIVED BY
TUMBLEWEED UNDER THIS AGREEMENT IN [       *        ] PERIOD PRECEDING THE DATE
THE CLAIM IS MADE.

          p. NO CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO EACH PARTY'S OUTSTANDING PAYMENT OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE
LIABLE IN THE AGGREGATE IN EXCESS OF [       *        ] FOR LOST PROFITS OR LOSS
OF BUSINESS, OR FOR PUNITIVE, EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (WHETHER FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY OR OTHERWISE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN.


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


UPS/Tumbleweed Confidential            50                      December 18, 1997

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

UPS:

UNITED PARCEL SERVICE GENERAL SERVICES CO.


By:    /s/ Joseph M. Pyne
   ----------------------------
Title:      Sr. V.P.
      -------------------------
Print Name: Joseph M. Pyne
           --------------------


Tumbleweed:

TUMBLEWEED SOFTWARE CORPORATION


By:      Joseph C. Consul
   ----------------------------
Title:  V.P. Finance, C.F.O.
      -------------------------
Print Name: Joseph C. Consul
           --------------------

(K:\78900.ups\97649.tum\agmnts\120897.wpd)

UPS/Tumbleweed Confidential            51                      December 18, 1997

                                      EXHIBIT A

                                 EXHIBIT A - PHASE I





                         TUMBLEWEED-REGISTERED TRADEMARK- SOFTWARE CORPORATION 2010 Broadway
                         Redwood City, CA  94063
                         www.tumbleweed.com

                         DOCUMENT VERSION 1.0
                         Copyright 1997 Tumbleweed Software Corp.
                         All Rights Reserved

                                  [       *       ]














[*] Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                       POSTA 1.0 DETAILED DESIGN SPECIFICATION











                         TUMBLEWEED-REGISTERED TRADEMARK- SOFTWARE CORPORATION 2010 Broadway
                         Redwood City, CA  94063
                         www.tumbleweed.com

                         DOCUMENT VERSION 1.0
                         Copyright 1997 Tumbleweed Software Corp.
                         All Rights Reserved

-  OVERVIEW
-------------------------------------------------------------------------------

     Tumbleweed Posta is an electronic document delivery client/server software application. Posta allows a computer user with access to the Internet to send an electronic file to a recipient over the Internet.

-  POSTA COMPONENTS
-------------------------------------------------------------------------------

POSTA ADMIN

     Posta Admin is a server application that allows the administrator of the Posta server to configure the Posta server software, configure and manage Posta accounts for end users, and generate invoices for Posta account holders for Posta use.

POSTA CENTRAL

     Posta Central is a server application that allows Posta account holders to send and track documents and manage accounts, mail lists, and billing. Each Posta Central account holder needs a Posta account which is set up ahead of time by the individual user, group manager, or Posta administrator.

POSTA DESKTOP

     Posta Desktop is a client application for use with the end-users' computer desktops. Posta Desktop enables access to Posta Central server capabilities through a desktop application.

POSTA RECIPIENT

     Posta recipients need an e-mail account, World Wide Web access, and a Web browser in order to receive Posta deliveries.

                                  [       *       ]














[*] Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

     -  POSTA ADMIN
-------------------------------------------------------------------------------

The Posta Admin is an application used by the administrator of the Posta server. Only those at the service provider level who maintain the Posta systems and manage the top level accounts on the Posta server should be granted access to the Posta Admin. The chief administrator is referred to as the Postamaster
(PM).(1)

The Postamaster accesses Posta Admin through a Web browser and a private admin password. There are two types of administrative functions available from the
Admin: systems administration and account administration. The main elements on the toolbar are:

     -    Server - status information regarding the various system components.
     -    Accounts - account creation and management functionality
     - Billing - invoicing functionality to bill Posta accounts for services provided
     -    Quit - logout from Posta Admin


                            FIGURE 1; ADMIN MAIN TOOL BAR
                       [Graphic depicting Admin main tool bar]


SERVER

To access information about the system, click on the Server button on the primary navigation bar. This will open the Server pages of Posta Admin. In Server mode, the following can be viewed:

     -    System summary information
     -    System and server configuration, with parameter listings
     -    System statistics
     -    System events

SYSTEM SUMMARY

To view summary information about the system, click on Summary on the secondary navigation bar in Server mode. The System Summary page, shown below, will open with a table listing the components of the system and their current status.

----------------------------
(1)The Postamaster manages all accounts on a Posta server, which may include individual, group, or member accounts on a Posta server. In contrast, a group account manager manages only the activities of a single group account.

                            FIGURE 2;  SYSTEM SUMMARY PAGE
                       [Graphic depicting  System Summary Page]


Posta server components, each of which is responsible for a particular task within the Posta server, are:

     - HTTP GATEWAY - This component is the Posta server's connection to the Internet. HTTP is the protocol that the server uses to communicate with the Posta applications and the Web browser.

     -    STMP GATEWAY - The SMTP gateway is Posta's e-mail server.

     - ACCOUNT MANAGER - This component manages the Posta accounts, validating each account every time the user logs in.

     - STORE MANAGER - The Store manager interfaces with the database and provides a layer of abstraction for the other Posta server components.

     - DELIVERY MANAGER - This Posta server component manages notifications of Posta deliveries.

     - CONTROLLER - The Controller verifies that the other Posta server components are functioning properly

     - DATABASE - The Database stores all Posta data such as account information, notification status, etc.

The Status column of the System Summary table describes the operational status of the various Posta components.

The "Restart" button shuts down and then attempts to restart the Posta components. The "Shutdown" button shuts down the Posta components. The Restart component cannot be relied upon to restart the Posta server 100% of the time; if the underlying operating system, Web server, or database is malfunctioning, the Restart may not function.

SYSTEM AND SERVER CONFIGURATION

Configuration, on the secondary navigation bar in Server mode, opens a page containing tables listing the system configuration, license information, server configuration, and operation parameters.

                            FIGURE 3;  CONFIGURATION PAGE
                        [Graphic depicting Configuration Page]

NOTE: The details given below regarding the License Information, Server Configuration, or Operation Parameters tables are also available by clicking on the "Show help" link at the top of the applicable table. To hide the details again, click on the Back button of the Web browser's toolbar.

The Postamaster may edit any information that is in an editable text box. Click on the Update button at the bottom of each table to save the changes made within that table to the Posta server. Restarting is not necessary for changes to take effect.

The System Configuration table lists each Posta server component installed on the system and its version number. It also lists other components of the system, including the database server, database name, HTTP server, computer name, operating system, and processor(s).

The License Information table lists the following:

     -    USER NAME - The name of the Posta license holder.

     -    USER ORGANIZATION - The name of the license holder's company.

     -    USER E-MAIL - The e-mail address of the Posta license holder.

     - LICENSE KEY - To allow users to log into the Posta server, the license holder must get a valid license for that server. The license must be provided by Tumbleweed Software.

     - MAXIMUM NUMBER OF ACCOUNTS - This field shows the maximum number of accounts available on the Posta server. The number zero refers to an unlimited number of accounts.

     - EXPIRATION DATE - This field shows the expiration date of the Posta server license. After that time limit, the license must be renewed. An unlimited expiration date is depicted by 00/00/0000.

The Server Configuration table lists the following:

     - HTTP HOST NAME - This is the host part of the URL used to access the Posta server.
          - Note that if this host is not in the DNS, recipients will not be able to retrieve their delivery notifications from this server.

          - An IP address can be provided instead of the host name. In that case the Posta license must be issued for that IP address.

     - HTTP CONNECTIONS - This allows for secure or unsecure connections between the user and the Posta server.

          - If Unsecure is checked, then the Posta server will accept only unsecure connections. This causes the "recipient must use secure connection" send option to be hidden within Posta Central. This must be used if the server does not have a digital certificate installed.

          - If Secure is checked, then the server will require Posta Central and Posta Desktop users and recipients to use secure connections. The users and recipients are required to have valid digital certificates installed (see the POSTA SERVER INSTALLATION GUIDE for details).

          - If the "Secure" or "Both" option is checked, then the server must have a digital certificate to authenticate itself to users who will then have the option to use secure connections for their sessions and/or for their deliveries.

     - SMTP HOST NAME - This is the host name of the SMTP mailer which sends the delivery notification.

     - MAILER SMTP ACCOUNT - This is the name of the sender of the delivery notifications. It is located at the SMTP host selected above.

     - ADMIN SMTP ACCOUNT - This is the name of the Admin SMTP account. This account is at the SMTP host selected above. Users may send their requests and questions to this account. Posta will then forward that information to the "Human e-mail Address" specified in the next box.

     - HUMAN E-MAIL ADDRESS - This full e-mail address is reserved for forwarding all e-mail that must be handled manually. That includes mail sent to the SMTP-standard-defined 'postmaster' account of the Posta SMTP Gateway, mail sent to the Posta administrator account defined during Posta software installation, and the bounced notifications sent by the Posta SMTP Gateway which cannot be handled automatically.

     - DNS SERVER - These DNS server addresses are used by the SMTP gateway to resolve the address of the notifications. It is strongly recommended that there are at least two, for redundancy.

     - DATABASE ACCOUNT (POSTA) PASSWORD - This is the password of the database account called "Posta" that is used by the Posta server.

     - DATABASE CONNECTION TIMEOUT - This is the time after which the server stops trying to connect to the database.

The Operation Parameters table lists the following:

     - DELIVERY DELETE DELAY - This specifies how long the server retains the tracking information after the expiration date. Notice that the delivered files are deleted at the delivery expiration date, independently of this setting.

     - BILLING POST DELETE DELAY - This parameter specified how long the server retains the billing posts after the date they are posted. Billing information will not be accessible for items older than this delay.

     - VALIDATE DELETE DELAY - This specifies how long the server retains the valid information for the evaluation accounts for which the user completed the infor-mation forms but has not validated the account after receiving the validation e-mail.

     - BATCH HOURS - this parameter sets the time during which the batch tasks can be run. Batch tasks are routines that check the database for the specified criteria. They delete old information from the database and delete old documents from the Posta server. The batch tasks should not be run during peak hours. The time is specified in 24 hour format.

SYSTEM STATISTICS

The Statistics link on the secondary navigation bar in Server mode will open a list of server statistics. The following picture illustrates this page:


                          FIGURE 4;  SYSTEM STATISTICS PAGE
                      [Graphic depicting System Statistics Page]


Click on a highlighted line of text to open a chart based upon the relevant data. Most of the data can be displayed in intervals of one minute, five minutes, one hour, one day, or one week. Click on the desired time interval link before the chart. Note that the information regarding database table sizes is only collected hourly.

The data obtained for statistical purposes is compressed in order to conserve space in the database. Data that is older than three months is displayed in intervals of one day or greater.

NOTE: The daily accumulation of data over three months old will be based upon Standard Time, not Daylight Savings Time. Therefore, information compressed during Daylight Savings Time will have a timestamp of 11:00 p.m. rather than 12:00 a.m.

SYSTEM EVENTS

The Events link on the secondary navigation bar in Server mode will open a table listing the date, type, source, and description of events occurring on the Posta server. This information is listed in reverse-chronological order.

The following is an illustration of the Posta Events page:

                             FIGURE 5;  POSTA EVENTS PAGE
                        [Graphic depicting Posta Events Page]


Note that the Events page describes events in terms of the Posta services. Thus the terms Store, Account, Mail, etc. pertain to the services which perform certain tasks within the Posta server.

ACCOUNTS

The Postamaster can create and manage Posta accounts by clicking on the Accounts button on the main tool bar. The left hand side navigation includes View, Create, Search, Types, and Help.

VIEW

The first click on Accounts on the main tool bar brings users to the first page of a table which displays all billing accounts on that Posta server. Note that individual and GROUP accounts, but not specific MEMBER accounts, are displayed in this table. Postamasters can get increasingly detailed information about each of the accounts by drilling down within the desired account and type of information. For example, for a given group account the Postamaster can navigate from View Accounts >> Account Information >> Members >> Member Account Information.


                               FIGURE 6;  VIEW ACCOUNTS
                          [Graphic depicting  View Accounts]


Clicking on the "Name link will bring up an email box addressed to the account holder. Clicking on the Account link will bring users to the Account Information page where the Postamaster can view and edit account information.

     ACCOUNT INFORMATION

Account Information is divided into three segments. Postamasters can edit the fields marked with an (e) below. General Account Information contains:

     -    Account name (e)
     - Type of account (e) - pulldown menu listing the defined account types; "Type" text-link goes to Account Types section described below
     - # of members - presents # of current members; "Members" text-link goes to view Members page described below
     -    Date of creation
     -    Date of last access
     -    Status - Active, Disabled, or Wait Validate

Account Holder (the account manager for group accounts) information contains:
     -    Name (e) - (first, middle, last)
     -    E-mail address (e)
     -    Company (e)
     -    Address (e) - (street, suite/floor, city, state, zip code, country)

The last section allows Postamasters to change (but not view) the password of the account.

The Postamaster can update any of the information presented in input fields (marked with (e) above).

Clicking on update will save changes. Clicking on the Delete account button will delete the Posta account. After updating or deleting an account, Posta Admin will return to the "View Accounts" page.

     VIEW MEMBERS

The Account Members page is accessed by clicking on the "Members" text-link on the Account Information page and displays the members of the given group account. Above the table is the group account name. The name of the group account is a text-link back to the account detail page. In the table, the name of a member links to a mail-to: box addressed to the member. The member account name links to the Account Information page which allows Postamasters to view and edit group member information.

     MEMBER DETAIL

From the Member Account Information page, the Postamaster can view and edit member account information, and delete member accounts. General member account information includes:

     -    Posta server name
     -    Group account name - text link back to account detail
     -    Member account (e)
     -    Date created
     -    Date last accessed

Member information includes:

     -    Member name (e) - (first, middle last)
     -    E-mail address (e)

Postamasters may also change the password of the member account or can delete the member account by clicking on the Delete Member button. If a member account or account information is deleted or updated, the Postamaster is returned to an updated Account Members page.

CREATE ACCOUNT

To create a NEW account, Postamasters click on the Create link on the left hand side of the page.

Postamasters fill in the requested information and Click on the Create button at the bottom of the page. Posta Admin will create the account and return to the Account Information page for the new account.

SEARCH

Posta Admin provides the Postamaster searching capabilities to locate a specific account. Clicking on Search from the left hand navigation brings up the Search Accounts page. Postamasters can search by

     -    Account name
     -    Account type (pull down with defined types)
     -    Account status (pull down with active, on hold)
     -    Account holder or member name - (first, middle, last)
     -    Account holder or member E-mail
     -    Company
     -    Street Address
     -    Suite/Floor
     -    City
     -    State
     -    Zip
     -    Country

Postamasters can fill out any or all of the above information. Clicking on the Search button initiates the query, clicking on Reset clears the form.

TYPES

Types allows the Postamaster to view, edit, and delete existing account types and to define new types. Posta includes three predefined types of accounts that Postamasters can edit to suit their needs. One of the types is named "Evaluation." This account type is provided for Evaluation accounts created by users who want to try out Posta. Postamasters can edit any of the pre-defined types, but can only delete the non-Evaluation types.

Clicking on Types in the left hand side navigation brings users to a table summarizing existing account types. Information listed in the table includes the type name, maximum # of members, maximum # of recipients per delivery, maximum # of kilobytes per delivery, and the pricing plan associated with each.

     ACCOUNT TYPE DETAIL

Clicking on the hot-linked account type name brings up the Account Type page which allows the Postamaster to view and edit settings about a specific account type and to delete the account type. The Postamaster can edit any entry that is presented in an editable field. Information on the page includes:

     - Type information: name, date created, last date modified, pricing plan (pulldown menu of available pricing plans)
     - "Pricing" is a text link to the pricing section in the billing section of the Admin
     - Account parameters" maximum # of members (e), automatic disabling and deletion (e)
     - What features are available: maximum # of mail lists and/or billing codes (e)

     - Delivery constraints: max file size in kilobytes, max # of recipients, max document expiration, and max time into the future for scheduled notification.

Buttons at the bottom of the page are Delete and Update. Once deleted or updated, users are returned to an updated Account Type report with a line above it confirming the action that had just occurred.

     CREATE ACCOUNT TYPE

From the Account Types page PostaMasters can create account types by typing in a new account type name and clicking on the Create account type button. The Create Account Type page is similar to the Account Type Details page. Buttons at the bottom of the page include Update or Delete. Once created, users are returned to an updated Account Type table.

BILLING

The Billing section of the Admin allows Postamasters to manage pricing plans and to create invoices for the accounts on the Posta server. The left hand side navigation includes Pricing Plans, Create Plan, Create Invoice, View Invoice, Preferences, and Help.

     PRICING PLANS

The first click on Billing in the main tool bar brings Postamasters to a list of existing pricing plans.

The Pricing Plans page displays a table of existing pricing plans. The table includes information such as the name of the plan, the method of billing (i.e. by delivery, or subscription), and the base rate for either billing method. Clicking on the hot-linked plan name brings users to the Pricing Plan Detail page.

                               FIGURE 7;  PRICING PLANS
                          [Graphic depicting  Pricing Plans]


PRICING PLAN DETAIL

The Pricing Plan Detail allows Postamasters to view and edit pricing plan parameters, and to delete a given plan. Parameters presented in an editable field (e) can be edited. Information included in the detail includes:

     -    Name of the plan
     -    Date created

In addition, the page displays pricing options that may be selected individually or in combination:

     -    Subscription pricing

          -    base price (e)
          - frequency (e) pulldown menu (daily, weekly, monthly, quarterly, yearly)
          -    cost per member (e) above a number (e) of members

     -    Delivery pricing
          -    cost per delivery
          -    cost (e) per MB above a number (e) x 0.1 MB
          -    cost (e) per MB* days above a number (e) of MB* days
          -    cost (e) for encryption
          -    cost (e) for high priority

Buttons at the bottom of the page include Delete plan, Update, and Reset. Deleting or updating a pricing plan brings users back to an updated Pricing Plan table.

CREATE PRICING

Postamasters can create a new pricing plan by clicking on the Create Pricing link on the left hand side. The Create Pricing page is similar to the Pricing Plan Detail page with the exception that the plan name is editable, the creation date is not displayed, and the buttons at the bottom of the page do not include Update and Delete, only Create and Reset.

CREATE INVOICE AND VIEW INVOICE

Postamasters can bill account holders by creating invoices from Posta Admin. Clicking on the Create Invoice link on the left hand side allows Postamasters to specify which account(s) they currently want to invoice.

Postamasters can specify which account(s) they want to bill for by account name, and/or by account type. To invoice all accounts, the Postamaster specifies a wildcard (*) in the account name field and "Any" in the account type field.
They must also specify a billing period expressed as a range of dates for the invoice. One invoice will be created for each account specified.

The Postamaster generates the invoices by clicking the "Create" button. After the invoices are created, Postamasters can choose to export invoice results to a file by clicking on the "Save to Disk" link at the bottom of the page. Doing so will bring up a dialog which will allow them to specify a file name and a location to store the file. The file created will be ASCII text in a tab delimited format.

-  POSTA CENTRAL
-----------------------------------------------------------------------------

The Posta Central is an application that provides sending, tracking, account management, billing, and mail list capabilities. HTML pages viewed through a Web browser serve as a front end to the Posta server delivery functionality and database information.

Most of Posta Central functionality is accessible through Web browsers which support tables, specifically, Netscape Navigator 2.0 or greater and MS Internet Explore 2.x or greater. However, the ability to initiate a package delivery through Posta Central requires Netscape Navigator 2.0 or higher, not MS Internet Explorer. Users can login directly to the Posta Central through the Posta Central login page. In addition, Posta Desktop users can access Posta Central functions through Internet shortcuts on the Posta Central menu.

GENERAL LAYOUT

There are five main functional areas of Posta Central. A persistent tool bar provides access to these functions. This tool bar serves as the primary navigational element and is laid out across the top of the page. There are six buttons on the main tool bar including: New Package, Tracking, Account, Billing, Mail Lists, and Quit. Secondary navigation within each of the functions is laid out vertically down the left hand side of each page. Help is the last item on the left hand side and points to online help regarding the current function.


                           FIGURE 8;  POSTA CENTRAL LAYOUT

                       [Graphic depicting Posta Central Layout]


NEW PACKAGE

Posta Central send functionality is only available to users with Netscape Navigator 2.0 or higher. Posta Drop, PDF conversion, and access to local address books are not available from the Posta Central.

Send functionality can be accessed from the New Package button on the main tool bar.

     NEW PACKAGE

Clicking on the New Package button from the main tool bar brings up the Posta Package page. For a given delivery, users can both manually enter names into the To: filed and select a mail list from a pulldown. The mail list link before the pulldown brings people to the top level of the mail list functionality to allow people to view and manipulate the mail lists. Unlike the Posta Desktop, users do not have access to a local E-mail address book.

If items entered in the To: field do not contain an "@" the server will attempt to resolve them with mail lists. If they still cannot be resolved, the server will append the sender's domain name to the end of the item.

Senders can input text into the Subject and Message fields. Note that the Subject field can be no larger than 127 characters and the message field is limited by the size of the Web browser's edit box.

CAUTION: Since the subject and message are sent over regular e-mail, they are not encrypted and thus are not secure.

Users may specify a document to be sent in one of two ways:

     -    Typing the name of and path to the document, or
     - Clicking the Document: button and browsing to select a document from a local directory through Netscape's "File Upload" dialog.

To send multiple files, specify your first file as instructed above and then click on the Add Another File button. This button will upload the file to the server (without "sending" it to the recipient). The file will be listed on the Posta Package page. You may then add the second file in the text box provided, clicking on Add Another File to add that file to the Package. Repeat as desired. Note that once a file is added to the list, it cannot be removed from that Posta Package. Note also that any applicable size limits for the user's account pertain to the sum of the file sizes per package.

The Reset button clears the form to its default.

The Send button initiates the delivery of the document with the current Send Options.

If the information input into the address form is incomplete or incorrect, Posta will deliver an error page with the fields in question. If a file's MIME type is not recognized, it will default to a binary file (octet stream) and the user must specify the file extension. Users can edit the field directly from the error page and can resubmit the new information.

When the send is complete, the sender is presented with a "Send Complete" page notifying the sender of the completed status, "Your Document Has Been Sent."

                       FIGURE 9;  POSTA CENTRAL PACKAGE WINDOW
                  [Graphic depicting  Posta Central Package Window]


     OPTIONS

If a user wishes to change the send options, he/she can do so by clicking on the Options button at the bottom of the Posta Package page.

Send options from Posta Central are the same as from the Desktop with the following exception: Document Type is not an option. From Posta Central, documents can only be sent in documents' original format.

     SEND OPTIONS

Each delivery transaction has associated send options. All options have default settings which can be changed by the user prior to delivery. Settings can be viewed and edited by clicking on the Options button on the Package page.

     PRIORITY

Users can specify the priority of a delivery as either normal, low, or high, by clicking on the pulldown menu. Priority determines the order the package is processed by the client as well as by the server.

     REQUEST CONFIRMATION

Request confirmation prompts the recipient to confirm whether or not a document was successfully received. Request confirmation can be selected or de-selected by clicking on the checkbox.

     SECURITY

The security options allow the user to specify different levels of security measures. The user may enter a password into the "Password" and "Confirm Password" fields. If the user enters different passwords into the two fields, Posta Central will prompt the user to enter identical passwords prior to initiating the delivery. If the user enters the same password in each field and then initiates the delivery, the Posta server will then prompt the recipient for the password prior to enabling the recipient to access the Posta Receive page for the package.

If the user selects the "Encrypt document(s)" checkbox, the Posta server will utilize the Windows NT Server "CryptoAPI" function call to encrypt the file stream that is stored on the Posta server. This encryption will use the underlying private key encryption algorithm and default key length as provided by the Microsoft Windows NT server through its CryptoAPI.

If the user selects the "Require secure connection to receive" checkbox, then the Posta server will verify that the recipient has a web browser that supports a secure connection between the recipient's web browser and the Posta server using Secured Socket Layer (SSL) or Private Communications Technology (PCT). When delivering the Posta receive page to the recipient's web browser, the Posta server will then require this secure connection capability to be enabled in the recipient's web browser. Note that this checkbox only addresses the secure connection between the Posta server and the recipient. if the user wishes to create a secure connection between himself and the Posta server, the user must also check the "Use Secure connection" checkbox in the Posta Desktop setup dialog.

     DOCUMENT EXPIRATION

Document Expiration allows users to specify how long a document will remain on the server for recipient availability. Default will be 10 days after notification is sent. The minimum value is one day and the maximum is one thousand days.

     SCHEDULED NOTIFICATION

Scheduled Notification allows users to specify a future date and time that Posta will notify users of a given delivery. Times will be specified with AM/PM designation.

     BILLING CODES

The Billing Code option allows users to select a billing code from a pulldown menu. The list must be defined and maintained in the Billing section of Posta Central. The "Billing code" text link brings users to the billing section of the Posta Central to view and manipulate billing codes.

     SAVE AS DEFAULT

Users can check the "Save current settings as default" box if they wish to save the current settings as the default. If the box is checked, the new default settings will be saved and used for subsequent sends. If the box is not checked, the default settings will not change. Changes will only take effect if the send is actually initiated.

Clicking on the Reset button at the bottom of the page will restore the default settings. Once the options are set to the sender's satisfaction, clicking on Apply will apply the changes to the current package and open that Posta Package page. Clicking on the No Change button will open the current Posta Package without changing the options.

                             FIGURE 10;  PACKAGE OPTIONS
                         [Graphic depicting  Package Options]


TRACKING

The Posta Central tracking functionality queries the Posta database for information about deliveries sent from an account and presents search results in a report format.

Tracking is accessible from a button on the main tool bar. The secondary navigation on the left hand side includes Log, Search, Preferences and Help.

Account Managers can track deliveries initiated from a Group Account. Group members can track deliveries he or she personally initiated, not deliveries initiated by other group members.

     LOG

The tracking button on the main tool bar brings up the delivery log, a record of recent deliveries sent from the account, presented in reverse chronological order. The user can specify the format of the report in Tracking Preferences (the format chosen applies to both the Log and Tracking Reports). If the total number of deliveries exceeds the number of rows specified in the Preferences, the user can click on the Next button at the bottom of the page to see another page of deliveries. A Previous button navigates the user to the previous page of deliveries. A line at the bottom of the page indicates the preferences settings.

In Basic format, the subject of each listing in the log links to a DELIVERY DETAIL report about the specific delivery. A detail report contains send parameters of each delivery (including a link to the document if not expired or encrypted, and the mime type) and the status of the delivery to each recipient. Users can click on Log on the left hand side to return to the top level log.


                               FIGURE 11;  DELIVERY LOG
                          [Graphic depicting  Delivery Log]


     SEARCH

Search functionality allows users to search the Posta database for a specific delivery or set of deliveries. To identify the deliveries of interest, users can specify any combination of search criteria. If multiple criteria are specified, the search engine will perform an AND search among all the criteria. To simply the UI, a short-list of searchable fields are presented on the main search page, which will accommodate most users' queries. Clicking on a "More Options . . ." button at the bottom of the short form brings users to a page with an expanded list of searchable fields -- including all of the fields from the short list.

The main search page contains six search criteria.

     - To: allows a user to search by full or partial E-mail address of the recipient; partial E-mail addresses allows the user to search by domain name
     -    Subject:  allows a user to search on text in the subject field.
     - Document: allows a user to perform a text search on the name of the document
     - Send date: a user can search for deliveries sent within a defined date range
     - Delivery status: allows a user to select from a menu which includes Any, Received, Not received (includes both failed notification and not picked up), Pending notification, Failed notification, Confirmed, Not confirmed
     -    Billing Codes:  allows a user to search by billing code

Clicking on the Search button initiates the query and returns a report with all deliveries which match the query. Clicking on the Reset button clears the form to its default.

                               FIGURE 12;  MAIN SEARCH PAGE
                          [Graphic depicting  Main Search Page]


     MORE OPTIONS

Clicking on more options brings the user to a search page which additional search parameter options. The page includes the fields on the main Search page followed by these additional fields:

     -    Document expiration (date range)
     -    Scheduled notification (date range)
     -    Receive date (date range)
     -    Notified (date range)

The Search and Reset buttons have the same behavior as the buttons on the main Search page.

The "Less Options" button returns to the Search page.

                           FIGURE 13;  MORE SEARCH OPTIONS
                       [Graphic depicting  More Search Options]


     PREFERENCES

Senders can configure the format of the tracking report in the Preferences section of Tracking. Users can select from two preformatted reports, or can define their own by selecting the "customized" option. Users may edit existing formats by selecting the desired format and clicking on the Customize button. They may specify the number of rows to be displayed per page by entering the desired number in the field.

Users may choose whether to show information on recipients by package summary or per recipient. Recipient summaries will list only the name of the first recipient or mail list in the To: field with an indication (. . .) if there are more items on the list; received and notified information is totaled across all recipients. Recipient detail lists every recipient specified in the To: field and expands every mail list(2); received and notified fields list the specific date applicable for each recipient. Clicking on Update saves all changes and will return users to the report or page from where they came. If users return to a report, it will be displayed with the new Preferences settings.


                       FIGURE 14;  TRACKING REPORT PREFERENCES
                   [Graphic depicting  Tracking Report Preferences]


     CREATING NEW FORMATS

Users can create a new format by clicking on the Customize button. The Custom Format page allows users to specify a name for the format and to select which fields appear in the report. The Reset button clears the form. Users can click on Update to create the format, and return to the Preferences page with the new format available in the pull down menu. Users may also click on Sort Order to define sorting parameters for the format.

-------------------------------
(2)Mail lists will only be expanded for deliveries that have been processed. Future scheduled deliveries and deliveries in progress will be indicated as such.

                              FIGURE 15;  CUSTOM FORMAT
                          [Graphic depicting  Custom Format]


The Sort Order screen displays the name of the format currently being specified, and displays a series of pulldowns corresponding to the number of fields selected for display in the previous screen. Each pulldown is populated by the specified fields and by the choice "-any-." Using the pulldowns, the user can specify which field to sort by first, then second, then third, etc. The column placement of the fields in the resulting report table correspond to their sort order. Once the order is specified, the user clicks on Create to create the format and return to the Preferences page.


                        FIGURE 16;  CUSTOM FORMAT - SORT ORDER
                   [Graphic depicting  Custom Format - Sort Order]


     PREFORMATTED REPORTS

The preformatted reports are defined to meet the specific needs of various types of users. The Basic format is shown in the two figures above. Listings are sorted by date in reverse chronological order. The Billing Code format displays the billing code and sorts results by billing code and date.

Users may edit existing formats by selecting the desired format and clicking on the Customize button. Editing formats is similar to creating new formats. Forms are Preferred Stock-filled out with existing settings. Bottons at the bottom of the Edit Format page include Sort Order, Update, and Reset. Buttons at the bottom of the Specify Sort order page are Update and Reset.

ACCOUNT MANAGEMENT

The Posta Central Account Management functions are available from the main tool bar button labeled "Account." Account functionality varies with the type of account and the type of user. The Posta server will recognize users' account types and will make the appropriate information and functionality available. All users will be able to view administrative account information on record and change their password. Group account managers can also edit group members' account information as well as create new accounts.

     GROUP ACCOUNT MANAGERS

Group account managers have the most extensive functionality available to them of the three types of users. They are presented with the left hand side navigation of Information, View Members, Add Member, and Help.

     INFORMATION

The Information page will display information about the group account that is stored on the server. Basic account information includes:

     -    the name of the account
     -    type of account
     -    date it was created
     -    date it was last accessed
     - the number of current members out of the maximum allowed (a text link on members allows account managers to view and manage the current member list)
     -    what banner to use on the receive page

Account holder information includes:
     -    name of the manager
     -    e-mail address
     -    company name
     -    address

The basic account information and the account manager information cannot be edited. The group account password can be changed from the same page. The manager must enter the existing password and the desired new password, and must confirm the new password. Clicking on Update allows the manager to submit the new password. There is also a field which informs the manager when the password was last changed. If the password has never been changed, it should present the creation date of the account.

The bottom of the page contains an e-mail link to the post-admin mail account at the server's URL.

                           FIGURE 17;  ACCOUNT INFORMATION
                       [Graphic depicting  Account Information]


Group Account Managers can specify a custom banner for receive pages by clicking "Receive Banner" text link.

The Receive Page Banner page displays the current banner specified. Managers can change the banner by browsing and selecting the new gif file and clicking on the Update button. Once the update button is clicked, the gif is uploaded to and stored on the server. The Manager is presented a recommended specification for the file - gif no larger than 468 x 100 pixels and 12kbs - but the server does not enforce compliance. Once Uploaded, the new gif is displayed on the Receive Page Banner page. managers can click on the "Information" link to go back to the Account Information page. Note that if changes had been made to the Account Information page but had not been submitted before going to the Receive Page Banner page, users must click on Update to submit the changes.

                           FIGURE 18;  RECEIVE PAGE BANNER
                       [Graphic depicting  Receive Page Banner]


     VIEW MEMBERS

Managers can view a list of members by either clicking on the members link within the information page, or on the View Members link in the left hand side column. The View Members page displays the member account names, the member names, the date created, and the date last accessed.

Clicking on the account name allows managers to view and edit member account information, which looks similar to the group account information page. For the fields below, (e) indicates that the information is displayed in a field and can be edited by the account manager. Basic information includes:

     -    group account
     -    member account (e)
     -    date created
     -    date last accessed

Member information:

     -    member name (e)
     -    E-mail address (e)

Managers cannot view the member's password, but can change the password on the member account information page by specifying a new password and confirming it. The date of the last password change (by the manager or by the member) is also displayed. Any changes made to the information on this page can be submitted by clicking on Update. Reset restores the previously stored information.

Member accounts can be completely deleted by clicking on the Delete button. When the member account is Updated or Deleted, the manager is returned to an updated View Members table. Clicking on the member's name brings up an email box Preferred Stock-addressed to the member.

     ADD MEMBERS

Managers can add members by clicking on the Add Member link in the left hand side navigation. They are presented with a form prompting them for the information required to create a member account. The top of the form indicates the Group Account to which the members will be added, and the number of the member out of the maximum total members allowed. The information required includes:

     -    member account name
     -    member's name
     -    member's E-mail address

     -    password (and confirm password)

Clicking on Add will create a new account and will return managers to an updated View Members table. Clicking on Reset will clear the form.

     INDIVIDUAL ACCOUNT HOLDERS

By definition, Individual Accounts have no group members aside from the account holder herself. Therefore, individual account holders do not have member information or functionality. The left hand side navigation includes only Information and help. The information displayed from the account information page is the same as that available from the group account information page without the number of current members.

     MEMBER ACCOUNT HOLDERS

Like individual account holders the member account holders do not have member management functionality. Their left hand side navigation includes only Information and Help. Member account information contains the same data as the member account information page that managers see when they click on the member account link on the View Members page. However, members do not have the ability to edit as many of the fields as the managers do.

Basic information:

     -    group account
     -    member account
     -    date created
     -    date last accessed

Member information:
     -    member name
     -    E-mail address (e)

Members can change their own passwords on the Member account information page. They must enter the current password, the new password, and must confirm the new password.

BILLING

The Billing button on the main tool bar gives users access to billing code management and invoice functionality. Secondary navigation for Billing includes Billing Codes, Add Codes, Invoicing, Preferences and Help.

     BILLING CODES

The first click on the Billing button in the toolbar brings people to Billing Code mode, which displays a table of defined Billing Codes. The top of the table indicates how many code there are total and which ones are currently being viewed (e.g., 1-10 of 24). Billing codes can be up to 25 characters long and can be composed of letters, numbers or charac-ters. Each billing code may have an optional plain English description or name associated with it. In Billing Preferences users can specify whether to sort the billing codes by code or by description, and how many rows to view per page. Next and previous buttons may be necessary to view additional pages of billing codes.

For Group Accounts, there are two levels of billing codes. The group manager maintains a list of codes that can be accessed by all group members. Group members can select their own subset of codes from the group list, for easy access to the codes they personally use most frequently. Members cannot edit or create billing codes; they can only select codes from the list created by the manager and add them to their personal list. In Billing Preferences, members can specify whether to list group or personal billing codes.

                               FIGURE 19; BILLING CODES
                          [Displaying Code and Description]


Clicking on a hot-linked code allows users to edit or delete the code or its description. Users can edit from a pre-filled form and can save changes by clicking Update, which returns them to the billing code table displaying the updated information. Users may also delete codes from this page. Note that because group members cannot edit group billing codes, group billing codes will not be hot-linked if viewed.

     ADD CODES

Group account managers and individual account holders can add to their billing code list by clicking on the Add Codes link in the left-hand side column. Group members can only view and make use of the billing codes created by their account manager. Managers and individual account holders can type a new code and associates optional description in the form provided and click the Add button.

     CREATE INVOICE

Clicking on the Invoicing link on the left hand side allows user to create an invoice. The screen presented is a search screen which allows users to specify which billing code they wish to use for the current invoice. Users must also specify a date range for the invoice. Once the appropriate information is entered, the user clicks "Create" to initiate the query and generate the invoice. "Reset" clears all entries.

The query result is presented in a preformatted Invoice. The invoice indicates the query parameters at the top in the form. The query results are displayed in a table, with the prices of deliveries totaled at the bottom. Like the tracking report, users can specify the invoice format in the Billing Preferences. The subject of each delivery is hot-linked to the delivery detail report (the same one that is accessible from the tracking report).

The "Save to Disk" link at the bottom of the page allows users to export the report data as a tab-delimited ASCII text file. Invoice report preferences (excluding the mark-up rate) are listed in small type at the bottom of the page.

     BILLING PREFERENCES

Billing Preferences allow users to specify preferences that affect billing code management and preferences that affect invoice report formats. Users can choose to display lists by code, or by description. This selection affects what shows up in selection boxes in Send Options and Invoicing. It also affects the presentation of the Billing Codes display table. If display is by billing code, then the first column is billing code. If display is by description, the first column is description. The user can specify how many rows to display per page, format, and the rate per delivery.

MAIL LISTS

Posta Central allows publishers and other users to create and manage Posta distribution lists. Each account holder or group account member can define his/her own personal mail lists.

Mail list functionality is accessible from the main tool bar. Secondary navigation includes Mail list, Create list, Preferences and help.

     MAIL LISTS

The first click on the Mail Lists button on the main tool bar brings users to table listing existing mail lists. The table also presents how many recipients are on each mail list and the date the mail list was most recently modified. Next and previous buttons may exist to navigate between pages of mail lists.

     MAIL LIST PREFERENCES

In Mail List Preferences, users can specify the number of mail lists and the number of addresses to display per page.


                                FIGURE 20; MAIL LISTS
                          [Displaying Group, Size and Date]


Clicking on the hot-linked name of the mail list brings up a Mail List Detail for the selected mail list. The Mail List Detail displays general information about an existing mail list and allows users to view and manage the addresses on them.

The top of the Mail List Detail page displays the name of the mail list in a form which can be edited. To rename the list, the user can change the name in the form and click on the Update button. Users may also delete the entire mail list or add addresses by clicking on the appropriate button.

     VIEW ADDRESSES

The "View Addresses" button allows users to view the mail list addresses. Clicking this button displays the first page of addresses in the list. If necessary, there will be Next and Previous links at the bottom of the table to navigate between multiple pages of addresses.

Users can also view a select set of addresses by specifying a query in the field provided. Users can specify an e-mail address or a portion of an address such as a domain name using the asterisk character as a wild card. Once the query is specified, clicking on View will display a table of matching addresses.

Users can edit or delete individual addresses in the table by clicking on the appropriate address. Users are then presented an edit page with an Update and a Delete button. When the address is updated or deleted, users are returned to an updated Mail List Detail page.

Users can also delete multiple addresses at a time. Clicking on "Delete all items found" will delete all items which matched the query, regardless whether the addresses are not visible on the current page. Once the addresses are deleted, the Mail List Detail page is immediately updated and presented to the user.

     ADD ADDRESSES

Clicking on the Add Addresses button in the Mail List Detail brings users to the Add Addresses page. The name of the current mail list is displayed at the top. The name is also linked to the mail list detail page. Users can add additional addresses by either manually entering them in, by uploading names from an ASCII file, or by merging names from an existing mail list. Once the new addresses are specified, they can be added to the current address list or can replace the current list. After the names are submitted, the users are returned to an updated member detail page with a line at the top confirming the addition or replacement that just occurred.

     CREATE MAIL LISTS

Users can create a new mail list by clicking on the Create list link from the secondary navigation. The Create Mail List page is similar to the Add Addressees page, except that the user is prompted for a name of the mail list. Users can manually enter addresses in the provided text box. Alternatively, users can upload address from an ASCII file or copy addresses from an existing mail list as they would in Add Addresses. However, since users are creating a brand new list, they do not have the option to replace the existing list. Clicking Add will create a mail list with the specified name and addresses. Users are presented with an updated Mail List report, with the new list information included.

QUIT

The button entitle "Quit" at the top of the Posta Central Page allows the user to exist Posta Central. The Account Logout page will open, giving the Posta server URL which can be accessed for the next Posta Central session.

-POSTA DESKTOP
---------------------------------------------------------------------------

Tumbleweed Posta Desktop is a client application which extends the functionality of Posta Central by integrating delivery capabilities into users' desktop environments. Posta Desktop communicates with the Posta server and does not require senders to use a Web browser to initiate deliveries. Functionality beyond the Posta Central includes conversion of documents into PDF, access to address books from some local E-mail packages, and protocols to address internal firewalls. Posta Desktop also allows users to create Posta Drops, dedicated mail slots to specified recipients. The Posta Desktop described herein is available for Windows 95 and Windows NT 4.0.

FIRST TIME USE

The first time the application is launched after installation, the user will be prompted for set up information. Users who already have a Posta account can enter the account name, password, and Posta server. Those who do not have an account must be pointed to a URL where they can create a Posta account.

MAIL APPLICATION WINDOW

Once the Posta account information is configured, launching the Posta Desktop displays the main Posta Desktop application window. The main function of the window is to view the status of and manage Posta Desktop activity. It also serves as a launching paid to reach the various features of Posta. Closing the main application exists the application.

                          FIGURE 21; MAIN APPLICATION WINDOW
                          [Screen showing Recipients Status]


TOOLBAR

The toolbar in the main window provides access to the features of Posta Desktop, described below:

     NEW PACKAGE

Clicking on New Package opens a new Package window (see below) which allows users to initiate a delivery of a document.

     TRACKING, ACCOUNT, BILLING AND MAIL LISTS

These buttons are Internet shortcuts to functionality in the Posta Central. Clicking on the bottons launches the user's Web browser and displays the appropriate page in the Posta Central. Provided there is a valid Posta server address, account, and password configured in the Posta Desktop, no additional login is required in the process.

     SETUP

Opens the Setup dialog where users can specify their Posta server account information and proxy server account information, if necessary to navigate through an internal firewall. Users can also specify whether or not to use a secure connection between the Desktop and the Posta server for transmissions, e.g. file uploads and mail list downloads. By default, this connection will use 40-bit SSL.

Lastly, users can specify to which local address book the Posta Desktop provides access. Users are presented a pulldown menu which allows users to select the "MS MAPI Address Book" or the "Not using Local Address Book" text option. Users may have to specify where the address book is on their system and will be able to browse and select the desired file.

PACKAGE MANAGER

The body of the main application window is a field which lists all packages that have been initiated during a Posta Desktop session. When the application is first launched, the field is empty, as shown in the above figure. As packages are sent, they are listed in the window. The window displays the recipient(s), the subject, and the status of the delivery. The status of the active package is a dynamic percentage of upload completed. Other status labels include "completed,""error," "pending," or "on hold." Packages are listed in reverse processing order. The package currently being processed, is presented in bold font.

Clicking on a package in the package field selects the package. Users may select multiple packages at one time using Control-click. Once a package is selected, the user can use the Package menu to hold, delete, or edit a package. These functions can be accessed from the Package menu.

Hold is only available for packages that are pending and will prevent the package from being processed. The package is held in the queue with a "Hold" status and will remain there until it is deleted or the hold is removed. All packages in the field can be deleted. This prevents a pending package form being processed; a current send will be completely aborted; packages already processed are simply deleted from the window. Editing a package will open the package in a new package window. Users can make edits to the package and re-submit for sending. If a package is edited in transmission, the transmission of the package is aborted, the package is opened in a new address window, and the next pending package begins transmission.

MENUS

     FILE

The File menu contains New, Open and Exit. New and Open have the same functionality as the New Package and Open buttons on the main tool bar.

     EDIT

The Edit menu contains Setup, which serves the same function as the Setup button the main toolbar, and Toolbar, which is a checkmark menu item which allows users to show or hide the toolbar. The Edit menu also contains Select All, which will select all packages in the window, and Clear which will delete all selected packages.

     PACKAGE

The Package menu contains the Hold, Edit, and Delete menu items, which are commands applied to selected packages.

     POSTA CENTRAL

The Posta Central menu items corresponding on the buttons on the toolbar, are Internet shortcuts to services provided in the Posta Central. The items are Tracking, Account, Billing, and Mail Lists.

     HELP

The Help Menu contains Getting Started Guide, Index, and About Posta Desktop. Selecting Getting Started Guide or Index from the delete Menu launches the user's browser and displays a local documentation file which is in HTML.

PACKAGE WINDOW

The Package window allows users to specify the parameter of a particular delivery, including the recipients, the documents, and send options. A new package window is accessible from the main application window by electing File/New or by clicking on the New Package button from the main tool bar. A previously saved Package window can be opened by selecting File/Open or by clicking on the Open button in the toolbar and specifying a Posta Drop file (see below for description).

The Package Window also allows senders to provide the information required to initiate a delivery. Each delivery transaction requires the sender to specify:

     -Recipient(s) of the delivery
     -Document(s) to be delivered

There are two main buttons across the bottom of the window: Save As Posta Drop and Send.


                            FIGURE 22; THE PACKAGE WINDOW
         [Screen displaying Recipient, Priority, Expiration and Notification]


     RECIPIENTS

Senders can specify recipients or mail lists for a given delivery in the To: field of the address window. Each recipient must be specified by an E-mail address, alias or mail list. Senders may type destination addressees into the field directly. Alternatively, they may use the Recipients Window to select names from a local address book or a pre-defined mail list. The window can be accessed by clicking on the To: button.

                             FIGURE 23; RECIPIENTS WINDOW
                        [Screen Showing Recipients/Mail List]


If the user has configured the Posta Desktop to work with a local e-mail address book, the user can select from a pull down menu whether to use addresses form a local address book or Posta mail lists. Selecting Posta Mail Lists and clicking on the Refresh button will populate the list box on the left hand side with the names of the mail lists stored on the server for the Posta account for which the Desktop is configured. Selecting Local Address Book and clicking on the Refresh button will populate the field with addresses from the address book specified in the Preferences dialog.

Users can select items form the left and side scroll box and click the To: button to specify the sections as recipients. Control-click allows selection of multiple items; shift-click selects a range of items. Recipients are presented in the right hand side list box. Recipients in the right hand side list box can be selected and removed by clicking the Remove button.

When the user clicks OK, items in the right hand side field are displayed in the
To: field of the Address Window. Mail lists will have the prefix "list:" prepended to them. Senders can also delete recipient addresses from the To: field of the Package Window. Note: users cannot manipulate either local address books or mail lists from the Posta Desktop; this can only be done from native E-mail application.

     SUBJECT AND MESSAGE

The next two fields in the address window, subject and message, are optional. The sender may type or paste text into these fields to provide recipients context to the document being delivered. The subject will appear in the E-mail notification anon on the HTML user page. The message will appear only in the E-mail notification.

DOCUMENTS

The document field in the address window allows senders to specify any number documents to be sent. There are three ways users can specify documents:

     - Users can click and drag documents from their desktop onto either Posta icon, a Posta Drop icon (see description below), the main application window, or the package window.

     - Clicking the Document button in the Package Window allows the sender to browse local and network directories and select desired documents through the standard open file dialog.

Below the document field, users can specify in what electronic format the file will be sent. The type is defaulted to original file format. Optionally, the user may select Acrobat PDF format, which will attempt to open the application associates with the original file type, load the PDF driver, print the file, and return the PDF file to the Posta Desktop.

     SEND OPTIONS

Each delivery transaction has associated send options. All options default settings which can be changed by the user prior to delivery. Settings can be viewed and edited in the right hand side of the Package window.

     PRIORITY

Users can specify the priority of a delivery as either normal, low, or high, by clicking on the pulldown menu. Priority determines the order the package is processed by the client on the checkbox.

     REQUEST CONFIRMATION

Request confirmation prompts the recipient with a confirmation button on the HTML Posta Receive page. Request confirmation can be selected or de-selected by clicking on the checkbox.

     SECURITY

The security options allow the user to specify different levels of security measures. The user may enter a password into the "Password" and "Confirm Password" fields. If the user enters different passwords into the two fields, the Posta Desktop will prompt the user to enter identical passwords prior to initiating the delivery. If the user enters the name password in each field and then initiates the delivery, the Posta server will then prompt, the recipient for the password prior to enabling the recipient to access the Posta Receive page for the package.

If the user selects the "Encrypt document(s)" checkbox, the Posta server will utilize the Windows NT Server "CryptoAPI" function call to encrypt the file stream that is stored on the Posta server. This encryption will use the underlying private key encryption algorithm and default key length as provided by the Microsoft Windows NT server through its CryptoAPI.

If the user selects the "Require secure connection to receive" checkbox, then the Posta server will verify that the recipient as a web browser that supports a secure connection between the recipient's web browser and the Posta server using Secured Socket Layer (SSL) or Private Communications Technology (PCT). When delivering the Posta Receive page to the recipient's web browser, the Posta server will then require this secure connection capacity to be enabled in the recipient's web browser. Note that this checkbox only addresses the secure connection between the Posta server and the recipient. If the user wishes to create a secure connection between himself and the Posta server, the user must also check the "Use Secure connection" checkbox in the Posta Desktop setup dialog.

     DOCUMENT EXPIRATION

Document Expiration allows users to specify how long a document will remain on the server of r recipient availability. The minimum value is one day and the maximum is one thousand days. Low permissible maximum values can be set within Posta Admin by the Postamaster. For the purposes of this feature, the document will be deleted from the Posta server at the first batch processing event after the number of days specified in the Document Expiration field have passed.

     SCHEDULED NOTIFICATION

Scheduled Notification allows users to specify a future date and time that Posta will notify users of a given delivery. Times will be specified with AM/PM designation.

     BILLING CODES

The Billing code dialog allows users to select an option a billing code from a list associated with the user's account. The behavior of the billing code pulldown list will be similar to Mail Lists in the Address Window in that access to billing codes requires a "Refresh" button to retrieve the list of valid billing codes stored on the server. A Refresh button refreshes the list with the latest billing code list on the server. The default code will be "None".

     SENDING THE DOCUMENT

Once the address window is complete, senders can initiate the delivery by clicking the Send button. Posta will only accept a delivery if both the recipient and the document fields are complete. If the sender is working off-line, sent packages will be queued for sending when and Internet connection is eventually established.

     RESOLVING ADDRESSES

Address without an explicit "@domain" suffix are matched first against current local address book. If addresses are still not matched, they are uploaded to the server as is. The server then attempts to match address with a mail list. If the address is still not matched, the server will append the domain name of the account holder.

A package window may be saved to disk as a Posta Drop document by clicking on the Save As Posta Drop button at the bottom of the window.

POSTA DROPS

Posta Drops are saved delivery parameter which can be utilized on a recurring basis across sessions. From a Package window, senders can create a Posta Drop containing specified send options, an address list, and/or a fixed subject or message. Posta Drops cannot save references to specified documents. To create a Posta Drop, a user can click on the Save As Posta Drop button at the bottom of the window. A dialog box prompts the sender to specify a name for the Posta Drop and a location on the sender's disk to serve the Drop. Once created, the Drop can be accessed for future deliveries.

If a Posta Drop contains an address list, the sender can initiate a delivery using the Posta Drop parameters by clicking and dragging a document icon onto the Posta Drop icon. The document provides the last piece of information required for the delivery, and the send is initiated automatically. In this use scenario, the Posta Drop serves as a dedicated mail cute to a specified recipient. If a sender wishes to modify or confirm the existing send options of the Posta Drop before launching the delivery, clicking and dragging with the control key depressed will open an window with all send parameters displayed. The sender can then modify send parameters or append a message before sending the document.

If only send options are saved on a Posta Drop - i.e., there is no address list provided - clicking and dragging a document onto the Posta Drop will open a package window with the Posta Drop send options and the name of the document specified. The sender must specify a recipient before the document can be sent.

Posta Drops can be opened by double-clicking on the Posta Drop icon or by using the File/Open command from the menu bar of the main application. The Posta Drop will be displayed in a Package Window and can be completed or modified for a delivery. Note if the Posta desktop application is not open, opening a Posta Drop will open the main application window as well as a Package window. Modifications to the Posta Drop can be preserved by clicking on the Save As Posta Drop button and saving over the existing Drop using the same name, or by creating a new Drop with a different name.

If any send options or EXISTING address lists have been modified and the changes have not been saved, the sender will be prompted to save the modifications upon closing the Package window. If a sender wishes to add an address to an existing Posta Drop that did not preciously contain an address list, she can click Save As Posta Drop.


-POSTA RECIPIENT
-------------------------------------------------------------------------------

Posta recipients need an Internet e-mail account, World Wide Web access, and a Web browser in order to receive documents sent through a Posta server. Recipients of a Posta Package receive an e-mail message notifying them of the Posta delivery, including a link to the HTML Posta Receive page. The Posta Receive page contains a link to the files which were sent via Posta.

PROVIDING A PASSWORD

If prompted for a password, the recipient must specify the correct password in the space provided and click on Submit in order to access the Posta Receive page.

CONFIRMING RECEIPT OF THE FILE

If a Confirm button is present on the Posta Receive page, clicking on it will indicate on the Posta server that the Confirm button was activated

ACCESSING THE DOCUMENT

If more than one document is specified on the Receive page, the recipient will open one file at a time by clicking on the file name. After opening each file, clicking the "Back" button the web browser should return to the list of files.

JPEG OR GIF FILES

If the document is in JPEG or GIF format, it will be embedded in the Posta Receive page. To view the document without the Posta Receive page, the recipient can click on the file name in the full browser window, or right-click on the document name in the Posta Receive page and choose "Save As...".

PDF FILES

If the document is in PDF format, and the recipient have installed the appropriate Acrobat Reader plug-in, the document will be embedded in the Posta Receive page. To view the document without the Posta Receive page, the recipient can click on the file name to view the file in the full browser window, or right-click on the document file name in the Posta Receive page and choose "Save As...". If the recipient cannot view the document, the recipient must download the Acrobat Reader plug-in from Adobe Systems, Inc.

OTHER FILE TYPES

For all other document formats, click on the hyperlinked file name as it appears on the Receive page.

If the Posta Server did not receive the information necessary to properly determine the file's MIME type, the file will be downloaded as a binary file of generic type, without an association to the application used to create the file. If the Posta server did receive the information necessary to properly determine the file's MIME type, the file will be downloaded and the Web browser will either prompt the recipient to select an application to read the file, or, if the browser has been pre-configured, will launch the application or plug-in and open the file in it.

                           THE POSTA OPERATING ENVIRONMENT










                         TUMBLEWEED-REGISTERED TRADEMARK- SOFTWARE CORPORATION 2010 Broadway
                         Redwood City, CA  94063
                         www.tumbleweed.com
                         ------------------

                         DOCUMENT VERSION 1.0
                         Copyright 1997 Tumbleweed Software Corp.
                         All Rights Reserved

     -  POSTA SERVER REQUIREMENTS
--------------------------------------------------------------------------

     To install and access the Posta 1.0 server on a computer system, the following is required:

     -    Hardware: PC with Pentium processor or greater
     - System software: Microsoft-Registered Trademark- Windows NETSCAPE-Registered Trademark- 4.0 Server with Service Pack 2 (or higher), TCP/IP networking protocol, and current ODBC driver
     -    Microsoft SQL Server 6.5 with Service Pack 2
     -    64 MB minimum RAM
     -    24 MB minimum hard drive space for Posta Server
     -    500 MB+ minimum hard drive space for SQLO Server device files
     -    400 MB+ minimum hard drive space for Posta data files
     -    Windows NT 4.0-compatible network card
     -    Digital Server Certificate from VeriSign.

   NOTE: It is important to Note that the Posta server software contains an SMTP server and uses the SMTP port on the Windows NT Server. Note that an additional SMTP server cannot use the same port on the same Windows NT Server.

   NOTE: Posta does not require that the Windows NT Server be the primary domain controller for the system. however, if the Posta server is part of a given domain and is NOT the primary domain controller, the appropriate registry entry must be edited after the Posta server has been installed. To do this, the HKEY_LOCAL_MACHINE\SOFTWARE\Tumbleweed\Posta\Server\ Network registry must be changed from:

     "OS Admin Account" = "AdministratorAccountName"
     - to -
     "OS Admin Account" = "DomainName\AdministratorAccountName"

-  POSTA CENTRAL REQUIREMENTS
--------------------------------------------------------------------------

     To access Tumbleweed Posta Central, Posta Central users need the following:

     -    an account on a Posta server
     -    World Wide Web access
     -    a Web browser (such as Netscape Navigator or Microsoft Internet
          Explorer)


   NOTE: To send files from Posta Central, netscape navigator 2.02 (or greater) is currently required. If other Web browsers are used, documents may need to be sent from Posta Desktop.

     Currently most major Web browsers (Netscape Navigator version 2.0.2 or higher, Internet Explorer 3.0 or higher) can be used to access the management and tracking features of Posta Central.

-  POSTA DESKTOP REQUIREMENTS
--------------------------------------------------------------------------

     To send files using Posta Desktop, the following requirements must be met:

     - Hardware: IBM-compatible PC with Intel 486 or Pentium processor or greater.
     -    System software: Windows 95 or Windows NT 4.0
     -    16 Megabytes of RAM on Windows 96, or 32 Megabytes of RAM on NT 4.0
     -    2.5 Megabytes of hard disk space
     -    an Internet connection
     -    TCP/IP networking protocol, properly installed and configured.

NOTE:     Although a web browser is not required to send files via Posta
Desktop, a browser is needed to access Posta Central features such as tracking and billing.

Each Posta Desktop user must have a Posta account in order to access Posta Desktop.

The first time the Posta Desktop is opened, a box will open requesting the account information or the creation of an evaluation account. Click on the enter Account Information button. In the spaces provided, enter the server URL and the Administrator name and password which were specified during Posta installation.

PROXY SERVERS

If the Internet connection is established using one or more proxy servers for a firewall or data caching, Posta Desktop must be configured to work with the proxies as described below.

Microsoft Internet Explorer (MSIE) automatically configures the appropriate information within the Internet Control Panel.

If a browser other than MSIE is being used, the user will need to configure Posta Desktop to work with the proxies via the Proxy Server page in the Setup dialog box. This dialog box is accessible from the toolbar or the Edit/Setup menu in Posta Desktop. In the Proxy Server folder, the "Use Proxy Server" box must be checked and the addresses and ports of the proxy servers must be entered.

In an insecure proxy server is being used, its address must be specified in the "Http" text box. If the system also uses a secure proxy server, the secure proxy's address must be specified in the "Secure" text box. The proxy ports must be typed in the corresponding boxes.

If Netscape Navigator is being used, the proxy server addresses are found using the Network Preferences menu item in the Web browser. The Proxies folder in the Preferences dialog box must be accessed. The Manual Proxy Configuration checkbox and the View button must be clicked. The dialog box which opens will list the proxies which exist on the system.

SECURE CONNECTION

To secure the files as they travel to and from the Posta server, a secure Internet connection (such as SSL) must be used. Within Posta Desktop, to connect using a secure connection to the Posta server, Use Secure Connection must be selected on the Account Info page, accessible by the Setup button in the main application window. To require usage of a secure connection on the recipient's desktop, the "Require secure connection to receive" option in the Package window must be selected.

Within Posta Central, to connect using a secure connection between the Web and the Posta server, the URL of the Posta Central Pages Must begin with "https".
To require usage of a secure connection on the recipient's desktop, the "Require secure connection to receive" checkbox on the Options page must be checked when sending files.

Note that the recipient must have a browser that supports a secure connection to receive a secured document.

                                 [        *         ]













[*] Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission. The confidential portion omitted here consists of 187 pages.

                                      EXHIBIT B

                                 EXHIBIT B - PHASE II






















                         TUMBLEWEED-REGISTERED TRADEMARK- SOFTWARE CORPORATION 2010 Broadway
                         Redwood City, CA  94063
                         www.tumbleweed.com

                         DOCUMENT VERSION 1.0
                         Copyright 1997 Tumbleweed Software Corp.
                         All Rights Reserved

                                 [        *         ]


























[*] Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission. The confidential portion omitted here consists of 27 pages.

                                      EXHIBIT C

                           EXHIBIT C - INTERFACE GUIDELINES





















                         TUMBLEWEED-REGISTERED TRADEMARK- SOFTWARE CORPORATION 2010 Broadway
                         Redwood City, CA  94063
                         www.tumbleweed.com

                         DOCUMENT VERSION 1.0
                         Copyright 1997 Tumbleweed Software Corp.
                         All Rights Reserved

                                 [        *         ]








[*] Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission. The confidential portion omitted here consists of 13 pages.

                                      EXHIBIT D

Exhibit D

Implementation Schedule

     DATE                                         MILESTONE

                                 [        *         ]


























[*] Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                                      EXHIBIT E

                                      EXHIBIT E

                                END USER LICENSE TERMS


United Parcel Service General Services Co. ("UPS") grants to the end-user ("Customer"), under the terms and conditions set forth herein and for so long as Customer has a valid Messaging Service account and is not in breach of this Agreement, a personal, non-exclusive and non-transferable right to use (i) all computer programs, in any form, provided to the Customer in connection with the Messaging Service (in object code form only), and all updates, enhancements and modifications thereto which are provided to the Customer; and (ii) all user documentation including manuals, handbooks and other written materials relating to such programs which are provided to the Customer (together referred to as the "Software"). Customer shall not use the Software for any purpose other than in connection with Messaging Service transactions.

          1. All title and ownership rights in the Software remain with UPS and its licensors. Additional copies of the Software must contain the copyright and proprietary notices which are furnished with the original. Customer may not attempt to disable or bypass any functionality or time-limitation mechanisms of the Messaging Service or Software, nor decompile, disassemble, reverse engineer, reverse compile or otherwise reduce the Software to human readable form without prior written consent of UPS; PROVIDED, HOWEVER, that, notwithstanding anything contained herein to the contrary, UPS's authorization shall not be required where reproduction of the Software and translation of its form are indispensable in the European Union to obtain the information necessary to achieve the interoperability of the Software with other programs, provided that: (A) these acts are performed by the Customer or by another person having a right to use a copy of the Software, or on their behalf by a person authorized to do so; (B) the information necessary to achieve interoperability has not previously been readily available to the persons referred to in subparagraph (A); and (C) these acts are confined to the parts of the Software which are necessary to achieve interoperability.

          2. UPS warrants that the Software provided by it will perform substantially in accordance with applicable written product specifications provided by UPS to Customer at the time of delivery for a period of
     [     *     ] from the date of delivery. UPS does not warrant that
     Customer's use of the Software will be uninterrupted or error-free. Customer's sole remedy shall be replacement of the Software. UPS MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN FACT OR IN LAW,


---------------

        [*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

     INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR TITLE.

          3. IN NO EVENT WILL UPS OR ANY OF ITS LICENSORS BE LIABLE FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY PENALTIES OR DAMAGES (INCLUDING LOST PROFITS, OR PENALTIES AND/OR DAMAGES FOR DELAY IN DELIVERY OR FAILURE TO GIVE NOTICE OR DELAY), EVEN IF UPS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMER AGREES THAT ANY LIABILITY OF UPS HEREUNDER FOR DAMAGES, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED US$10.00.

          4. UPS may terminate this License Agreement after giving written notice to Customer of its failure to satisfy any of its obligations hereunder if Customer then fails to begin taking corrective action within fifteen (15) days after receiving such notice and to resolve such failure within thirty (30) days after receiving such notice. Upon such termination, Customer shall cease all use of all copies of the Software which it received hereunder. In addition, UPS can terminate Customer's right to use the Software in the event Customer ceases to do business or becomes bankrupt. If UPS terminates this Agreement, Customer agrees to return to UPS all copies of the Software, including all copies or partial copies.

          5. Any change to this License Agreement must be in writing, signed by both parties. Interpretation of this License Agreement will be governed by the laws of the State of Georgia, excluding (i) its conflicts of law principals; (ii) the United Nations Convention on Contracts for the International Sale of Goods; (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods; and (iv) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

          6. No rights or licenses with respect to the Software, the names, trademarks, service marks or logos of UPS or any of its licensors, or any other of the intellectual property rights of UPS or any of its licensors, or with respect to rights to offer services provided by the Software to third parties, are granted or deemed granted hereunder or in connection herewith, other than those rights to use the Software which are expressly granted in this Agreement.

          7. The Software is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" or "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). If the Customer is a unit or agency of the United States Government, then the United States Government's rights with respect to the Software are limited by the terms of this Agreement, consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), as applicable.

          8. This Agreement is the complete and exclusive statement of the agreement between UPS and Customer, and this Agreement supersedes any prior proposal, agreement, or communication, oral or written, pertaining to the subject matter of this Agreement.

          9. Customer shall comply with all applicable United States export control laws and regulations, and will obtain any export and/or re-export authorizations required under the Export Administration Regulations of the U.S. Department of Commerce and other relevant regulations controlling the export of the Software or related technical data.



(K:\78900.ups\97649.tum\agmts\Exhibits.wpd)

                                  Exhibit F

                                  EXHIBIT F

                        SOURCE CODE ESCROW AGREEMENT

     This Agreement is made and entered into as the ___ day of _______, 199__, by and between Tumbleweed Software Corporation, a California corporation with offices at 2010 Broadway Street, Redwood City, California 94063 (hereinafter "Tumbleweed"); United Parcel Service General Services Co., a Delaware corporation with offices at 55 Glenlake Parkway, Atlanta, Georgia 30328 (hereinafter "UPS"); and Data Securities International, a Delaware corporation with offices at 9555 Chesapeake Drive, San Diego, California 92123 (hereinafter "Escrow Agent").

                                  WITNESSETH:

     WHEREAS, Tumbleweed and UPS have entered into a Software License, Development and Maintenance Agreement more particularly described below pursuant to which Tumbleweed has agreed to license to UPS, its Affiliates, and certain other third parties certain proprietary computer programs in object code form; and

     WHEREAS, Tumbleweed and UPS have agreed to place the source code corresponding to such computer programs in escrow to be released to UPS upon breach of certain obligations of maintenance and support of such programs undertaken by Tumbleweed, or upon the occurrence of certain other events described herein;

     NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                                  Section 1
                                 DEFINITIONS

     For the purposes of this Agreement, in addition to definitions set forth elsewhere in this Agreement, the definitions set forth in this Section shall apply to the respective capitalized terms immediately preceding each definition. Other capitalized terms shall have the meanings set forth in the License Agreement.

               1.1 "AGREEMENT." This Source Code Escrow Agreement, including any exhibits, addenda, amendments and modifications hereto.

               1.2 "INSOLVENCY EVENT." Any one or more of the following: (1) Tumbleweed's admission in writing of its inability to pay its debts generally as they become due, or (2) a general assignment for the benefit of creditors by Tumbleweed; or (3) voluntary institution of proceedings by Tumbleweed to be adjudicated as bankruptcy; or (4) Tumbleweed's consent to the filing of a petition of bankruptcy against it; or (5) adjudication of Tumbleweed by a court of competent jurisdiction as being bankrupt or insolvent; or (6) Tumbleweed's application for reorganization under any bankrupt act or law, or Tumbleweed's consent to the filing of a petition seeking such a reorganization; or (7) the entry of a decree against Tumbleweed by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of Tumbleweed's property or providing for the liquidation of Tumbleweed's property or business.

               1.3 "LICENSE AGREEMENT." The Software License, Development and Services Agreement entered into by the parties as of the 19th day of December, 1997, pursuant to which Tumbleweed has agreed, INTER ALIA, to license the Software to UPS.

               1.4 "SUPPORT SERVICES." All warranty, maintenance (customer support), error correction, installation, and other technical assistance respecting the Software required to be performed by Tumbleweed pursuant either to Section 9 of the License Agreement or to any software maintenance agreement(s) then in effect between the parties and that has replaced the provisions of Section 9 of the License Agreement.

                                  Section 2
                 PURPOSE OF AGREEMENT; DEPOSIT OF SOURCE CODE

               2.1 DEPOSIT OF SOURCE CODE. The deposit of Source Code and the expanded license thereof to UPS pursuant to Section 11(e) of the License Agreement are intended to provide assurance to UPS of access to, and the right to use, the Source Code in the event, INTER ALIA, that Tumbleweed fails to provide Support Services as required under the License Agreement or any software maintenance (customer support) agreement respecting the Software. In connection therewith, Escrow Agent agrees to accept from Tumbleweed and Tumbleweed agrees to deposit with Escrow Agent, within the time frames set forth in
          Section 11(b) of the License Agreement, a copy of the Source Code. Tumbleweed will furnish to Escrow Agent a list describing all Source Code so deposited. Such description will be supplemented and updated by Tumbleweed with each subsequent deposit of Source Code. For each deposit, Escrow Agent will issue receipts to Tumbleweed.

               2.2 UPDATE AND MAINTENANCE OF SOURCE CODE. During the term of this Agreement, Tumbleweed shall keep the Source Code in escrow fully current by depositing a copy of the Source Code corresponding to each and every Enhancement to the Software licensed to UPS from time to time, such deposits to be completed within the time frames set forth in Section 11(b) of the License Agreement.

               2.3 VERIFICATION AND TESTING OF SOURCE CODE. UPS shall have the right to inspect, compile, test and review the Source Code at the time of the initial deposit and at the time of each subsequent deposit of the Source Code in escrow, and from time to time thereafter, to verify that it corresponds to the Software, provided Tumbleweed is given written notice to such verification and testing of the Source Code and provided Tumbleweed is given the right to supervise the verification, testing and security of the Source Code. Escrow Agent shall permit such inspections and testing of the same promptly upon request. Such inspections and testing shall be at UPS's expense and shall be conducted at Tumbleweed's premises or at such other location as Tumbleweed may approve, which approval shall not be unreasonably withheld.

                                  Section 3
                            TITLE TO SOURCE CODE

     Title to the Source Code shall remain in Tumbleweed, but title to the media upon which the Source Code is stored to be deposited in escrow hereunder shall pass to, and vest in, Escrow Agent immediately upon delivery, and in the event the Source Code shall be delivered to UPS pursuant hereto, title to the media upon which the Source Code is stored shall thereupon pass to and vest in UPS. Notwithstanding it ownership of a copy of the Source Code in such event, UPS shall remain subject to the terms of the license granted pursuant to Section 11(e) of the License Agreement with respect to the Use thereof.

                                  Section 4
                        RELEASE OF SOURCE CODE TO UPS

     4.1 NOTICE OF DEFAULT; RIGHT TO CURE. If UPS shall conclude in good faith that a release event set forth in Section 11(a) of the License Agreement has occurred (including Tumbleweed's failure in any material respect to provide any Support Services that it is obligated to provide, and such failure has resulted in UPS's inability to use any of the major functional components of the Software), it shall so notify Tumbleweed in writing (the "Initial Notice").
Such notice shall describe such failure in reasonable detail. A copy of such Initial Notice shall be simultaneously delivered to Escrow Agent. For a period of twenty (20) days after receipt of such Initial Notice, Tumbleweed shall have the right to cure the identified failure. In the event that, at the conclusion of such cure period, UPS shall conclude in good faith that the identified failures have not been cured, UPS may so notify both Tumbleweed and Escrow Agent in writing and demand that Escrow Agent release the Source Code to UPS (the "Final Notice"). Notwithstanding the foregoing, in the event that the release event is an Insolvency Event, and in connection therewith, Tumbleweed or its trustee or receiver rejects the License Agreement, UPS shall not be obligated to provide the Initial Notice, and the initial notification by UPS shall be deemed to constitute a Final Notice.

     4.2 DISPUTE BY TUMBLEWEED. If Tumbleweed disputes UPS's determination that the identified failure occurred and has not been cured following the expiration of the allowed period. Tumbleweed may so notify Escrow Agent and UPS in writing within four (4) business days after receipt of UPS's Final Notice demanding release of the Source Code. Failure of Tumbleweed to give timely notice of such an objection shall conclusively establish its consent to the release of the Source Code to UPS hereunder, whereupon Escrow Agent shall promptly release a copy of the Source Code to UPS. In the event of a dispute, Escrow Agent will continue to store the Source Code without release, pending (a) joint instructions from UPS and Tumbleweed, (b) resolution pursuant to Section 5, or (c) order of a court.

     4.3 INJUNCTIVE RELIEF. Tumbleweed and UPS acknowledge and agree that UPS may suffer irreparable harm to its business and operations in the event that release of the Source Code to UPS pursuant to the terms hereof is wrongfully delayed by Tumbleweed, and that UPS may petition for injunctive relief to prevent Tumbleweed from seeking to delay such release.

                                  Section 5
          ARBITRATION OF DISPUTES RESPECTING RELEASE OF SOURCE CODE

     5.1 ARBITRATION OF DISPUTES. In the event of any dispute respecting release of the Source Code under Section 4 hereof, representatives of Tumbleweed and UPS shall meet no later than five (5) days after delivery of Tumbleweed's notice objecting to such release and shall enter into good faith negotiations aimed at curing the deficiencies alleged to exist. If such persons are unable to resolve the dispute in a satisfactory manner within the next five (5) days, either Tumbleweed or UPS may seek binding arbitration in accordance with the terms of this Section 5.

     5.2 ARBITRATION PROCEDURE. Upon receipt by Escrow Agent of written notice by Tumbleweed or UPS calling for arbitration with respect to any dispute respecting release of the Source Code under Section 4 hereof, the matter shall be submitted to binding arbitration. Such arbitration shall be conducted under the commercial rules then prevailing of the American Arbitration Association, by a single arbitrator appointed by the American Arbitration Association. Insofar as possible, such arbitrator shall be, at the time of his selection, a partner or manager of a national or regional accounting firm (including the information processing affiliates thereof) not regularly employed by Tumbleweed or UPS, and such arbitrator shall be required to have substantial experience in the field of computer software technology and licensing. The sole issue for arbitration shall be whether Tumbleweed has failed in any material respect to provide any Support Services that it is obligated to provide, in accordance with the terms of the applicable agreement. If the arbitrator shall so determine, he shall forthwith so notify the parties, and Escrow Agent shall forthwith deliver the Source Code to UPS. The decision of the arbitrator shall be final and binding on Tumbleweed and UPS and may be entered and enforced in any court in competent jurisdiction of either party.

     5.3 COSTS OF ARBITRATION. The prevailing party in the arbitration proceedings shall be awarded reasonable attorney fees, expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrator for good cause determines otherwise.

                                  Section 6
                            LICENSE OF SOURCE CODE

     6.1 LICENSE. In the event that the Source Code shall be delivered out of escrow to UPS pursuant to the terms of this Agreement, UPS shall be licensed by Tumbleweed, and Tumbleweed does so hereby license UPS subject to such condition, to use the Source Code pursuant to the expanded license terms set forth in
Section 11(e) of the License Agreement.

     6.2 CONFIDENTIALITY UNDERTAKING. UPS shall treat and preserve the Source Code as a Trade Secret of Tumbleweed in accordance with the terms of Section 10 of the License Agreement, and in no event shall UPS's treatment be less secure than that of UPS's own propriety source code of similar importance.

                                  Section 7
                             FEES OF ESCROW AGENT

     7.1 Tumbleweed shall pay to Escrow Agent, annually in advance during the term hereof, the fees of Escrow Agent at the rate prescribed on the attached Exhibit B for its performance of services hereunder.

                                  Section 8
                  LIMITATION ON OBLIGATIONS OF ESCROW AGENT

     8.1 LIMITED DUTY OF INQUIRY. Escrow Agent shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates, or other documents required or otherwise provided hereunder, and it shall be entitled to assume that the signatures on such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to execute the same, and that all actions necessary to render any such documents binding on the party purporting to be executing the same have been duly undertaken. Without limiting the foregoing, Escrow Agent may, in its discretion, require from Tumbleweed or UPS additional documents that it deems to be necessary or desirable to aid in the course of performing its obligations hereunder.

     8.2 RIGHT TO INTERPLEADER. Notwithstanding any other provision of this Agreement, in the event Escrow Agent shall receive conflicting demands from Tumbleweed and UPS respecting release of the Source Code to UPS hereunder, Escrow Agent may, in its sole discretion, file an interpleader action with respect thereto in any court of competent jurisdiction.

     8.3 RELEASE AND INDEMNIFICATION OF ESCROW AGENT. Tumbleweed and UPS, severally, do hereby release Escrow Agent from any and all liability for losses, damages, and expenses (including attorney fees) that may be incurred on account of any action taken by Escrow Agent in good faith pursuant to this Agreement, and such parties do hereby severally indemnify Escrow Agent and undertake to hold harmless Escrow Agent from and against any and all claims, demands, or actions arising out of or resulting from such performance by Escrow Agent under this Agreement.

                                  Section 9
                  CONTINUED ABILITY TO PERFORM OBLIGATIONS

     The parties hereto respect and warrant that they have full power and authority to undertake the obligations set forth in this Agreement and that they have not entered into, nor will they enter into, any other agreements that would render them incapable of satisfactorily performing their respective obligations hereunder or that would place them in a position of conflict of interest or be inconsistent or in conflict with their respective obligations hereunder.

                                  Section 10
                              TERM OF AGREEMENT

     The term of this Agreement shall commence on the effective date hereof and shall continue until the Source Code shall be transferred to UPS pursuant to the terms hereof, or, if such transfer shall not have so occurred, this Agreement shall terminate and the Source Code shall be returned to Tumbleweed upon the expiration of the License Agreement, including any renewals of the term thereof.

                                  Section 11
                                MISCELLANEOUS

     11.1 COMPLIANCE WITH LAWS. The parties hereto agree that they will comply with all applicable laws and regulations of governmental bodies or agencies in their respective performance of obligations under this Agreement.

     11.2 NO UNDISCLOSED AGENCY; NO ASSIGNMENT. Each party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party. Escrow Agent may not assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties hereto. Neither Tumbleweed nor UPS may assign its respective rights or delegate its respective duties hereunder except in connection with a permitted assignment and delegation of such party's respective rights and duties under the License Agreement. Notwithstanding any substitution of a new escrow agent, all other terms of this Agreement shall remain in effect.

     11.3 NOTICES. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be given by personal service, UPS Next Day Air, telecopy, or by United States certified mail, return receipt requested, postage prepaid to the addresses set forth below, or such other address as changed through written notice to the other party.

          If to UPS:

               United Parcel Service
               55 Glenlake Parkway
               Atlanta, Georgia  30328
               Attn:  Joseph R. Moderow
               Telecopy: (404) 828-6619

               With a copy to Joe Pyne (same address); Telecopy: (404) 828-6619

          If to Tumbleweed:

               Tumbleweed Software Corp.
               2010 Broadway Street
               Redwood City, California  94063
               Attn:  President
               Telecopy:  (650) 369-7197

          If to Escrow Agent:

               DSI
               Contract Administration

               Suite 200
               9555 Chesapeake Drive
               San Diego, CA  92123
               Facsimile:  (619) 694-1919

Notice given by personal service shall be deemed effective on the date it is delivered, notice sent by UPS Next Day Air shall be deemed effective one Business Day after dispatch, notice given by telecopy shall be deemed effective on the date of transmission, and notice mailed shall be deemed effective on the third Business Day following its placement in the mail.

     11.4 GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the laws of the State of New York, excluding its conflict of law rules.

     11.5 NO WAIVER. No party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party or parties of any of the provisions of this Agreement. Further, the waiver by any party of a particular breach of this Agreement by any other party shall be construed as or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

     11.6 FORCE MAJEURE. No party shall be in default if failure to perform any obligation hereunder is caused solely by supervising conditions beyond such party's control, including acts of God, civil commotion, strikes, labor disputes, or governmental demands or requirements.

     11.7 PARTIAL INVALIDITY. If any part, term, or provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected thereby.

     11.8 COMPLETE STATEMENT OF AGREEMENT. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement respecting the subject matters hereof, and supersedes all proposals (oral and written), understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:

Tumbleweed Software Corp.           United Parcel Service General Services Co.

By:                                 By:
   ------------------------------      ----------------------------------------
Title:                              Title:
      ---------------------------         -------------------------------------
Date:                     , 199     Date:                               , 199
     ---------------------     --        -------------------------------     --


Data Securities International, Inc.

By:
   ------------------------------
Title:
      ---------------------------
Date:                     , 199
     ---------------------     --

(K:\78900.ups\97649.tum\agmnts\Exhibits.wpd)

                                  EXHIBIT G

                                  EXHIBIT G

                         MARKETING AND SALES SUPPORT


                                  [   *   ]





---------------

          *Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission. The confidential portion omitted here consists of 2 pages.

                                  Exhibit H

                                 [Reserved]

                                  EXHIBIT I


                      SERVER SOFTWARE SUBLICENSE TERMS
                      --------------------------------


Any agreement between UPS and any Server Sublicensee shall contain rights consistent with those enumerated in the Agreement, except that the agreement must also include terms at least as protective of Tumbleweed's interests in the Server Software and Custom Server Software (collectively, the "Server Software") and in the Client Software and Custom Client Software (collectively, the "Client Software" which, with the Server Software, is collectively referred to herein as the "Software") as the following:

     1. RESTRICTIONS. The license grant to use the Server Software and reproduce and distribute the Client Software is not transferable, assignable or sublicenseable. Server Sublicensee shall not, nor shall it authorize a third party to, decompile, reverse engineer or disassemble the Software except where such conduct is explicitly permitted under local law. Server Sublicensee agrees to pay all required licensing fees and not to exceed the scope of the licenses granted under the Agreement. Server Sublicensee acknowledges and agrees that Tumbleweed may, at any time without notice, incorporate license management software into the Server Software to prevent Server Sublicensee from exceeding the scope of its license. Neither UPS nor Tumbleweed has provided any license of its trademarks to Server Sublicensee.

     2. OTHER RESTRICTIONS. Server Sublicensee shall retain any End User license agreements included with the Client Software. Server Sublicensee shall not remove, modify or obscure any proprietary rights notices in the Software or logos or trademarks displayed in the Software or any documents automatically generated by it. Server Sublicensee shall not distribute, in connection with the Software or in the performance of reselling messaging services, any viruses, trojan horses, worms, time bombs, cancelbots or other programs containing computer programming defects which are intended to damage or detrimentally interfere with a user's system or data.

     3. OWNERSHIP. Except as otherwise provided in this Agreement, UPS and its suppliers (including, without limitation, Tumbleweed) shall retain all rights, title and interest in and to all copyrights, trademarks, trade secrets, patents and all other industrial and intellectual property embodied in or appurtenant to the Software. There are no implied licenses under this Agreement, and any rights not expressly granted to Server Sublicensee hereunder are reserved by UPS or its suppliers.

     4. AUDIT RIGHTS. Server Sublicensee will keep for 3 years proper records and books of account relating to Server Sublicensee's activities regarding the Software. Once every 12 months, UPS or its designee may inspect such records to verify Server Sublicensee's statements. Any such inspection will be conducted on Server Sublicensee's office in a manner that does not unreasonably interfere with Server Sublicensee's business activities. Server Sublicensee shall immediately make any overdue payments disclosed by the audit. Such inspection shall be at UPS's expense; PROVIDED, HOWEVER, if the audit reveals overdue payments in excess of 5% of the payments owed to date, Server Sublicensee shall immediately pay the cost of such audit, and UPS may conduct another audit during the same 12 month period. Server Sublicensee will make available to UPS all relevant records, including but not limited to all records relating to activities outside of the United States.

     5. DISCLAIMER OF WARRANTY; NO PASS THROUGH. UPS shall be responsible for any warranties extended to Server Sublicensee regarding the Software, except that UPS shall have the right to pass through to Server Sublicensee the proprietary rights indemnification of Tumbleweed, as set forth in Section 14(a) of the Agreement. TUMBLEWEED AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. Server Sublicensee shall make no warranties to End Users on behalf of UPS or its suppliers.

     6. SERVER SUBLICENSEE'S INDEMNITY. Server Sublicensee shall indemnify UPS and its suppliers against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which any of them may incur as a result of claims in any form by third parties, including End Users, based upon (i) any representations made by Server Sublicensee to such third parties which are not supported by the Documentation and/or any other information or materials supplied by UPS and/or its suppliers, or (ii) any acts committed by Server Sublicensee's End Users during the course of their use of the Software.

     7. LIMITATIONS ON LIABILITY. EXCEPT FOR ANY BREACHES OF SECTIONS RELATING TO LICENSE GRANTS OR CONFIDENTIALITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (WHETHER FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN. EXCEPT FOR TUMBLEWEED'S INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL TUMBLEWEED'S LIABILITY TO SERVER SUBLICENSEE EXCEED THE AMOUNTS ACTUALLY RECEIVED BY TUMBLEWEED ATTRIBUTABLE TO SERVER SUBLICENSEE.

     8. GENERALLY. At its own expense, Server Sublicensee shall comply with all applicable laws, regulations, rules, ordinances and orders regarding its activities related to this Agreement. Without limiting the foregoing:

          (a) Server Sublicensee shall fully comply with the relevant export administration and control laws and regulations, as same may be amended from time to time, to ensure that the Software is not exported (directly or indirectly) in violation of United States law.

          (b) Server Sublicensee shall comply with the U.S. Foreign Corrupt Practices Act and shall not make any payments to third parties which would cause UPS (or any of its suppliers) or Server Sublicensee to violate such laws.

     9. GOVERNMENT END USERS. The Software is a "commercial item," consisting of "commercial computer software" and "commercial computer software documentation," and is provided to the U.S. Government only as a commercial end item.


(K:\78900.ups\97649.tum\agmnts\Exhibits.wpd)